 As filed with the Securities and Exchange Commission on September 2, 1999

                                                 Registration No. 333-84801
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                               OPEN MARKET, INC.
             (Exact name of registrant as specified in its charter)

                                --------------

         Delaware                     7372                   04-3214536
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number)     Identification)
   of incorporation or
   organization Number)

                                --------------

        One Wayside Road, Burlington, Massachusetts 01803 (781) 359-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                                Gary B. Eichhorn
                     President and Chief Executive Officer
                               Open Market, Inc.
                                One Wayside Road
                        Burlington, Massachusetts 01803
                                 (781) 359-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
         Jeffrey N. Carp, Esq.                   Mark J. Macenka, Esq.
           Hale and Dorr LLP                Testa, Hurwitz & Thibeault, LLP
            60 State Street                         125 High Street
      Boston, Massachusetts 02109             Boston, Massachusetts 02110
       Telephone: (617) 526-6000               Telephone: (617) 248-7000
        Telecopy: (617) 526-5000                Telecopy: (617) 248-7100

                                --------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the merger agreement (described in the joint proxy statement/prospectus herein) are met or waived.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]












                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       Sources of Additional Information

    This joint proxy statement/prospectus incorporates important business and financial information about Open Market that is not included or delivered with this document. Such information is available without charge to Open Market and FutureTense stockholders upon written or oral request. Contact Open Market at One Wayside Road, Burlington, Massachusetts 01803, attn.:
 Eric J. Pyenson, Secretary. Open Market's telephone number is (781) 359-
 3000.

    To obtain timely delivery of requested documents prior to the special meeting of Open Market stockholders or the special meeting of FutureTense stockholders, you must request them no later than October 6, 1999, which is five business days prior to the date of such meetings.

    Also see "Where You Can Find More Information" in this joint proxy statement/prospectus.

                        SPECIAL MEETING OF STOCKHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Open Market and FutureTense:

   The board of directors of Open Market, Inc. and FutureTense, Inc. have approved a merger agreement that will result in FutureTense becoming a wholly-owned subsidiary of Open Market.

   If the merger is completed:

  . Open Market stockholders will continue to own their existing shares of Open Market common stock;

  . each share of FutureTense Series A preferred stock, Series B preferred stock and Series C preferred stock you own will be converted into five shares of FutureTense common stock;

  . each share of FutureTense Series D preferred stock you own will be converted into one share of FutureTense common stock; and

  . it is estimated that each share of FutureTense common stock you own, including the shares issued upon the conversions described above, will be exchanged for between .3590 and .4011 shares of Open Market common stock.

   The shares of Open Market common stock to be issued to holders of FutureTense stock will be determined by a conversion formula. It is estimated that FutureTense stockholders will receive between 6,800,000 and 7,700,000 shares of Open Market common stock in the merger, or between 18.85% and 21.34% of the issued and outstanding shares of Open Market common stock following the merger. A vote in favor of the merger agreement or the related issuance of Open Market common stock will be effective whether or not the actual shares of Open Market common stock to be issued in the merger or the actual conversion ratio falls within the ranges described above. Open Market common stock is quoted on the Nasdaq National Market under the symbol "OMKT".

   The merger cannot be completed unless FutureTense's stockholders approve the merger agreement and Open Market stockholders approve the issuance of Open Market common stock pursuant to the merger agreement. We have scheduled special meetings for you to vote on the merger agreement and the related issuance of shares of Open Market common stock. The exact conversion formula will not be determined by the date of the special meetings. Whether or not you plan to attend a special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Your vote is very important.

   At the Open Market special meeting, you will also be asked to approve the adoption of the 1999 Stock Incentive Plan.

      For Open Market stockholders:           For FutureTense stockholders:

          October 13, 1999                        October 11, 1999
          10:00 a.m. local time                   10:00 a.m. local time
            Hale and Dorr LLP                Testa, Hurwitz & Thibeault, LLP
             60 State Street                         125 High Street
       Boston, Massachusetts 02109             Boston, Massachusetts 02110

   This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In particular, please see the section entitled "Risk Factors" on page 6 of this document for a discussion of risks associated with the merger.

             Gary B. Eichhorn                       Ronald J. Matros
  President and Chief Executive Officer       President and Chief Executive
            Open Market, Inc.                            Officer
                                                    FutureTense, Inc.


 Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Open Market common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

           Joint Proxy Statement/Prospectus dated September   , 1999

        First mailed to stockholders on or about September 13, 1999

                               Open Market, Inc.
                                One Wayside Road
                        Burlington, Massachusetts 01803
                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held On October 13, 1999
                               ----------------

To the Stockholders of Open Market:

   A special meeting of stockholders of Open Market, Inc., a Delaware corporation, will be held on Wednesday, October 13, 1999, at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, for the following purposes:

  1.To consider and vote upon a proposal to approve the issuance of up to an estimated maximum of 7,700,000 shares of Open Market common stock to FutureTense stockholders as contemplated by the agreement and plan of merger, dated as of July 14, 1999, among Open Market, OM/SA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Open Market, and FutureTense, Inc., a Delaware corporation, pursuant to which OM/SA Acquisition Corporation will be merged with and into FutureTense, with FutureTense being the surviving corporation. If this proposal is approved, outstanding FutureTense stock options will be assumed by Open Market and will convert into options to purchase up to an additional estimated maximum of 1,332,367 shares of Open Market common stock at various exercise prices.

  2. To consider and vote upon a proposal to approve the 1999 Stock Incentive Plan.

  3.To transact such other business as may properly come before the Open Market special meeting or any adjournment or postponement of the Open Market special meeting, including without limitation, potential adjournments or postponements of the Open Market special meeting for the purpose of soliciting additional proxies in order to approve the proposed issuance of Open Market common stock in connection with the merger.

   Open Market's board of directors has approved the merger and the merger agreement and recommends that you vote FOR approval of the proposed issuance of Open Market common stock in the merger. A vote in favor of the proposed issuance of Open Market common stock will be effective whether or not the actual shares of Open Market common stock to be issued in the merger exceeds 7,700,000 shares. We have described the proposal in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus. Open Market's board of directors has also adopted the 1999 Stock Incentive Plan and recommends that you vote FOR approval of the 1999 Stock Incentive Plan.

   The close of business on September 7, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Open Market special meeting or any adjournment or postponement of the meeting. Only holders of record of Open Market common stock at the close of business on the record date may vote at the Open Market special meeting.

   The affirmative vote of the holders of a majority of the shares of Open Market common stock present in person or represented by proxy at the Open Market special meeting is required to approve the proposed issuance of shares of Open Market common stock in the merger and the proposed 1999 Stock Incentive Plan.

   All holders of Open Market common stock are cordially invited to attend the Open Market special meeting in person. However, to ensure your representation at the Open Market special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the Open Market special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of the issuance of Open Market common stock in connection with the merger. If you fail to return a properly executed proxy card or vote in person at the Open Market special meeting, the effect will be a vote against the proposed issuance of Open Market common stock in the merger.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as each of the items being considered by the stockholders at the Open Market special meeting.

Burlington, Massachusetts                            Eric J. Pyenson
                                                        Secretary
September 13, 1999

THE BOARD OF DIRECTORS OF OPEN MARKET RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED ISSUANCE OF OPEN MARKET COMMON STOCK IN THE MERGER.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                  FutureTense
                                 43 Nagog Park
                           Acton, Massachusetts 01720
                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held On October 11, 1999
                               ----------------

To the Stockholders of FutureTense:

   A special meeting of stockholders of FutureTense, a Delaware corporation, will be held on Monday, October 11, 1999, at 10:00 a.m., local time, at Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, for the following purposes:

  1. To approve and adopt the agreement and plan of merger, dated as of July 14, 1999, among Open Market, Inc., a Delaware corporation, OM/SA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Open Market, and FutureTense, that will result in FutureTense becoming a wholly-owned subsidiary of Open Market.

  2. To approve the appointment of Jarrett Collins, currently a director of FutureTense, as the indemnification representative (and the appointment of Barry Fidelman in the event Mr. Collins is unable to continue as the indemnification representative) to act on behalf of the FutureTense stockholders in connection with the merger and the escrow agreement referred to in the merger agreement.

  3. To transact such other business as may properly come before the FutureTense special meeting or any adjournment or postponement of the FutureTense special meeting, including without limitation, potential adjournments or postponements of the FutureTense special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement.

   FutureTense's board of directors has approved the merger agreement and the appointment of the indemnification representative and recommends that you vote FOR approval and adoption of the merger agreement and approval of the related appointment of Jarrett Collins as the indemnification representative under the escrow agreement referred to in the merger agreement. We have described the proposals in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.

   The close of business on September 7, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the FutureTense special meeting or any adjournment or postponement of the meeting. Holders of record of FutureTense common stock and preferred stock at the close of business on the record date may vote at the FutureTense special meeting.

   The affirmative vote of a majority of the outstanding shares of FutureTense common stock, seventy-five percent of the outstanding shares of FutureTense Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting together on an as-converted basis with FutureTense common stock, a majority of the outstanding shares of FutureTense Series C preferred stock, voting separately as a class, and a majority of the outstanding shares of FutureTense Series D preferred stock, voting separately as a class, is required to approve the merger agreement.

   All holders of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock are cordially invited to attend the FutureTense special meeting in person. However, to ensure your representation at the FutureTense special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the FutureTense special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" adoption of the merger agreement and the transactions contemplated thereby. If you fail to return a properly executed proxy card or vote in person at the FutureTense special meeting, the effect will be a vote against the merger agreement.

Acton, Massachusetts                            Bagepalli Cheluva Krishna
                                                        Secretary
September 13, 1999

THE BOARD OF DIRECTORS OF FUTURETENSE RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SUMMARY..................................................................   1
RISK FACTORS.............................................................   6
SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED PRO FORMA COMBINED
 FINANCIAL INFORMATION...................................................  17
MARKET PRICE INFORMATION.................................................  21
THE OPEN MARKET SPECIAL MEETING..........................................  22
 General.................................................................  22
 Matters to be Considered................................................  22
 Open Market Board of Directors' Recommendation..........................  22
 Record Date and Voting..................................................  23
 Voting and Revocation of Proxies........................................  23
THE FUTURETENSE SPECIAL MEETING..........................................  25
 General.................................................................  25
 Matters to be Considered................................................  25
 FutureTense Board of Directors' Recommendation..........................  25
 Record Date and Voting..................................................  25
 Voting and Revocation of Proxies........................................  26
THE MERGER...............................................................  28
 Background of the Merger................................................  28
 Joint Reasons for the Merger............................................  31
 Recommendation of the Board of Directors of Open Market; Open Market's
  Reasons for the Merger.................................................  31
 Recommendation of the Board of Directors of FutureTense; FutureTense's
  Reasons for the Merger.................................................  32
 FutureTense's Reasons for the Merger....................................  32
 Opinion of Financial Advisor to Open Market.............................  32
 Interests of Executive Officers and Directors of FutureTense in the
  Merger.................................................................  36
 Treatment of FutureTense Common Stock and Preferred Stock...............  38
 Accounting Treatment of the Merger......................................  38
 Regulatory Approvals....................................................  39
 Material United States Federal Income Tax Considerations................  39
 Nasdaq National Market Quotation........................................  42
 Resales of Open Market Common Stock Issued in Connection with the
  Merger; Affiliate Agreements...........................................  42
 Cautionary Statement Concerning Forward-Looking Statements..............  42
THE MERGER AGREEMENT.....................................................  44
 General.................................................................  44
 Conversion of Shares....................................................  44
 Creation of Escrow......................................................  45
 Treatment of FutureTense Stock Options..................................  45
 Treatment of FutureTense Warrants.......................................  45
 Exchange of Stock Certificates..........................................  45
 Representations and Warranties..........................................  46
 Certain Covenants.......................................................  47

                                                                           Page
                                                                           ----
 Related Matters After the Merger.........................................  49
 Indemnification of Open Market by Stockholders...........................  50
 Conditions to Obligations to Effect Merger...............................  50
 Termination; Fees and Expenses...........................................  52
 Amendment and Waiver.....................................................  53
OTHER AGREEMENTS..........................................................  54
 Voting Agreements........................................................  54
 Escrow Agreement.........................................................  54
DESCRIPTION OF OPEN MARKET................................................  55
DESCRIPTION OF FUTURETENSE................................................  56
 Business.................................................................  56
 Management's Discussions and Analysis of Financial Condition and Results
  of Operations...........................................................  57
 Management...............................................................  64
 Executive Compensation...................................................  65
 Certain Transactions.....................................................  66
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............  68
SECURITY OWNERSHIP OF MANAGEMENT OF OPEN MARKET...........................  76
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT OF
 FUTURETENSE..............................................................  77
SECURITY OWNERSHIP OF MANAGEMENT OF OPEN MARKET FOLLOWING THE MERGER......  79
DESCRIPTION OF OPEN MARKET CAPITAL STOCK..................................  80
  General.................................................................  80
  Open Market Common Stock................................................  80
  Description of Series A Junior Participating Preferred Stock............  80
  Open Market Preferred Stock.............................................  81
APPRAISAL RIGHTS..........................................................  82
COMPARISON OF STOCKHOLDER RIGHTS..........................................  84
  General.................................................................  84
  Capitalization..........................................................  84
  Voting Rights...........................................................  84
  Number and Classification of Directors..................................  84
  Removal of Directors....................................................  85
  Filling Vacancies on the Board of Directors.............................  85
  Charter Amendments......................................................  85
  Amendments to By-Laws...................................................  86
  Action by Written Consent...............................................  86
  Notice of Stockholder Actions...........................................  86
  Right to Call Special Meeting of Stockholders...........................  86
  Limitation of Personal Liability of Directors...........................  87
  Dividends...............................................................  87
  Conversion and Redemption...............................................  88
  Liquidation.............................................................  89

                                                                            Page
                                                                            ----
  Rights Agreement.........................................................  89
  Rights in an Acquisition Event...........................................  90
APPROVAL OF OPEN MARKET'S 1999 STOCK INCENTIVE PLAN .......................  91
  Summary of the 1999 Stock Incentive Plan ................................  91
  Federal Income Tax Consequences .........................................  92
  Open Market Board of Directors' Recommendation ..........................  94
STOCKHOLDER PROPOSALS......................................................  95
LEGAL MATTERS..............................................................  95
EXPERTS....................................................................  95
WHERE YOU CAN FIND MORE INFORMATION........................................  96
FINANCIAL STATEMENTS OF FUTURETENSE........................................ F-1
ANNEXES
  A. Agreement and Plan of Merger
  B. Opinion of PaineWebber Incorporated
  C. Section 262 of the Delaware General Corporation Law

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page
96. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

                                 The Companies

Open Market, Inc.
One Wayside Road
Burlington, Massachusetts 01803
(781) 359-3000

   Open Market develops, markets, licenses and supports a family of application software products that allow its customers to engage in business-to-business and business-to-consumer Internet commerce, information commerce and commercial publishing. Open Market's software includes a wide spectrum of functionality required to effectively conduct business on the Internet, allowing companies to attract customers to their Web sites, interest them in acting upon an offer, complete a transaction and service them once a transaction has been completed.

FutureTense, Inc.
43 Nagog Park
Acton, Massachusetts 01720
(978) 635-3600

   FutureTense is a leading developer of content management software used as a platform upon which to build e-publishing and e-business applications. FutureTense's flagship product, the Internet Publishing System, enables businesses to easily and economically contribute, publish, and share information throughout an enterprise and with users of the Internet. FutureTense focuses its marketing efforts towards on-line publishers, financial service organizations, Fortune 1000 corporations for both Internet and Intranet use, and large Internet portals.

                                   The Merger

   Through the merger, FutureTense will become a wholly-owned subsidiary of Open Market. FutureTense stockholders will receive Open Market common stock in exchange for their shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. We encourage you to read the merger agreement as it is the legal document that governs the merger.

                                 Votes Required

                             (Pages 23 and 25)

   Pursuant to applicable rules of the Nasdaq National Market, approval of the proposed issuance of Open Market common stock in connection with the merger requires the affirmative vote of the holders of a majority of the shares of Open Market common stock present in person or represented by proxy at the Open Market special meeting because such issuance of shares of Open Market common stock may exceed 20% of the outstanding shares of Open Market common stock after the merger. Approval of Open Market's proposed 1999 Stock Incentive Plan also requires the affirmative vote of the holders of a majority of the shares of Open Market common stock present in person or represented by proxy at the Open Market special meeting.

   Approval of the merger agreement requires the vote of a majority of the outstanding shares of FutureTense common stock, 75% of the outstanding shares of FutureTense Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting together on an as-converted basis with the FutureTense common stock, a majority of the outstanding shares of FutureTense Series C preferred stock, voting separately as a class, and a majority of the outstanding shares of FutureTense Series D preferred stock, voting separately as a class.

   The directors and officers who collectively beneficially own approximately 16% of the outstanding voting power of Open Market have already agreed under voting agreements to vote in favor of the merger agreement.

   The directors, officers, founders and holders of five percent or more of the outstanding voting power of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock who collectively beneficially own approximately 91% of the outstanding voting power of FutureTense have already agreed under voting agreements to vote in favor of the merger agreement. In addition, holders of an additional 2% are contractually bound to vote for the merger under a voting agreement entered into on January 26, 1996 between FutureTense and its founders.

                      Our Recommendations to Stockholders

                           (Pages 22, 25 and 94)

To Open Market stockholders:

   The Open Market board of directors voted to approve the merger and the merger agreement and the proposed issuance of Open Market common stock in connection with the merger. The Open Market board believes that the merger is advisable and in your best interests and recommends that you vote FOR the proposed issuance of Open Market common stock in the merger.

   In addition, the Open Market board of directors voted to adopt the 1999 Stock Incentive Plan. The Open Market board believes that the 1999 Stock Incentive Plan is advisable and in your best interests and recommends that you vote FOR the 1999 Stock Incentive Plan.

To FutureTense stockholders:

   The FutureTense board of directors voted to approve the merger agreement and the transactions contemplated thereby. The FutureTense board believes that the merger is advisable and in your best interests and recommends that you vote FOR the proposal to approve the merger agreement and the transactions contemplated thereby.

                          What Holders of FutureTense
                           Common Stock Will Receive
                                   (Page 44)

   Holders of at least two-thirds of each series of FutureTense preferred stock have agreed to convert their preferred stock to common stock immediately prior to the merger. As a result, immediately prior to the merger each outstanding share of FutureTense Series A preferred stock, Series B preferred stock and Series C preferred stock will be converted into five shares of FutureTense common stock and each outstanding share of FutureTense Series D preferred stock will be converted into one share of FutureTense common stock.

   Based upon an agreed upon conversion formula, it is estimated that each share of FutureTense common stock will be exchanged for between .3590 and .4011 shares of Open Market common stock. The exact conversion ratio will be determined immediately prior to the closing and may fall outside of the .3590 to .4011 range.

   Open Market will not issue fractional shares of Open Market common stock in connection with the merger. Instead, cash will be paid with respect to fractional shares. Additionally, pursuant to a rights agreement between Open Market and BankBoston N.A., one non-voting preferred stock purchase right will be issued together with and will attach to each share of Open Market common stock issued in the merger. For a description of the non-voting preferred stock purchase rights, see page 80.

   Based on 4,444,468 shares of FutureTense common stock, 380,651 shares of FutureTense Series A preferred stock (which will be converted into 1,903,255 shares of FutureTense common stock), 754,178 shares of FutureTense Series B preferred stock (which will be converted into 3,770,890 shares of FutureTense common stock), 711,842 shares of FutureTense Series C preferred stock (which will be converted into 3,559,210 shares of FutureTense common stock), and 5,436,837 shares of Series D preferred stock (which will be converted into 5,436,837 shares of FutureTense common stock) outstanding on August 31, 1999, it is estimated that FutureTense stockholders will receive between 6,800,000 and 7,700,000 shares of Open Market common stock in the merger, or between 18.85% and 21.34% of the issued and outstanding shares of Open Market common stock following the merger. This estimate is based on certain assumptions, including, FutureTense's future results of operations, the amount of FutureTense transaction costs and expenses and the amount and exercise price of future option issuances of FutureTense.

                            Conditions to the Merger
                                   (Page 50)

   The completion of the merger depends upon meeting a number of conditions, including the following:

  .  the approval of the stockholders of Open Market and FutureTense;

  . all applicable waiting periods, and any extensions of these periods, under the Hart Scott Rodino Act shall have expired or otherwise been terminated;

  . the holders of no more than 3% of the outstanding voting stock of FutureTense exercise appraisal rights under Delaware General Corporation Law;

  . the approval of the listing on the Nasdaq National Market of the Open Market common stock to be issued to FutureTense stockholders in the merger;

  . the receipt of legal opinions regarding material tax consequences of the merger; and

  . other customary contractual conditions specified in the merger agreement.

   Certain of the conditions to the merger may be waived by the company entitled to assert the condition.

                                Indemnification
                                   (Page 50)

   If the merger agreement is approved and the merger occurs, all stockholders of FutureTense who have not perfected dissenter's rights under the Delaware General Corporation Law, by receipt of Open Market common stock in the merger, will be deemed to have agreed to the terms of the escrow agreement referred to in the merger agreement and to indemnify Open Market against damages due to (1) the misrepresentation or breach of FutureTense's representations, warranties or covenants in the merger agreement, (2) claims made by FutureTense stockholders or former FutureTense stockholders based upon ownership or other stockholder rights or (3) liability from the failure of FutureTense to file a material tax return. This obligation to indemnify Open Market is limited to no more than 10% of the total number of shares of Open Market common stock issued in the merger. An escrow arrangement will be established at closing to hold this 10% amount. If the stockholders approve of his selection, Jarrett Collins, currently a director of FutureTense, will serve as the indemnification representative to administer the escrow on behalf of all former FutureTense stockholders. The escrow and indemnification obligations will end one year after closing. At that time, if Open Market has not made a claim for the escrowed property, the escrowed property will be released to the former FutureTense stockholders.

                         No Solicitation by FutureTense
                                   (Page 48)

   FutureTense has agreed that it will not initiate or engage in any discussion regarding a business combination of FutureTense with any other party. FutureTense has further agreed to cause each of its officers, directors, employees, representatives and agents not to do any of these things.

                      Termination of the Merger Agreement
                                   (Page 52)

   Open Market and FutureTense can mutually agree to terminate the merger agreement without completing the merger, and either Open Market or FutureTense can terminate the merger agreement if any of the following occurs:

  . the other party breaches any material representation, warranty or covenant under the merger agreement;

  .  the approval of the stockholders of Open Market is not obtained;

  .  the merger is not completed by January 7, 2000; or

  .  in the event that before January 7, 2000 because:

    (1) Open Market is sold pursuant to a sale, tender offer or other transaction, the issuance of the shares of Open Market are not approved by the stockholders of Open Market and FutureTense has satisfied certain closing conditions and FutureTense is not otherwise in breach of the merger agreement, or

    (2) the merger agreement is terminated by FutureTense prior to January 7, 2000 if the above circumstances arise,

     upon the closing of the sale, tender offer or other transaction, Open Market will pay FutureTense $5,000,000.

                          Opinion of Financial Advisor
                                   (Page 32)

   In deciding to approve the merger, Open Market's board of directors received an opinion from its financial advisor PaineWebber Incorporated as to the fairness of the purchase price from a financial point of view. The full text of the opinion is attached as Annex B to this joint proxy statement/prospectus and should be read carefully in its entirety. The opinion of PaineWebber is directed to the board of directors of Open Market and does not constitute a recommendation to any stockholder with respect to matters relating to the merger.

   Interests of Executive Officers and Directors of FutureTense in the Merger
                                   (Page 36)

   In considering the recommendation of the FutureTense board of directors, you should be aware of the interests that executive officers and directors of FutureTense have in the merger. These include:

  .  acceleration of vesting of stock options;

  .  employment and consulting agreements;

  .  indemnification and directors and officers' liability insurance; and

  .  becoming officers and/or directors of Open Market.

   In discussing the fairness of the merger to stockholders of FutureTense, FutureTense's board of directors took into account these interests. These interests are different from and in addition to your and their interests as stockholders. The executive officers and directors have stock options that will be converted under the terms of FutureTense's stock option plan into options to purchase shares of Open Market common stock. As of August 31, 1999, the executive officers and directors of FutureTense held stock options to purchase an aggregate of 1,557,500 shares of FutureTense common stock of which approximately 571,401 shares are exercisable. Assuming the merger is completed in October 1999, approximately 823,519 shares of FutureTense common stock will become exercisable upon completion of the merger. In addition, as of August 31, 1999, executive officers and directors held 1,767,540 shares of FutureTense common stock (including shares of preferred stock which are convertible into common stock), of which 425,000 are subject to FutureTense's right to repurchase. Assuming the merger is completed in October 1999, FutureTense's right to repurchase will terminate with respect to an additional 340,000 of these shares. FutureTense has the right to issue options to purchase approximately 390,500 additional shares of FutureTense common stock to its employees prior to the closing of the merger.

   Open Market has entered into employment agreements with Ronald J. Matros, Carol J. Mitchell, Julie A. Melbin, Daniel E. Latham and Bagepalli Cheluva Krishna, which become effective upon completion of the merger. These agreements provide for option grants, bonus plan participation, noncompetition provisions and severance payments. In addition, Open Market has entered into a one year consulting agreement with Howard Webber.

                              Accounting Treatment
                                   (Page 38)

   We expect the merger to qualify as a pooling of interests under United States generally accepted accounting principles, which means that for accounting and financial reporting purposes, Open Market will treat Open Market and FutureTense as if they had always been a combined entity.

                             Material United States
                       Federal Income Tax Considerations
                                   (Page 39)

   We have structured the merger so that no gain or loss generally will be recognized by FutureTense stockholders for federal income tax purposes on the exchange of shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock or Series D preferred stock for shares of Open Market common stock.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

                           FutureTense Stockholders'
                               Right of Appraisal
                                   (Page 82)

   Under Delaware law, FutureTense stockholders who vote against the merger and comply with notice requirements and other procedures will have the right to receive the "fair value" of their shares in cash rather than the Open Market common stock specified in the merger agreement. "Fair value" will be determined by a Delaware court and may be more than, the same as, or less than the value of the consideration to be paid to other FutureTense stockholders. In addition to reading "Appraisal Rights," see Annex C which sets forth Section 262 of the Delaware corporation statute.

                               How the Rights of
                            FutureTense Stockholders
                               Will Differ as an
                            Open Market Stockholder
                                   (Page 84)

   The rights of investors as stockholders of Open Market after the merger will be governed by Open Market's charter and by-laws. Those rights differ from rights of FutureTense stockholders under FutureTense's charter and by-laws.

                           Forward-Looking Statements
                              May Prove Inaccurate
                                   (Page 42)

   We have made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Open Market, including the anticipated cost savings and revenue enhancements from the merger. Also, when we use words such as "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors could affect the future financial results of Open Market and FutureTense, and could cause these results to differ materially from those expressed in our forward-looking statements. These factors include the following:

  . the risk that we are unable to achieve the anticipated cost savings and revenue enhancements;

  . the risk that we encounter greater than expected costs and difficulties related to the integration of the businesses of Open Market and FutureTense;

  . the risk that we are unable to firmly develop, introduce and gain customer acceptance of new products;

  .  economic, political and competitive forces affecting our businesses; and

  . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                         Open Market Price Information
                                   (Page 21)

   Shares of Open Market common stock are listed on the Nasdaq National Market. On July 13, 1999, the last full trading day prior to the public announcement of the proposed merger, Open Market common stock closed at $14.9375 per share. On
September   , 1999, Open Market common stock closed at $           per share.

                                 RISK FACTORS

   You should carefully consider the following risk factors relating to the merger before you decide whether to vote to approve and adopt the merger agreement and the proposed issuance of Open Market common stock in connection with the merger You should also consider the other information in this joint proxy statement/prospectus and the additional information in Open Market's other reports on file with the SEC and in the other documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 96.

Risks Relating to the Merger

 FutureTense stockholders may never receive 10% of the shares of Open Market common stock issued in the merger.

   Ten percent of the shares of Open Market common stock that would otherwise be received by FutureTense stockholders in the merger will be placed in escrow. The escrow will terminate one year after the date of the merger if Open Market makes no claims for indemnification. Open Market may recover damages out of this escrow resulting from breaches by FutureTense of representations, warranties, and covenants contained in the merger agreement and upon other contingencies and events described in the merger agreement. Therefore, FutureTense stockholders may never receive the 10% of the shares of Open Market common stock issued in the merger and placed into escrow.

 Open Market may face challenges in integrating Open Market and FutureTense and, as a result, may not realize the expected benefits of the anticipated merger.

   Integrating the operations and personnel of Open Market and FutureTense will be a complex process, and Open Market is uncertain that the integration will be completed rapidly or will achieve the anticipated benefits of the merger. The successful integration of our companies will require, among other things, integration of our sales and marketing groups and coordination of our development efforts. The diversion of the attention of our management and any difficulties encountered in the process of combining our companies could cause the disruption of, or a loss of momentum in, the activities of the combined company's business. Further, the process of combining our companies could negatively affect employee morale and the ability of the combined company to retain some of its key employees after the merger. In addition, the announcement and completion of the merger could cause customers to delay or change orders for products as a result of uncertainty over the integration of our software products. The inability to successfully integrate the operations and personnel of Open Market and FutureTense, or any significant delay in achieving integration, could have a material adverse effect on the business, financial condition and operating results of the combined company after the merger.

 Open Market's stock price is volatile and the value of the Open Market common stock issued in the merger will depend on its market price at the time of the merger, and no adjustment will be made as a result of changes in the market price of Open Market's common stock.

   Under the merger agreement, the conversion ratios used to determine the number of shares of Open Market's common stock that FutureTense stockholders will receive is unaffected by the share price of Open Market's common stock. Increases in the value of Open Market's common stock will result in a higher price being paid by Open Market for FutureTense and more value received by FutureTense stockholders in the merger. Decreases in the value of Open
Market's common stock will result in a lower price being paid by Open Market for FutureTense and less value received by FutureTense stockholders in the merger. It is likely that you will not know the value of Open Market's common stock to be issued in the merger at the time of either the Open Market special meeting of stockholders or the FutureTense special meeting of stockholders. Under the merger agreement, neither Open Market nor FutureTense will have the right to terminate or renegotiate the merger agreement or to resolicit proxies as a result of any increase or decrease in the value of Open Market's common stock. The market price of Open Market's common stock, like that for the shares of many other high technology and Internet companies, has been and may continue to be volatile. For example, from January 1, 1997 to June 30, 1999, the Open Market common stock traded as high as $27.00 per share and as low as $4.25 per share. Recently, the stock market in general and the shares of software and Internet companies in particular have experienced significant price fluctuations. The market price may continue to fluctuate significantly in response to various factors, including:

  .  quarterly variations in operating results or growth rates;

  .  the announcement of technological innovations;

  .  the introduction of new products by Open Market and its competitors;

  .  changes in estimates by securities analysts;

  .  market conditions in the industry;

  .  announcements and actions by competitors;

  .  regulatory and judicial actions; and

  .  general economic conditions.

 Significant merger-related charges against earnings will increase Open Market's losses in the quarter in which we consummate the merger and during the post-merger integration period.

   We expect to incur charges of approximately $4.0 million in connection with the merger which relates to fees, legal and accounting services and other integration costs. These costs may be higher than we anticipate. In addition, we may incur other additional unanticipated merger costs. These costs may delay the anticipated benefits of the merger. Some of these nonrecurring costs will be charged to operations in the fiscal quarter in which the merger is consummated while others will be expensed as incurred during the post-merger integration period. The Unaudited Pro Forma Combined Balance Sheet reflects these estimated transaction costs, but the effects of these costs are not reflected in the Unaudited Pro Forma Combined Statements of Operations.

 Customers of Open Market and FutureTense may delay or cancel orders as a result of concerns over the merger.

   The announcement and closing of the merger could cause customers and potential customers of Open Market and FutureTense to delay or cancel orders for products as a result of customer concerns and uncertainty over product evolution, integration and support over the combined company's products. Such a delay or cancellation of orders could have a material adverse effect on the business, operating results and financial condition of Open Market or FutureTense.

Risks Relating to Open Market

 Demand for Open Market's products may decrease if Open Market is unable to adapt continually to rapid changes in the market for Internet-based software applications.

   The market for Internet-based software applications is characterized by rapid technological change. As a result, there is uncertainty about the widespread acceptance of new products that can cause significant delays in the sales cycle. The introduction of product or service enhancements or new products or services embodying new technologies, industry standards, or customer requirements could supplant or make our existing products and services obsolete. Open Market must continue to upgrade its technologies and commercialize products and services incorporating such technologies, which may lengthen Open Market's sales cycles.

 Open Market's operating results are largely dependent upon the continued development and acceptance of Internet commerce.

   The market for our Internet products and services has only recently begun to develop, is rapidly evolving and has an increasing number of market entrants that have introduced and developed products and services for Internet commerce that compete with Open Market. Open Market's future operating results depend upon the development and growth of the market for Internet-based packaged software applications, including electronic commerce applications. The widespread acceptance of electronic commerce in general and, in particular, the

Internet as a sales, marketing, order receipt and processing medium are highly uncertain and subject to a number of risks. The following critical issues remain unresolved and may impact the growth of Internet commerce:

  .  security;

  .  reliability;

  .  ease of use;

  .  quality;

  .  service; and

  .  government regulation.

If the Internet commerce market fails to continue to develop or develops more slowly than expected, Open Market's business, operating results and financial condition could be materially adversely affected.

 Government regulation of and legal uncertainties relating to the Internet may adversely affect Open Market's ability to market products facilitating Internet commerce.

   Open Market is not currently subject to direct regulation by any U.S. government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet both in the U.S. and internationally, covering issues such as user privacy, taxation, the content of products and the nature of services. The adoption of any such laws or regulations may decrease the growth of the Internet or inhibit electronic commerce, which could in turn adversely affect Open Market's business, operating results or financial condition. Due to the encryption technology contained in Open Market's products, such products are subject to U.S. export controls. U.S. export controls, either in their current form or as may be subsequently enacted, may delay the introduction of new products or limit Open Market's ability to distribute products outside of the United States. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Further, various countries regulate the import of certain encryption technology and have adopted laws relating to personal privacy issues that could limit our ability to distribute products in those countries. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on Open Market's business, operating results and financial condition.

 The sales cycles for Open Market's products may be lengthy due to the complexity of Open Market's products and could negatively impact Open Market's operating results.

   Open Market's products are complex and prospective customers often must make significant investment decisions to purchase Open Market's products. Accordingly, licensing such complex software products may require Open Market to provide a significant level of education to prospective customers regarding the use and benefits of its products, which may be time consuming. As a result, Open Market's sales cycles may be lengthy and subject to a number of significant delays. Delays due to lengthy sales cycles or delays in Open Market's generation of customers or deployment of its Internet commerce products could have a material adverse effect on Open Market's business, operating results and financial condition and could be expected to cause Open Market's operating results to vary significantly from quarter to quarter.

 Failure to provide secure transmission of information over the Internet could adversely impact the acceptance of Open Market's Internet commerce products.

   A significant barrier to market acceptance of online commerce and communication is the concern regarding the secure exchange of valuable and confidential information over public networks. Open Market relies on encryption and authentication technology to provide the security and authentication necessary to effect the secure exchange of valuable and confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments (such as break-ins and similar disruptive problems caused by Internet users) will not result in a compromise or breach of algorithms used by Open Market in Open Market's products to protect customer transaction data. If any such compromise or breach were to occur, it could have a material adverse effect on Open Market's business, financial condition, and operating results.

 Demand for Open Market's products may decrease if Open Market cannot compete successfully in the Internet commerce software market.

   The market for Internet commerce software is new and intensely competitive. The Internet is characterized by an increasing number of market entrants that have introduced or developed products and services for commerce on the Internet. Open Market's failure to introduce new products, services or product enhancements on a timely basis may delay or hinder market acceptance and allow competitors to gain a greater market share than Open Market. Many of Open Market's competitors have greater financial, technical and marketing resources and greater name recognition than Open Market does. Due to competition, Open Market may have to reduce the prices of its products substantially or introduce lower-priced lines of products to gain greater market share. Open Market's operating results will be affected by the number of competitors it has and their pricing strategies and market acceptance of their products. Open Market cannot assure you that it will be able to compete successfully against these companies.

 Open Market will depend on the continued service of its key technical and senior management personnel after the merger to secure, maintain and enhance its industry position.

   Open Market's future success depends in significant part upon the continued service of its key technical and senior management personnel, and its continuing ability to attract and retain highly qualified technical and managerial personnel in a highly competitive market. Open Market's ability to establish and maintain a position of technology leadership in the Internet commerce industry depends in large part upon the skills of its development personnel.

 Fluctuations in Open Market's quarterly revenue and operating results may result in reduced profitability and lead to reduced prices for its stock.

   Open Market's expense levels are fixed in advance and are based in part on its expectations as to future revenues. Quarterly sales and operating results will generally depend on the volume and timing of orders received within the quarter. Open Market may be unable to adjust spending in a timely manner to compensate for unexpected revenue shortfalls. Open Market expects in the future to experience significant fluctuations in quarterly operating results that may be caused by many factors, including, among other things, the following:

  . the number, timing and significance of product enhancements and new product announcements by Open Market or its competitors;

  .  the length of Open Market's sales cycle;

  .  market acceptance of, and demand for, Open Market's products;

  . the pace of development of electronic commerce conducted on the Internet;

  . customer order deferrals in anticipation of enhancements or new products offered by Open Market or Open Market's competitors;

  .  non-renewal of service agreements;

  .  software defects and other product quality problems;

  .  Open Market's ability to attract and retain key personnel;

  .  the extent of international sales;

  .  changes in the level of operating expenses; and

  .  general economic conditions.

   As a result, Open Market's operating results in future quarters may be below the expectations of market analysts and investors. In that event, the price of Open Market's common stock would likely decrease.

 Difficulties presented by international markets could negatively impact Open Market's business.

   For the fiscal year ended December 31, 1998, Open Market's international gross sales comprised approximately 32% of its total gross sales. A downturn in foreign economies may result in decreased sales of Open Market's products. Generally, sales and manufacturing operations are subject to the risks normally associated with international operations, including the following:

  . currency conversion risks and currency fluctuations limitations, including taxes, on the repatriation of earnings;

  .  political instability, civil unrest and economic instability;

  . greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

  .  greater difficulty and expense in conducting business abroad;

  . complications in complying with foreign laws and changes in governmental policies;

  .  transportation delays and interruptions; and

  .  the imposition of tariffs.

   These risks could negatively impact international sales and manufacturing operations, which could have a material adverse effect on Open Market's business, financial condition and operating results.

 Open Market will continue to depend on intellectual property rights to protect its products although it may not always be able to protect such rights.

   Open Market's success is dependent to a significant degree on its proprietary software technology. Open Market provides its products to end users generally under non-exclusive, non-transferable licenses for the term of the agreement, which is usually in perpetuity. Open Market's policy is to enter into confidentiality and assignment agreements with its employees, consultants, and vendors and generally to control access to, and distribution of, its software, documentation, and other proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use Open Market's software or other proprietary information without authorization or to develop similar software independently. Although Open Market holds five U.S. patents covering certain aspects or uses of electronic commerce software, it cannot be sure of the degree of intellectual property protection such patents will provide. Policing unauthorized use of Open Market's products is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may afford Open Market little or no effective protection of its intellectual property. There can be no assurance that the steps taken by Open Market will prevent misappropriation of its technology or that agreements entered into for that purpose would be enforceable.

 Other parties may claim that Open Market has infringed their intellectual property rights and such claims may interrupt Open Market's regular business operations.

   In the future, other parties may assert claims for infringement or invalidity (or claims for indemnification from Open Market customers resulting from infringement claims) against Open Market for violation of patent, trademark, copyright or other proprietary rights as a result of the use by Open Market, Open Market's customers or other third parties of Open Market's products to transmit, disseminate, or display information over or on the Internet. Such claims are likely to become increasingly prevalent as the Internet gains more widespread use and new parties enter already competitive markets where intellectual property rights are essential to conducting business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays, or require us to enter into royalty or licensing agreements. There can be no assurance that any licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on Open Market's business, financial condition and operating results.

 Open Market's products may contain undetected defects which may prove costly and time-consuming for Open Market to correct.

   Sophisticated software products, such as those Open Market produces and markets, may contain undetected errors or failures that become apparent when Open Market introduces the products or when it provides an increased volume of services. Open Market cannot assure you that its testing and its potential customers will detect all errors in Open Market's products prior to licensing or sale. Correcting such errors may result in loss of revenues, delay in market acceptance, diversion of development resources, damage to Open Market's reputation, or increased service and warranty costs, which would have a material adverse effect on Open Market's business, financial condition and operating results.

 Open Market may need to engage in litigation to protect its intellectual property rights in the competitive market for Internet software products and services.

   Litigation may be necessary in the future to enforce Open Market's intellectual property rights, to protect its patents, copyrights, trademarks or trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, which may have a material adverse effect on Open Market's business, financial condition and operating results. Litigation regarding intellectual property rights, copyrights, trademarks and patents is increasingly common in the software industry. Intellectual property litigation is complex and expensive and the outcome of such litigation is difficult to predict.

 Delays in Open Market's planned release schedule may result in a loss of market share.

   Delays in the planned release of Open Market's new products may adversely affect forecasted revenues and create operational inefficiencies resulting from staffing levels designed to support the forecasted revenues. Open Market's failure to introduce new products, services or product enhancements on a timely basis may delay or hinder market acceptance and allow competitors to gain greater market share than Open Market.

 Open Market may not be able to retain key employees of FutureTense.

   Because of the high valuation Open Market placed on FutureTense, its key founders and employees have received or will receive a substantial number of Open Market shares and can sell these shares at substantial gains. In many cases, these individuals could become financially independent through these sales, before the products of either company have fully matured into commercially deliverable products commanding reasonable market share. Additionally, startup and other companies will seek out these individuals due to the financial result they have achieved for their investors. Under the circumstances, Open Market faces a difficult and significant task of retaining and motivating the key personnel of FutureTense to stay committed to Open Market. Open Market has entered into employment agreements with only six employees of FutureTense. Open Market may nonetheless be unsuccessful in retaining these employees or any other FutureTense employees.

 Open Market has a limited operating history.

   Open Market began operations in 1994. Open Market's ability to successfully market its existing products and to develop and market new products must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets like the Internet.

 The failure of Open Market's software products and internal computer systems and software programs to be year 2000 compliant could negatively impact its business.

   Many currently installed computer systems and software products only accept two digits to identify the year in any date. Thus, the year 2000 will appear as "00," which a system might consider to be the year 1900 rather than the year 2000. This could result in software product failures, system failures, delays or miscalculations causing disruptions to Open Market's operations. Open Market has begun and will continue to assess the impact of year 2000 date recognition problems on its commercial products and internal systems. Open Market cannot be certain that it will identify all of the potential risks to its business that could result from year 2000-related issues. However, Open Market has identified the following risks of which you should be aware:

  . Year 2000 problems that affect Open Market's internal systems. Open Market has relied on the representations and certifications by its software vendors regarding the year 2000 readiness of its information technology systems and has not conducted extensive independent testing of these systems. It is possible that these systems could contain undetected problems that could cause serious disruptions which would have a material adverse effect on Open Market's business, financial condition and operating results.

  . Year 2000 problems that affect Open Market's software products. Open Market is implementing a detailed year 2000 test procedure for the phase review and software release process to ensure that its software products will be year 2000 compliant. This testing began in October 1998, and Open Market expects that such testing will continue through 1999 and into 2000. As part of this process, Open Market must also determine, through a combination of internal and external testing, whether the components of its software products supplied to Open Market by vendors are year 2000 compliant. Open Market cannot be certain that such testing will detect all potential year 2000 problems. The failure of Open Market's products to be year 2000 compliant could result in claims by or liability to Open Market's customers, which could have a material adverse effect on Open Market's business, financial condition and operating results.

  . The costs associated with remedying year 2000 problems. Open Market has assessed the cost of achieving year 2000 compliance to be in the range of $700,000 to $1 million. To date, Open Market has incurred costs of approximately $700,000 for its year 2000 projects. Such costs may include those for research and development, capital equipment, outside software tools, outside contractors or internal resources which may be allocated to year 2000 projects. There can be no assurance that these costs will not increase or be subject to reassessment as testing of Open Market's products and essential technology information systems continues. Open Market may incur significant costs to avoid disruptions in customer service, technical support, access to on-line services and products and product functionality. Failure to contain costs could have a material adverse effect on Open Market's business, financial condition and results of operations.

Risks Relating to FutureTense

 FutureTense expects to incur future losses.

   FutureTense incurred net losses of $2.6 million for the year ended December 31, 1996, $4.5 million for the year ended December 31, 1997 and $6.4 million for the year ended December 31, 1998. As of June 30, 1999, FutureTense had an accumulated deficit of $17.8 million. FutureTense has not achieved profitability and as an independent company FutureTense would expect to incur net losses for the foreseeable future as it would continue to incur significant product development, sales and marketing, and administrative expenses. As a result, FutureTense would need to generate significant revenues to achieve and maintain profitability. Although FutureTense's revenues have grown significantly in recent quarters, FutureTense cannot be certain that it can sustain these growth rates or that it will achieve sufficient revenues for profitability. If FutureTense does achieve profitability, FutureTense cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future.

 FutureTense has a limited operating history with its Internet Publishing
 System.

   FutureTense began operations as an independent company in 1995. FutureTense launched the Internet Publishing System, or IPS, in June 1998. FutureTense's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies focusing on a new product line, particularly companies in the new and rapidly evolving market for Web-based interactive business solutions.

 FutureTense is growing rapidly and effectively managing its growth may be difficult.

   FutureTense has significantly increased its employee base to meet increasing demand for its products and services. FutureTense's revenues have increased from $187,000 for the year ended December 31, 1997 to $2.4 million for the year ended December 31, 1998 and $3.0 million for the six months ended June 30, 1999. FutureTense's management and operations have been strained by this growth and will continue to be strained should rapid growth continue. To compete effectively and to manage future growth, FutureTense must continue to improve its financial and management controls, reporting systems and procedures on a timely basis. FutureTense must also expand, train and manage its employee base. If FutureTense is not successful managing growth, its business may be harmed.

 FutureTense will need additional financing in the future.

   While FutureTense currently has a line of credit with a bank and is negotiating additional borrowings from the bank and Open Market, FutureTense expects to need additional funding for its operations if the closing of the merger does not occur before January 7, 2000. FutureTense may also need additional funding before that date and such funding may not be available on reasonable terms, if at all. Additional indebtedness incurred by FutureTense may decrease the proceeds to FutureTense's stockholders in the merger.

 FutureTense may lose access to third-party technology used in its products.

   FutureTense incorporates into its product technology licensed from third parties, such as Netscape. The loss of access to this technology could result in delays in the licensing of current products and the development and introduction of new products or enhancements until equivalent or replacement technology could be accessed, if available, or developed internally, if feasible. These delays could have a material adverse effect on our business, operating results and financial condition. It is possible that technology from third parties will not be available to us on commercially reasonable terms, if at all.

 FutureTense faces intense competition for content management software which could make it difficult to acquire and retain clients.

   The Internet software market is intensely competitive. FutureTense's clients' requirements and the technology available to satisfy those requirements continually change. FutureTense expects competition to persist and intensify in the future.

   FutureTense's principal competitors include in-house development efforts by potential clients or partners and other software vendors that address content management, such as Vignette and Inso Corporation. In addition, FutureTense may face competition from companies that develop application servers if they begin to develop products with functionality similar to its products. These companies, as well as some other competitors, have longer operating histories and significantly greater financial, technical, marketing and other resources than FutureTense does. Many of these companies can also leverage extensive customer bases and adopt aggressive pricing policies to gain market share. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

   Competitive pressure may make it difficult for FutureTense to acquire and retain clients and may require FutureTense to reduce the price of its products and services. FutureTense cannot be certain that it will be able to compete successfully with existing or new competitors. If FutureTense fails to compete successfully with existing or new competitors, FutureTense's business, operating results and financial condition would be materially adversely affected.

 FutureTense's business will be adversely affected if web-based electronic business solutions are not widely adopted.

   FutureTense's content management solutions address the needs of a new and emerging market for Web-based, interactive electronic business solutions. Therefore, its future success depends substantially upon the widespread adoption of the Web as a primary medium for commerce and business applications. The failure of this market to develop, or a delay in the development of this market, would have a material adverse effect on FutureTense's business, financial condition and operating results. Critical issues concerning the commercial use of the Web, such as security, reliability, cost, accessibility and quality of service, remain unresolved and may negatively affect the growth of Web use or the attractiveness of commerce and business communication over the Web. In addition, the Web could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased activity or due to increased government regulation and taxation of Internet commerce.

 FutureTense's performance will depend on the new market for content management software.

   The market for content management software is new and rapidly evolving. FutureTense expects that it will continue to need intensive marketing and sales efforts to educate prospective clients about the uses and benefits of its products and services. Accordingly, FutureTense cannot be certain that a viable market for its products will emerge or be sustainable. Enterprises that have already invested substantial resources in other methods of conducting business may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems.

 If FutureTense is unable to meet the rapid changes in Internet technology its existing products and services could become obsolete.

   The market for FutureTense's products is marked by rapid technological change, frequent new product introductions and Internet-related technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. FutureTense cannot be certain that it will successfully develop and market new products and services, new product enhancements or new products compliant with present or emerging Internet technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, FutureTense will need to enhance its current products and services and develop new products and services on a timely basis to keep pace with developments related to Internet technology and to satisfy the increasingly sophisticated requirements of its clients. Any delays in developing and releasing enhanced or new products and services could have a material adverse effect on FutureTense's business, operating results and financial condition.

 FutureTense's quarterly results often depend on a small number of large orders.

   FutureTense derives a significant portion of its software license revenues in each quarter from a small number of relatively large orders. FutureTense's operating results could be materially adversely affected if it were unable to complete one or more substantial license sales in any future period. In addition, small delays in customer orders or product implementations can cause significant variability in its license revenues and operating results for any particular period. Because FutureTense derives a substantial portion of its revenue from the sale of products with related installation services, FutureTense's revenue recognition policy requires it to substantially complete the implementation of these products before it can recognize software license revenue. Therefore any end of quarter delays in product implementation could materially adversely affect operating results for that quarter.

 FutureTense develops complex software products susceptible to software errors or defects that could result in lost revenues, or delayed or limited market acceptance.

   Complex software products such as FutureTense's often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by current and potential customers, FutureTense's current and future products may contain serious defects, including year 2000 errors. Serious defects or errors could result in lost revenues or a delay in market acceptance, which would have a material adverse effect on FutureTense's business, operating results and financial condition. In addition, since FutureTense's clients use its products for mission critical applications such as Internet commerce, errors, defects or other performance problems could result in financial or other damages to FutureTense's clients. They could seek damages for losses from FutureTense, which, if successful, could have a material adverse effect on its business, operating results or financial condition. Furthermore, any product liability claim brought against FutureTense, even if not successful, would likely be time consuming and costly.

 FutureTense's business is based on its intellectual property and it could incur substantial costs defending its intellectual property from infringement or a claim of infringement.

   In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. FutureTense could incur substantial costs to prosecute or defend any such litigation. Although FutureTense is not currently involved in any intellectual property litigation, it may be a party to litigation in the future to protect its intellectual property or as a result of an alleged infringement of others intellectual property, forcing FutureTense to do one or more of the following:

  . cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

  . obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; and

  .  redesign those products or services that incorporate such technology.

   FutureTense relies on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect its technology. These legal protections provide only limited protection. If FutureTense litigated to enforce its rights, it would be expensive, divert management resources and may not be adequate to protect its business.

 FutureTense may be unable to hire and retain the skilled personnel it needs.

   Qualified personnel are in great demand throughout the software industry. The demand for qualified personnel is particularly acute in the New England area, due to the large number of software companies and the low unemployment in the region. FutureTense's success depends in large part upon its ability to attract, train, motivate and retain highly skilled employees, particularly marketing personnel, software engineers and other senior personnel. FutureTense's failure to attract and retain the highly trained technical personnel that are integral to its product development, professional services and support teams may limit the rate on which FutureTense can develop new products or product enhancements. This could have a material adverse effect on FutureTense's business, operating results and financial condition.

 FutureTense's software often requires a lengthy installation process.

   Implementation of FutureTense's product may be a lengthy process and may require participation by its professional services group. FutureTense may not be able to expand that group or train and retain third-party implementors to meet the needs of its clients. This may limit FutureTense's ability to make sales in the future.

 FutureTense may be affected by unexpected year 2000 problems.

   Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This year 2000 problem could result in miscalculations, data corruption, system failures or disruptions of operations. FutureTense is subject to potential year 2000 problems affecting its products, its customers systems, its internal systems and the systems of its vendors, any of which could have a material adverse effect on FutureTense's business, operating results and financial condition.

   Changing purchasing patterns of customers impacted by year 2000 issues may result in reduced resources available for purchases of FutureTense's products and services. In addition, there can be no assurance that year 2000 errors or defects will not be discovered in FutureTense's internal software systems and, if such errors or defects are discovered, there can be no assurance that the costs of making such systems year 2000 compliant will not be material.

   Year 2000 errors or defects in the internal systems maintained by FutureTense's vendors could require FutureTense to incur significant unanticipated expenses to remedy any problems or replace affected vendors. See "Description of FutureTense--Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness Disclosure."

                 SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED
                    PRO FORMA COMBINED FINANCIAL INFORMATION

   The following selected historical consolidated financial information of Open Market and FutureTense has been derived from their respective historical consolidated financial statements and include their notes, and should be read in conjunction with these consolidated financial statements and the notes. The historical financial statements of FutureTense for the years ended December 31, 1996, 1997 and 1998, including their notes, were audited by PricewaterhouseCoopers LLP, independent accountants, and begin on page F-1. The historical consolidated financial statements of Open Market were audited by Arthur Andersen LLP, independent accountants and are incorporated herein by reference. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." The Open Market and FutureTense historical financial information as of and for the interim periods presented below has been prepared on the same basis as that derived from historical financial statements prepared on an annual basis and, in the opinion of management of the respective companies, includes all adjustments, consisting of normally recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the respective companies as of these dates and for these periods. The results of the interim periods presented are not necessarily indicative of the results to be expected for future periods.

   The selected unaudited pro forma combined financial data which has been derived from the selected historical consolidated financial statements, appearing elsewhere in this joint proxy statement/prospectus, gives effect to the merger as a pooling of interest. This pro forma combined financial information should be read in conjunction with the unaudited pro forma combined financial information and their notes. We present the selected unaudited pro forma combined financial information for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated. In addition, it does not necessarily represent or predict the future operating results of the financial position of the combined company. For the purpose of the pro forma combined statement of operations data, Open Market's results of operations for the period from inception (April 25, 1994) to December 31, 1994 and for fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 have been combined with FutureTense's results of operations for the same fiscal periods from inception (April 5, 1995). For the purpose of the pro forma balance sheet, Open Market's consolidated balance sheet as of June 30, 1999 has been combined with FutureTense's consolidated balance sheet as of June 30, 1999, giving the effect to the merger as if it had occurred on June 30, 1999.

   Open Market expects to incur merger-related pre-tax charges covering the costs of the merger principally in the quarter in which the merger is consummated. Such pre-tax charges, which are currently estimated to be $4.0 million, will primarily consist of direct costs of the merger, including fees to financial advisors, legal counsel and independent auditors, and printing and other fees and expenses relating to holding a meeting of stockholders and preparing this joint proxy statement/prospectus. However, additional unanticipated expenses may be incurred in connection with this transaction. Additionally, upon the consummation of the merger, FutureTense will record a compensation charge of approximately $275,000 related to the acceleration of certain stock options granted at a price below fair market value for accounting purposes. The unaudited pro forma combined balance sheet reflects these estimated transaction costs and the compensation charge. But the effects on these costs are not reflected in the unaudited pro forma combined statement of operations.

   The pro forma and the historical tax provision for the financial statements provided in this joint proxy statement/prospectus are based on the effective rates for Open Market and are exclusive of any tax benefits that may have arisen from the combined operations of Open Market and FutureTense.

  Selected Historical Consolidated and Unaudited Pro Forma Combined Financial
                                      Data
                     (in thousands, except per share data)

                                                                           Six Months Ended
                                   Years Ended December 31,                    June 30,
                          -----------------------------------------------  ------------------
                          1994(1)    1995      1996    1997(2)   1998(3)     1998      1999
                          -------  --------  --------  --------  --------  --------  --------
                                                                              (unaudited)
Open Market--Statement
 of Operations Data
Net revenues............  $   --   $  1,806  $ 22,501  $ 61,260  $ 62,145  $ 31,728  $ 34,146
Gross profit............      --        793    17,008    49,617    44,846    23,977    24,366
Operating loss..........   (1,280)  (14,028)  (29,120)  (59,254)  (30,138)  (16,900)   (5,115)
Net loss................   (1,250)  (13,872)  (26,510)  (58,006)  (30,472)  (16,964)   (5,165)
Net loss per share-basic
 and diluted............      --      (1.49)    (1.31)    (1.87)    (0.91)    (0.53)    (0.14)
Open Market--Balance
 Sheet Data
Working capital.........  $   461  $ (5,783) $ 66,820  $ 18,840  $ 27,845  $ 15,040  $ 29,836
Total assets............      959     7,947    85,802    80,874    94,958    82,496    85,085
Long-term debt, net of
 current maturities.....      195       659       128        99     2,789        54     2,720
Stockholders' (deficit)
 equity.................   (1,283)  (15,187)   72,367    43,459    54,993    46,848    52,733
--------
(1) Statement of operations data for 1994 is for the period from inception
    (April 25, 1994) to December 31, 1994.
(2) In connection with the acquisition of Waypoint Software Corporation and
    Folio Corporation in 1997, Open Market allocated $34,250 of the combined purchase price to in-process research and development, which was immediately expensed upon the closing of the transactions.
(3) In connection with the acquisition of ICentral, Incorporated in 1998, Open
    Market allocated $5,700 of the purchase price to in-process research and development, which was immediately expensed upon the closing of the transaction. Additionally, Open Market recorded a $2,000 restructuring charge in the fourth quarter of 1998.

                                                                           Six Months Ended
                                        Years Ended December 31,               June 30,
                                   --------------------------------------  ------------------
                                   1995(1)     1996    1997(2)     1998      1998      1999
                                   --------  --------  --------  --------  --------  --------
                                                                              (unaudited)
Future Tense--Statement of
 Operations Data
Total revenue...........           $     45  $     16  $    187  $  2,401  $  1,077  $  3,012
Gross profit (loss).....                 25        13       (23)    1,121       562     1,668
Loss from operations....                (42)   (2,668)   (4,503)   (6,366)   (2,965)   (4,152)
Net loss................                (42)   (2,584)   (4,454)   (6,443)   (2,993)   (4,109)
Net loss per share--ba-
 sic and diluted........                --      (3.24)    (2.50)    (2.50)    (1.26)    (1.28)
Future Tense--Balance
 Sheet Data
Working capital.........           $    (23) $  3,045  $ (2,385) $    428  $    208  $    706
Total assets............                 21     3,444     2,716     4,244     3,403     6,114
Long-term debt, net of
 current maturities.....                --        129        11       148       246        76
Redeemable convertible
 preferred stock........                --      5,749     6,686    15,425    11,875    19,925
Stockholders' deficit...                (21)   (2,644)   (7,079)  (13,558)  (10,087)  (17,625)

--------
(1) FutureTense was incorporated on April 5, 1995. Accordingly, no previous financial information is available and the statement of operations data for 1995 is for the period from FutureTense's inception (April 5, 1995) to December 31, 1995.
(2) In connection with the acquisition of Mission Critical Technologies, Inc. in 1997, FutureTense allocated $429 of the purchase price to in-process research and development, which was immediately expensed upon the closing of the transaction.

  Selected Historical Consolidated and Unaudited Pro Forma Combined Financial
                                      Data
                     (in thousands, except per share data)

                                                                           Six Months Ended
                                   Years Ended December 31,                    June 30,
                          -----------------------------------------------  -----------------
                          1994(1)  1995(2)     1996      1997      1998      1998    1999(3)
                          -------  --------  --------  --------  --------  --------  -------
Pro Forma Combined
 Statement of Operations
 Data
Net revenues............  $   --   $  1,851  $ 22,517  $ 61,447  $ 64,546  $ 32,805  $37,158
Gross profit............      --        818    17,021    49,594    45,967    24,539   26,034
Operating loss..........   (1,280)  (14,070)  (31,788)  (63,757)  (36,504)  (19,865)  (9,267)
Net loss................   (1,250)  (13,914)  (29,094)  (62,460)  (36,915)  (19,957)  (9,274)
Net loss per share-basic
 and diluted(4).........              (1.49)    (1.42)    (1.98)    (1.08)    (0.60)   (0.25)
Net loss per share-pro
 forma(5)...............              (0.61)    (1.06)    (1.87)    (0.99)    (0.56)   (0.22)
Pro Forma Combined Bal-
 ance Sheet Data
Working capital.........  $   461  $ (5,806) $ 69,866  $ 16,455  $ 28,273  $ 15,247  $26,541
Total assets............      959     7,968    89,246    83,590    99,202    85,898   91,199
Long-term debt, net of
 current maturities.....      195       659       257       110     2,937       307    2,796
Stockholders' (deficit)
 equity.................   (1,283)  (15,187)  (12,082)   43,066    56,860    48,636   51,033

--------
(1) Statement of operations data for 1994 is for the period from Open Market's inception (April 25, 1994) to December 31, 1994; accordingly no loss per share is presented.
(2) FutureTense was incorporated on April 5, 1995. Therefore, the pro forma information prior to April 5, 1995, is the same as Open Market's historical financial statements.
(3) The unaudited pro forma balance sheet as of June 30, 1999 includes estimated merger costs of approximately $4.0 million of direct costs of the merger, fees to financial advisors, legal counsel and independent auditors. Additionally, upon the consummation of the merger, FutureTense will record a compensation charge of approximately $275,000 related to the acceleration of certain options previously granted at a price below fair market value for accounting purposes. However, the effects of these costs and the compensation charge are not reflected in the unaudited pro forma statement of operations.
(4) Basic net loss per share is based upon the weighted average number of shares of Open Market common stock, and FutureTense common stock and preferred stock on an as-converted basis outstanding for each period using a conversion ratio of .37802 shares of Open Market common stock for each share of FutureTense common stock and preferred stock on an as-converted basis. The diluted net loss per share is the same as basic net loss per share for each period presented, as the effects of the potential common stock are anti-dilutive. Basic and diluted net loss per share would have been $(0.53), $(1.37), $(1.97), $(1.07), $(0.60) and $(0.25), assuming a minimum of 6,800,000 shares of Open Market common stock were exchanged for FutureTense common stock and preferred stock on an as-converted basis. The conversion ratio equals the number determined by dividing (a) the difference between (i) the sum of $125,000,000 and the aggregate amount receivable by FutureTense upon the exercise of outstanding options of FutureTense and (ii) certain deductible obligations by (b) $14.7064, and then dividing the quotient by the sum of (x) the number of shares of common stock of FutureTense issued and outstanding, (y) the number of shares of common stock of FutureTense issuable upon the exercise of outstanding options and warrants and (z) the number of shares of common stock issuable by FutureTense upon conversion of its preferred stock in connection with the merger.
(5) Pro forma basic and diluted net loss per share is based upon the weighted average number of shares of Open Market and FutureTense common stock outstanding for each period plus the FutureTense preferred stock on an as-converted basis for each period using a conversion ratio of .37802 shares of Open Market common stock for each share of FutureTense common stock and preferred stock on an as-converted basis. Pro forma basic and diluted would have been $(0.53), $(1.31), $(1.86), $(0.98), $(0.55) and $(0.22), assuming a minimum of 6,800,000 shares of Open Market common stock were exchanged for FutureTense common stock and preferred stock on an as-converted basis.

                           Comparative Per Share Data
                                  (unaudited)

   The following table summarizes certain per share information for Open Market and FutureTense on a historical pro forma combined and equivalent pro forma combined basis. You should read the information below along with the selected consolidated financial data and the unaudited pro forma combined financial data included elsewhere in this joint proxy statement/prospectus. The pro forma combined financial data are not necessarily indicative of the operating results of future operations or the actual results that would have occurred at the beginning of the period presented.

                                                                 Six Months
                                        Years Ended December     Ended June
                                                31,                  30,
                                        ----------------------  --------------
                                         1996    1997    1998    1998    1999
                                        ------  ------  ------  ------  ------
Historical-Open Market:
Net loss per share-basic and diluted..  $(1.31) $(1.87) $(0.91) $(0.53) $(0.14)
Book value per share at period
 end(1)...............................                  $ 1.56          $ 1.46
Historical-FutureTense:
Net loss per share-basic and diluted..  $(3.24) $(2.50) $(2.50) $(1.26) $(1.28)
Book value per share at period
 end(1)...............................                  $(3.06)         $(3.97)
Pro Forma Combined-Per Open Market
 share at 0.37802:1 conversion(2):
Net loss per share--basic and
 diluted..............................  $(1.42) $(1.98) $(1.08) $(0.60) $(0.25)
Net loss per share--pro forma.........  $(1.06) $(1.87) $(0.99) $(0.56) $(0.22)
Book value per share at period
 end(1)...............................                  $ 1.37          $ 1.18
Equivalent Pro Forma Combined-Per
 FutureTense share at 2.64536:1
 conversion(3):
Net loss per share--basic and
 diluted..............................  $(0.46) $(0.83) $(0.45) $(0.25) $(0.11)
Net loss per share--pro forma.........  $(0.44) $(0.77) $(0.41) $(0.23) $(0.09)
Book value per share at period
 end(1)...............................                  $ 0.52          $ 0.45

--------
(1) Book value is computed by dividing total stockholders' equity (deficit) by the number of shares outstanding at December 31, 1998 and June 30, 1999.
(2) Open Market pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Open Market common stock which would have been outstanding had the merger been consummated as of each balance sheet date.
(3) FutureTense equivalent pro forma combined amounts are calculated by multiplying the Open Market pro forma combined per share amounts and book value by the conversion ratio assuming the conversion ratio is 0.37802 shares of Open Market common stock for each share of FutureTense common stock.

                            MARKET PRICE INFORMATION

Open Market

   Open Market common stock has traded on the Nasdaq National Market under the symbol "OMKT" since May 28, 1996.

   The table below sets forth, for the periods indicated, the reported high and low sale prices of Open Market common stock on the Nasdaq National Market.

                                                                    Open Market
                                                                   Common Stock
                                                                   -------------
                                                                    High   Low
                                                                   ------ ------
  Calendar 1997
  Quarter ended March 31, 1997.................................... $16.25 $ 8.63
  Quarter ended June 30, 1997.....................................  13.63   6.50
  Quarter ended September 30, 1997................................  16.38   9.50
  Quarter ended December 31, 1997.................................  17.38   8.88
  Calendar 1998
  Quarter ended March 31, 1998....................................  21.38   9.50
  Quarter ended June 30, 1998.....................................  29.13  14.50
  Quarter ended September 30, 1998................................  21.63   8.50
  Quarter ended December 31, 1998.................................  27.00   4.25
  Calendar 1999
  Quarter ended March 31, 1999....................................  17.44  11.19
  Quarter ended June 30, 1999.....................................  17.50  11.50
  Quarter ended September 30, 1999 (through September   , 1999)...

   On July 13, 1999, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of Open Market common stock on the Nasdaq National Market was $14.9375 per share. On September , 1999, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sale price of Open Market common
stock on the Nasdaq National Market was $     per share.

   Because the market price of Open Market common stock may fluctuate, the market price per share of the shares of Open Market common stock that holders of FutureTense stock will receive in the merger may increase or decrease prior to the merger.

   We urge FutureTense stockholders to obtain a current market quotation for Open Market common stock.

FutureTense

   FutureTense common stock is not publicly traded. At the record date, there were 37 FutureTense stockholders. FutureTense has not paid any cash dividends since its inception.

                        THE OPEN MARKET SPECIAL MEETING

General

   This joint proxy statement/prospectus is being furnished to stockholders of Open Market, Inc., a Delaware corporation as part of the solicitation of proxies by the Open Market board of directors for use at a special meeting of stockholders of Open Market to be held on October 13, 1999, at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment or postponement of such meeting. This joint proxy statement/prospectus and the enclosed form of proxy are first being mailed to stockholders of Open Market on or about September 13, 1999.

Matters to be Considered

   The purpose of the Open Market special meeting is:

  1. To consider and vote upon a proposal to approve the issuance of up to an estimated maximum of 7,700,000 shares of Open Market common stock to FutureTense stockholders in connection with the agreement and plan of merger, dated as of July 14, 1999, among Open Market, OM/SA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Open Market, and FutureTense pursuant to which:

    (a) OM/SA Acquisition Corporation will be merged with and into FutureTense, with FutureTense being the surviving corporation; and

    (b) each issued and outstanding share of common stock, $.0002 par value per share, of FutureTense (other than shares of FutureTense common stock held by stockholders exercising dissenters' appraisal rights), will be changed and converted into and represent the right to receive shares of common stock, $.001 par value per share, of Open Market, which based upon an agreed upon conversion formula, is estimated to be between .3590 and .4011 of a share.

  If this proposal is approved, FutureTense stock options will be assumed by Open Market and will convert into options to purchase an additional estimated 1,332,367 shares of Open Market common stock at various exercise prices.

  A vote in favor of the proposed issuance of Open Market common stock will be effective whether or not the actual number of shares to be issued in the merger and options to be assumed by Open Market exceeds the above estimated maximums.

  2  To consider and vote upon a proposal to approve the 1999 Stock Incentive
  Plan.

  3. To transact such other business as may properly come before the Open Market special meeting or any adjournment or postponement of the Open Market special meeting, including without limitation, potential adjournments or postponements of the Open Market special meeting for the purpose of soliciting additional proxies in order to approve the proposed issuance of Open Market common stock in connection with the merger.

Open Market Board of Directors' Recommendation

   The Open Market board of directors, after careful consideration, has approved the merger agreement and the merger and recommends a vote FOR the proposed issuance of Open Market common stock in connection with the merger.

Record Date and Voting

   Holders of record of shares of Open Market common stock at the close of business on September 7, 1999, referred to in this joint proxy statement/prospectus as the Open Market record date, are entitled to notice of and to vote at the Open Market special meeting. On the record date there were outstanding shares of Open Market common stock, each of which will be entitled to one vote. The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of common stock entitled to vote at the Open Market special meeting is necessary to constitute a quorum at the Open Market special meeting.

   Pursuant to applicable rules of the Nasdaq National Market, the proposed issuance of Open Market common stock in connection with the merger will require the affirmative vote of the holders of a majority of the shares of Open Market common stock present in person or represented by proxy at the Open Market special meeting because such issuance of shares of Open Market common stock in the merger will exceed 20% of the outstanding shares of Open Market common stock after the merger. Approval of the 1999 Stock Incentive Plan also requires the affirmative vote of the holders of a majority of the shares of Open Market common stock present in person or represented by proxy at the Open Market special meeting.

   Shares of Open Market common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Open Market special meeting. Shares which abstain from voting as to the proposal to approve the proposed issuance of Open Market common stock in connection with the merger or the proposal to approve the 1999 Stock Incentive Plan will be treated as shares that are present and entitled to vote at the Open Market special meeting for purposes of determining whether a quorum exists.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as each of the items being considered by the stockholders at the Open Market special meeting.

   As of the Open Market record date for the Open Market special meeting, directors and executive officers of Open Market and their affiliates who may be
deemed to be beneficial owners of approximately   % of the outstanding shares
of Open Market common stock have agreed to vote their shares in favor of the approval and issuance of Open Market common stock in connection with the merger.

Voting and Revocation of Proxies

   All shares of Open Market common stock which are entitled to vote and are represented at the Open Market special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than broker non-votes), such proxies will be voted for approval of the proposed issuance of Open Market common stock in connection with the merger and the proposed 1999 Stock Incentive Plan.

   The Open Market board does not know of any matters other than those described in the notice of the Open Market special meeting that are to come before such meeting. If any other matters are properly presented at the Open Market special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment or postponement of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Open Market, at or before the taking of the vote at the Open Market special meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Open Market before the taking of the vote at the Open Market special meeting or (iii) attending the Open Market special meeting and voting in person (although attendance at the Open Market special meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Open Market, One Wayside Road, Burlington, Massachusetts 01803, Attention:
Secretary, or hand delivered to the Secretary of Open Market at or before the taking of the vote at the Open Market special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Open Market special meeting.

   All expenses of Open Market's solicitation of proxies for the Open Market special meeting will be borne by Open Market. In addition to solicitation by use of the mails, proxies may be solicited from Open Market stockholders by directors, officers and employees of Open Market in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Open Market has retained Corporate Investor Communications, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Open Market special meeting at a cost of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Open Market will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                        THE FUTURETENSE SPECIAL MEETING

General

   This joint proxy statement/prospectus is being furnished to stockholders of FutureTense, Inc., a Delaware corporation, as part of the solicitation of proxies by the FutureTense board of directors for use at a special meeting of stockholders of FutureTense to be held on October 11, 1999, at 10:00 a.m., local time, at Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, and at any adjournment or postponement of such meeting. This joint proxy statement/prospectus and the enclosed form of proxy are first being mailed to stockholders of FutureTense on or about September 13, 1999.

Matters to be Considered

   The purpose of the FutureTense special meeting is:

  1. To approve and adopt the agreement and plan of merger, dated as of July 14, 1999, among Open Market, Inc., a Delaware corporation, OM/SA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Open Market, and FutureTense, that will result in FutureTense becoming a wholly-owned subsidiary of Open Market.

  2. To approve the appointment of Jarrett Collins, currently a director of FutureTense, as the indemnification representative (and the appointment of Barry Fidelman in the event Mr. Collins is unable to continue as the indemnification representative) to act on behalf of the FutureTense stockholders in connection with the merger and the escrow agreement referred to in the merger agreement.

  3. To transact such other business as may properly come before the FutureTense special meeting or any adjournment or postponement of the FutureTense special meeting, including without limitation, potential adjournments or postponements of the FutureTense special meeting for the purpose of soliciting additional proxies in order to approve the proposed issuance of FutureTense common stock in connection with the merger.

FutureTense Board of Directors' Recommendation

   The FutureTense board of directors, after careful consideration, has approved the merger agreement and the appointment of the indemnification representative and has declared the merger agreement advisable and in the best interests of FutureTense and its stockholders. The FutureTense board of directors recommends a vote FOR the approval and adoption of the merger agreement and the appointment of the indemnification representative, and the transactions contemplated thereby and the related appointment of Jarrett Collins as the indemnification representative under the escrow agreement referred to in the merger agreement.

Record Date and Voting

   Holders of record of shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock at the close of business on September 7, 1999, referred to in this joint proxy statement/prospectus as the FutureTense record date, are entitled to notice of and to vote at the FutureTense special meeting. At such date there were 4,444,468, 380,651, 754,178, 711,842 and 5,436,837 outstanding shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, respectively. Each share of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock will be entitled to 4,444,468, 1,903,255, 3,770,890, 3,559,210 and 5,436,837
votes, respectively. The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting together on an as-converted basis, entitled to vote at the FutureTense special meeting is necessary to constitute a quorum at the FutureTense special meeting.

   The approval and adoption of the merger agreement will require the affirmative vote of the holders of a majority of the votes represented by the shares of FutureTense common stock, seventy-five percent of the votes represented by the shares of FutureTense Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting on an as-converted basis with the common stock, a majority of the votes represented by the shares of FutureTense Series C preferred stock, voting separately as a class, and a majority of the votes represented by the shares of FutureTense Series D preferred stock, voting separately as a class, outstanding on the FutureTense record date. The appointment of Jarrett Collins as the indemnification representative will require the affirmative vote of the holders of a majority of the votes represented by the shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting on an as-converted basis with the common stock.

   Shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the FutureTense special meeting. All shares with respect to which holders abstain from voting as to the proposal to adopt the merger agreement will be treated as shares that are present and entitled to vote at the FutureTense special meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the merger agreement.

   Directors, officers, founders and 5% stockholders of FutureTense have each executed a Voting Agreement with Open Market whereby they have agreed to vote an aggregate of 17,439,447 shares of FutureTense common stock (including FutureTense preferred stock on an as-converted basis), representing approximately 91% of the votes entitled to vote at the FutureTense special meeting, in favor of the approval and adoption of the merger agreement and the merger. See "Other Agreements--Voting Agreement." In addition, pursuant to a January 26, 1996 voting agreement between FutureTense and certain of its founders an additional 403,100 shares of FutureTense common stock, representing approximately 2% of the votes entitled to vote at the FutureTense special meeting, are required to vote their shares in accordance with the instructions of certain designated stockholders. All of these designated stockholders have executed the Voting Agreement described above and have agreed to give notice to the other parties to the stockholders agreement to vote their shares in favor of the adoption of the merger agreement.

Voting and Revocation of Proxies

   All shares of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock which are entitled to vote and are represented at the FutureTense special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for each proposal.

   The FutureTense board of directors does not know of any matters other than those described in the notice of the FutureTense special meeting that are to come before such meeting. If any other matters are properly presented at the FutureTense special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment or postponement of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

   Any proxy given in connection with this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of FutureTense, at or before the taking of the vote at the FutureTense special meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of FutureTense before the taking of the vote at the FutureTense special meeting or (iii) attending the FutureTense special meeting and voting in person (although attendance at the FutureTense special meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to FutureTense, 43 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary, or hand delivered to the Secretary of FutureTense at or before the taking of the vote at the FutureTense special meeting.

   All expenses of FutureTense's solicitation of proxies for the FutureTense special meeting will be borne by FutureTense and Open Market. In addition to solicitation by use of the mails, proxies may be solicited from FutureTense stockholders by directors, officers and employees of FutureTense in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

                                  THE MERGER

Background of the Merger

   Open Market is regularly involved in the review of private and public companies with which it may form strategic partnerships to further its objectives in the Internet commerce market. During the course of 1998, Open Market was made aware of FutureTense by William Kaiser, an Open Market director and a FutureTense director who is affiliated with Greylock, a venture capital firm. Because Mr. Kaiser is a member of the board of directors of FutureTense and Open Market, Mr. Kaiser thereafter recused himself from any further Open Market and FutureTense board discussions regarding FutureTense or Open Market.

   On January 8, 1999, as part of a regularly scheduled FutureTense board of directors meeting, FutureTense's management made a presentation to the FutureTense board concerning FutureTense's long-term strategy and the strategic and financial alternatives available to FutureTense. Following this meeting, Ronald J. Matros, Chief Executive Officer and President of FutureTense, with the authorization of the FutureTense board of directors, discussed potential alliances with several companies, including Open Market.

   On January 26, 1999, Gary Eichhorn, Open Market's President and Chief Executive Officer, and Jeffrey Bussgang, Open Market's Vice President of Marketing, met at FutureTense's offices in Acton, Massachusetts with Mr. Matros and Peter Masucci, FutureTense's Vice President of Business Development. The discussion focused on an introduction to FutureTense's strategy, products, and customers and a high-level exploration of strategic partnering opportunities.

   On March 1, 1999, Mark DeBinder, Open Market's Director of Strategic Partnering, met with Mr. Massuci at FutureTense's offices. The discussion was a further exploration of partnering opportunities between the two companies, including a discussion of a reseller or OEM arrangement.

   On March 12, 1999, Open Market's senior management team met in a regularly scheduled meeting to discuss product strategy, led by the marketing organization. During this review, the discussion focused on Open Market's need to round out its e-commerce offering with some combination of content management, personalization, and application server software. The management team decided to commission a special project, codenamed "Deep Impact", to survey the market and meet with companies in these categories to determine a strategy moving forward. This strategy explicitly included the possibility of purchasing companies that might help expand Open Market's offerings, as well as traditional partnering strategies such as co-marketing and reselling. Mr. Bussgang was named the executive sponsor of this project and Mr. DeBinder was appointed as the project leader.

   On March 22, 1999, Mr. DeBinder and Winfield Treese, Open Market's Vice President of Architecture, met with Mr. Massuci and other members of FutureTense's engineering team to further the strategic partnering discussions as well as explore specific points of technical integration. The discussion also focused on a possible reseller or OEM arrangement.

   On March 23, 1999, a Non-Disclosure Agreement was executed between Open Market and FutureTense.

   On April 13, 1999, members of Open Market's technical staff met with FutureTense's technical staff to further discuss points of product integration between the two companies.

   On April 16, 1999, the Deep Impact team presented the results of the Deep Impact project to Open Market's senior management team during a regularly scheduled meeting. The project team had met with a broad range of companies in the content management, personalization, and application server software categories. After a series of internal discussions between the project team and senior members of the marketing and engineering organizations, the team presented possible strategies, including making an acquisition in the content management and personalization category and enhancing Open Market's offerings. Mr. Eichhorn and Mr. Bussgang began to embark on a series of private meetings to explore the acquisition strategy, with the targeted activity being an acquisition of FutureTense.

   On April 19, 1999, Mr. Eichhorn met with Mr. Matros. At this meeting, Mr. Eichhorn initiated a discussion that the two companies merge. These discussions continued at a meeting on April 23, 1999.

   On April 27, 1999, Mr. Bussgang and Eswar Priyadarshan, Open Market's Vice President of Technology, met with Mr. Matros, Bagepalli Cheluva Krishna, FutureTense's Chief Technology Officer, and Julie Melbin, FutureTense's Product Architect. The discussion at this meeting was specifically focused on the possibility of combining the two companies and a more detailed review of the FutureTense business, technology, customers, and organization as well as the fit of culture, organization, and vision among the two companies.

   On May 5, 1999, at a regularly scheduled meeting of Open Market's Board of Directors, Mr. Eichhorn and Mr. Bussgang presented a recommendation to acquire FutureTense to the board if the parties could reach reasonable terms. Mr. Krishna attended a portion of this meeting in order to present the company's history, technology, customers, and business to the Open Market Board of Directors. The board approved this recommendation and authorized management to initiate negotiations with FutureTense.

   On May 7, 1999, May 15, 1999 and May 28, 1999, the FutureTense board met and discussed FutureTense's long-term strategy and strategic relationships. At each meeting, Mr. Matros reported on discussions with Open Market and other companies concerning potential strategic alliances with FutureTense. At each meeting, the FutureTense board of directors authorized and instructed management to continue discussions and to explore one or more potential strategic alliances. Following each of these meetings, Mr. Matros continued discussions with Open Market and other companies concerning potential strategic alliances.

   On May 10, 1999, Mr. Eichhorn and Open Market's Vice President of Corporate Development, Paul Esdale, met with Mr. Matros and FutureTense's Chief Financial Officer, Paul Hallee, to commence the negotiations relating to the potential structure and pricing of the potential acquisition.

   On May 11, 1999, Open Market and FutureTense entered into a confidentiality agreement providing for the exchange of certain confidential information.

   On May 14, 1999, May 21, 1999 and May 27, 1999, the Open Market Board of Directors met telephonically to discuss the potential acquisition. At each meeting, the board reviewed with management information regarding the strategic fit between the two companies and the progress of negotiations.

   On May 17, 1999, Mr. Eichhorn and Mr. Esdale met with Mr. Matros and Harland LaVigne, a member of FutureTense's Board of Directors, to further the negotiations regarding structure and pricing related to the potential acquisition.

   On May 24, 1999, Mr. Esdale engaged in a telephone meeting with Stephen Cheheyl, a consultant retained by FutureTense for the purpose of managing and negotiating the potential transaction for FutureTense. The purpose of the meeting was to discuss the process and schedule related to a potential transaction.

   Between the dates of May 24, 1999 and June 14, 1999 Mr. Cheheyl and Mr. Esdale engaged in a series of telephone conversations related to the development and negotiation of a letter of intent related to the potential transaction. Open Market's outside legal advisors, Hale and Dorr LLP, and FutureTense's legal advisors, Testa, Hurwitz & Thibeault, LLP, participated in some of the telephone meetings.

   On June 1, 1999, Mr. Bussgang met with Mr. Matros and Mr. Masucci at FutureTense's offices to initiate the due diligence process.

   On June 4, 1999, Open Market retained the services of PaineWebber Incorporated as financial advisors to Open Market related to the potential acquisition.

   During the weeks of June 1, 8, and 15, 1999, due diligence teams representing Open Market met with representatives of FutureTense at a nearby hotel. The teams focused on an in-depth analysis of the technical and development status of FutureTense's products, plans for future products, organizational processes, and general business operations.

   Throughout May and until June 11, 1999, FutureTense management and its consultant met with senior management of another company at such company's offices to discuss the terms of a possible business combination. During this period, that company conducted a due diligence review of FutureTense and held various meetings with FutureTense concerning the business, operations and technology of each company and the combined company that would result from a possible strategic alliance.

   On June 11, 1999, the FutureTense board of directors met by telephone conference call to again discuss potential strategic alliances. Mr. Matros and Mr. Cheheyl reported on ongoing discussions with Open Market and the other company it was in discussions with concerning potential strategic combinations. Testa, Hurwitz & Thibeault, LLP, FutureTense's legal counsel, discussed with the board of directors their fiduciary duties in connection with the potential transactions. The FutureTense board of directors authorized and instructed FutureTense management to negotiate and enter into the letter of intent with Open Market and to terminate discussions with the other company.

   On June 14, 1999, Open Market and FutureTense executed a non-binding Letter of Intent which broadly defined the terms of a potential acquisition of FutureTense by Open Market in the form of a tax free pooling of interests transaction.

   The Open Market Board of Directors met telephonically on June 4, 1999, June 11, 1999, and June 18, 1999 to discuss the proposed merger. At each meeting, the board reviewed with management information regarding the strategic fit between the two companies, due diligence assessments, and remaining issues to be negotiated or addressed prior to execution of the definitive merger agreement. The board informally endorsed continuing with the negotiations.

   On June 24, 1999, Open Market's Board of Directors met at Open Market's offices to receive final due diligence reports from management and preliminary assessments of the proposed transaction. Outside counsel to Open Market advised the board with respect to the structure and material terms of the proposed acquisitions, as well as legal requirements. Outside accountants to Open Market presented a financial due diligence report to the board including a review of FutureTense's financial statements, cash position, stock valuation and tax considerations.

   Between the dates of June 22, 1999 and July 14, 1999 Mr. Esdale and Mr. Cheheyl and the respective financial, legal and accounting advisors for Open Market and FutureTense negotiated the terms of the merger agreement.

   On July 9, 1999, at a regularly scheduled meeting of the FutureTense board of directors, management and Mr. Cheheyl reported on the status of the merger discussions with Open Market and the FutureTense board of directors discussed various issues relating to the proposed business combination. Testa, Hurwitz & Thibeault, LLP reviewed with the board of directors their fiduciary duties in connection with the proposed transaction.

   On July 10, 1999, at a special meeting of the Open Market board of directors, management reported on the status of the merger discussions with FutureTense and the Open Market board of directors discussed various issues relating to the proposed business combination. The board considered and voted upon the proposed merger agreement and related transactions. At such meeting, PaineWebber, Open Market's financial advisor, presented their opinion regarding the fairness to Open Market, from a financial point of view, of the purchase price. Additionally, Open Market's outside legal counsel made a presentation regarding the significant terms of the merger agreement and the voting agreement to be entered into by certain stockholders of Open Market and reviewed with the board their fiduciary duties in connection with the proposed transaction. Following such presentations and further discussion, the execution of such documents and related matters were approved by the Open Market board.

   On July 11, 1999, at a special meeting of the FutureTense board of directors, (i) the management of FutureTense and Mr. Cheheyl reported on the business terms of the proposed merger, (ii) Testa, Hurwitz & Thibeault, LLP reviewed the proposed terms of the merger agreement, and (iii) the FutureTense board of directors approved the merger agreement.

   On July 13, 1999, at a special meeting of the Open Market board of directors, the board reviewed preliminary results of operations of FutureTense for the second quarter ended June 30, 1999. After such review, PaineWebber confirmed its opinion of the fairness, from a financial point of view, of the purchase price. Thereafter, the board was informed of any outstanding issues in the merger agreement negotiations and was provided with an estimate of the potential timing of signing a definitive merger agreement.

   On July 14, 1999, following final approval by the Open Market board and the FutureTense board, the Merger Agreement was executed by both companies.

   On July 14, 1999, at the close of trading on the Nasdaq National Market, Open Market and FutureTense issued a joint press release announcing the Merger.

Joint Reasons for the Merger

   The Open Market board and the FutureTense board each believe that the combined company will have potential for greater financial strength, market power and growth potential than either Open Market or FutureTense would have on its own. The Open Market board and the FutureTense board identified a number of potential benefits to the merger which they believe could contribute to the success of the combined company and thus benefit stockholders of both companies, including the following:

  . the merger may enhance the opportunity for the potential realization of the strategic objective of the combined company to expand its market share and increase the combined company's ability to compete effectively in the highly competitive Internet commerce software market;

  . the broadening of the companies' product lines resulting from the merger may enable the combined company to offer a more comprehensive, competitive solution to customers seeking Internet commerce software;

  . the merger may provide the combined company with the financial resources and expanded product offerings to expand the scope of distribution of the combined company's products and to obtain efficiencies in the development, marketing, and selling of its product offerings;

  . the combined experience, financial resources, size, and breadth of product offerings of the combined company may allow it to respond more quickly and effectively to technological change, increased competition, and market demands in an industry experiencing rapid innovation and change;

  . the combined company expects to have stronger presence in international markets through Open Market's operations in France, Germany, the Netherlands, Italy, the United Kingdom, Japan, Australia and the Pacific Rim. Open Market expects to be able to market and sell the FutureTense products through these channels to expand sales; and

  . combined financial and technological resources may allow the combined company to compete more effectively in a rapidly consolidating market by providing the combined company with enhanced ability to develop new products and greater functionality for existing and future products.

Recommendation of the Board of Directors of Open Market; Open Market's Reasons for the Merger

   THE OPEN MARKET BOARD HAS APPROVED THE MERGER AND MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, OPEN MARKET AND ITS STOCKHOLDERS. THE OPEN MARKET BOARD RECOMMENDS A VOTE FOR THE PROPOSED ISSUANCE OF OPEN MARKET COMMON STOCK IN CONNECTION WITH THE MERGER.

Open Market's Reasons for the Merger

   In reaching its conclusion to approve the merger and merger agreement, the Open Market board considered the factors described above under "Joint Reasons for the Merger," as well as the opportunity of the Open Market stockholders to participate in the potential growth of the combined company after the merger.

   The Open Market board also considered and reviewed with management the additional positive factors listed below in reaching its decision to approve the merger and the merger agreement and to recommend that Open Market's stockholders vote to approve the proposed issuance of Open Market common stock in connection with the merger:

  . owning FutureTense will satisfy a need of Open Market's e-commerce customers for effective content management capabilities. This will provide Open Market with cross-selling opportunities to existing Open Market customers as well as enable Open Market to attract new sales opportunities for its existing products; and

  . owning FutureTense will enhance Open Market's technical and sales staff with experienced FutureTense technical and sales personnel.

Recommendation of the Board of Directors of FutureTense; FutureTense's Reasons for the Merger

   THE FUTURETENSE BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, FUTURETENSE AND ITS STOCKHOLDERS. THE FUTURETENSE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FutureTense's Reasons for the Merger

   In addition to the anticipated joint benefits described above, we believe that the following are additional reasons the merger will be beneficial to FutureTense and its stockholders:

  . merging with Open Market will enable FutureTense to capitalize on both international and domestic sales, marketing and distribution expertise and resources of Open Market and thereby increase the visibility and accessibility of FutureTense's products;

  . Open Market's research and development staff will enable FutureTense to accelerate its product development activities and Open Market's professional services staff will enable FutureTense to accelerate its product implementation activities;

  . the merger will provide FutureTense with immediate access to additional financial resources to accelerate its growth, as well as access to the public markets for further capital if needed; and

  . the consideration to be paid to FutureTense's stockholders in the merger will be shares of Open Market common stock, which are securities that are publicly traded on the Nasdaq National Market and are more readily marketable than shares of FutureTense stock.

Opinion of Financial Advisor to Open Market

   The full text of the opinion of PaineWebber, dated July 13, 1999, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this document. Open Market stockholders are urged to read such opinion carefully and in its entirety. The summary of the PaineWebber opinion set forth in this document is qualified in its entirety by reference to the full text of such opinion.

   In connection with Open Market board's consideration of the merger agreement, PaineWebber delivered its written opinion, dated July 13, 1999, to the effect that, as of such date, and based upon its review and assumptions and subject to the limitations summarized below, the consideration was fair, from a financial point of view, to Open Market. The opinion was directed to, and prepared at the request and for the information of, the Open Market board and does not constitute a recommendation to any holder of Open Market common stock as to how any such stockholder should vote with respect to the merger.

   In arriving at its opinion, PaineWebber, among other things:

  . reviewed, among other public information, Open Market's annual reports, Forms 10-K and related financial information for the two fiscal years ended December 31, 1998 and Open Market's Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

  . reviewed certain information, including financial forecasts for the fiscal years ending 1999 and 2000, relating to the business, earnings, cash flow, assets and prospects of Open Market and FutureTense, furnished to PaineWebber by or on behalf of Open Market and FutureTense;

  . conducted discussions with members of senior management of Open Market and FutureTense concerning their respective businesses and prospects;

  . conducted discussions with members of senior management of Open Market and FutureTense concerning information relating to certain strategic, financial and operational benefits anticipated by such management to result from the merger;

  . reviewed the historical market prices and trading activity for Open Market common stock and compared them with those of certain other publicly traded companies which PaineWebber deemed relevant;

  . compared the financial position and results of operations of Open Market and FutureTense with those of certain other publicly traded companies which PaineWebber deemed relevant;

  . compared the proposed financial terms of the transaction contemplated by the merger agreement with the financial terms of certain other business combinations which PaineWebber deemed relevant;

  . considered the pro forma effect of the merger on Open Market's capitalization ratios and earnings, revenues and cash flow per share;

  . reviewed a draft of the merger agreement in the form presented to the Open Market board, dated July 11, 1999; and

  . reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of general economic, market and monetary conditions.

   In preparing its opinion, PaineWebber relied on the accuracy and completeness of all information publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of Open Market and FutureTense, and PaineWebber did not assume any responsibility to independently verify such information. With respect to the financial forecasts examined by PaineWebber, PaineWebber assumed, with Open Market's and FutureTense's consent, that they were reasonably prepared on bases reflecting the best currently available estimates as to the future performance of Open Market and FutureTense. PaineWebber also relied upon assurances of the management of Open Market and FutureTense that they were unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber was not engaged to make and did not make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Open Market or FutureTense, nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber also assumed, with the consent of Open Market and FutureTense, that:

  .  the merger will be a tax-free reorganization; and

  . all material assets and liabilities, contingent or otherwise, known or unknown, of Open Market and FutureTense are as set forth in their financial statements.

   The PaineWebber opinion was based upon economic, monetary and market conditions existing on the date thereof. Furthermore, PaineWebber expressed no opinion as to the price or trading ranges at which the Open Market common stock will trade after the date of the opinion. The PaineWebber opinion does not address the relative merits of the merger and any other transactions or business strategies that may have been discussed by the Open Market board as alternatives to the merger, or the decision of the Open Market board to proceed with the merger. Open Market did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the opinion.

   The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at its opinion:

   Historical Stock Performance. PaineWebber reviewed trading prices for the shares of the Open Market common stock. This stock performance review indicated that for Open Market's latest twelve months ended July 6, 1999, the low and high closing prices were $5.00 and $20.75. PaineWebber also reviewed the Open Market common stock price on July 6, 1999 and averages over periods prior to July 6, 1999 as set forth in the following table:

            Trading Period                  Closing Price
            --------------                  -------------
            July 6, 1999...................    $15.00
            Trading Period                  Average Price
            --------------                  -------------
            Last 30 days...................    $13.27
            Last 60 days...................     12.97
            Last 90 days...................     13.33
            Last 120 days..................     13.18
            Latest twelve months...........     12.43

   Selected Comparable Public Company Analysis. Using publicly available information, PaineWebber compared selected historical financial, operating and stock market performance data of Open Market and FutureTense to the corresponding data of certain publicly traded companies that PaineWebber deemed relevant for Open Market and FutureTense. The Open Market comparable companies consisted of:

      Ariba                      Clarus                        Concur Technologies
      Connect                    Cybercash                     CyberSource
      Digital River              Elcom International           Harbinger
      Portal Software            PcOrder.com                   Sterling Commerce

   The FutureTense comparable companies consisted of:

      BackWeb Technologies       BroadVision                   Infospace
      Inso                       Marimba                       Netgravity
      Net Perceptions            Silknet Software              Verity
      Vignette

   With respect to both the Open Market and the FutureTense comparable companies, PaineWebber analyzed a number of different data items including the market value of the total outstanding equity and its multiples based on latest twelve months revenue, last-quarter-annualized revenue, and projected revenues.

   PaineWebber also examined the product portfolios and operations of Open Market relative to the Open Market comparable companies and the product portfolios and operations of FutureTense relative to the FutureTense comparable companies. However, because of the inherent differences between the product portfolios and operations of Open Market and FutureTense and the Open Market and FutureTense comparable companies, PaineWebber believed that a purely quantitative analysis would be insufficient and not adequately reliable to render a fairness opinion. As PaineWebber informed the Open Market board, an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics and products under development which would affect the public trading values of Open Market and FutureTense comparable companies and Open Market and FutureTense.

   Selected Comparable Transaction Analysis. PaineWebber reviewed publicly available financial information for selected mergers and acquisitions of software companies by/with other software companies. The selected software mergers and acquisitions PaineWebber analyzed included (acquiror/target):

      Security First Technology/Edify            Vignette/Diffusion
      America Online/Netscape Communications     Symantec/Quarterdeck
      Epicor Software/DataWorks                  Network Associates/Cybermedia
      Platinum Technology/Logic Works            Open Market/Folio

   With respect to the recent software transactions PaineWebber analyzed, PaineWebber reviewed a number of different data items including the market value of the total outstanding equity and its multiples based on latest twelve months revenue and projected revenues.

   Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Open Market and FutureTense compared to the businesses, operations and prospects of the companies that were parties to the selected mergers and acquisitions PaineWebber analyzed, PaineWebber believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions. These qualitative judgments did not lead to specific conclusions regarding the fairness of the merger consideration, but rather were part of PaineWebber's evaluation of the relevance of this analysis under the particular circumstances of the merger.

   Pro Forma Analysis. PaineWebber performed an analysis of the potential pro forma effect of the transaction on Open Market's earnings per share and revenue per share for the fiscal years ending December 31, 1999 and December 31, 2000. PaineWebber combined the projected operating results of FutureTense as provided by FutureTense management with the projected operating results of Open Market as provided by the management of Open Market to arrive at the combined company projected net income and projected revenue, giving effect to synergies provided by Open Market management which may result from the transaction. PaineWebber divided these results by the approximate number of diluted shares outstanding following the transaction to arrive at a combined company diluted earnings per share and revenue per share. PaineWebber then compared the combined company earnings per share and revenue per share to Open Market's projected earnings per share and projected revenue per share on a stand-alone basis as provided by Open Market management.

   The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Open Market and

FutureTense. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Accordingly, such estimates are inherently subject to substantial uncertainty and neither Open Market nor PaineWebber assumes responsibility for the accuracy of such estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which such businesses may actually be sold.

   Open Market selected PaineWebber to be its financial advisor in connection with the merger because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

   Pursuant to an engagement letter between Open Market and PaineWebber dated June 4, 1999, PaineWebber will receive a fee of $625,000, payable upon completion of the merger, of which $500,000 was earned for rendering its opinion. In addition, PaineWebber will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the merger is not approved or otherwise consummated. Open Market also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

   In the past, PaineWebber and its affiliates have provided investment banking and other financial services to Open Market and have received fees for rendering these services.

   In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of Open Market for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

Interests of Executive Officers and Directors of FutureTense in the Merger

   You should be aware of the interests that executive officers and directors of FutureTense have in the merger. These interests are different from and in addition to your and their interests as stockholders. These include:

  .  accelerated vesting of stock options;

  .  employment and consulting agreements;

  .  indemnification and directors and officers' liability insurance; and

  . an invitation to Ronald J. Matros, Paul L. Sagan and Harland K. LaVigne to join the Open Market board of directors upon the completion of the merger.

   In discussing the fairness of the merger to the stockholders of FutureTense, the FutureTense board took into account these interests. These interests are summarized below:

   FutureTense Stock Options and Common Stock Subject to Repurchase. Assuming the merger is completed in October 1999, options to purchase an aggregate of approximately 823,519 shares of FutureTense common stock granted to directors and executive officers of FutureTense will accelerate upon the completion of the merger. In addition, FutureTense's right to repurchase at a formula price an aggregate of 340,000 shares of FutureTense common stock held by executive officers and directors will terminate upon the completion of the merger. The foregoing amounts do not include options that have been or may be issued by FutureTense after August 31, 1999.

   The option acceleration and termination of repurchase rights for the executive officers and directors of FutureTense are set forth below as of August 31, 1999, assuming the merger occurs on October 14, 1999:

                                                                                              Option Shares
                         Date of   Number of Shares             Number of Shares of Common     Accelerated
                          Option   of Common Stock   Exercise    Stock Subject to Options     in Connection
Officer or Director       Grant   Subject to Options  Price   That are Vested as of 10/14/99*  With Merger
-------------------      -------- ------------------ -------- ------------------------------- -------------
Paul Hallee.............   4/3/98      125,000        $ .20                46,875                 78,125
                           4/9/99       30,000          .20                 3,750                 13,125
Harland K. LaVigne...... 11/11/96       62,500          .20                50,781                  5,859
William C. Machanic.....  9/12/97      200,000          .20               112,500                 87,500
Peter F. Masucci........  1/18/99      100,000          .20                18,750                 60,937
Ronald J. Matros........   3/7/97      454,985          .20               284,366                170,619
                          10/9/98      245,015          .20                61,254                183,761
                           4/9/99      100,000          .20                12,500                 87,500
Carol J. Mitchell.......  2/20/98      125,000          .20                46,875                 78,125
                           6/4/99       12,500         3.00                 1,563                  5,468
                           8/6/99       12,500         4.70                   781                  5,859
Paul L. Sagan........... 10/28/98       40,000          .20                10,000                 15,000
Shahpoor Shayan.........  2/20/98       50,000          .20                18,750                 31,250

--------
* Options have a term of ten years from the date of grant and become exercisable as to 6.25% of the shares covered at the end of the first quarter following the date of grant and for each quarter thereafter for the next fifteen quarters.

                                                              Number of Shares
                         Number of Shares Number of Shares of    for which
                           Beneficially     Common Stock no      Repurchase
                         Owned Subject to  Longer Subject to  Rights Terminate
                            Repurchase        Repurchase       in Connection
Officer or Director          Rights*      Rights as of 9/1/99   With Merger
-------------------      ---------------- ------------------- ----------------
Bagepalli Cheluva
 Krishna................    1,000,000(1)        800,000           200,000
Howard Webber...........      700,000(2)        560,000           140,000

--------
* Repurchase rights terminate at a rate of 5% per quarter through September 1, 2000.
(1)  500,000 shares issued on each of April 17, 1995 and January 2, 1996.
(2) 500,000 shares issued on April 17, 1995 and 200,000 issued on January 2, 1996. Shares includes shares held in trust for Mr. Webber and his wife.

   Employment Agreements. Certain officers and other employees of FutureTense have entered into employment agreements with Open Market that become effective upon the merger. These persons include Ronald J. Matros, Bagepalli Cheluva Krishna, Carol J. Mitchell, Daniel E. Latham and Julie A. Melbin. Each of these agreements provides for the following:

  . a minimum of six months severance unless the employee's termination is for cause or at the election of the employee;

  . a grant of stock options under the Open Market 1994 Incentive Stock Option Plan; and

  .  non-competition provisions that survive for two years after termination.

   In addition, the employment agreements for Messrs. Matros, Krishna and Latham and Ms. Melbin provide for participation in Open Market's 1999 Executive Short Term Incentive Plan. Furthermore, the agreement with Mr. Matros provides for certain minimum bonuses. Each of Messrs. Matros and Krishna and Ms. Mitchell has also entered into Open Market's standard executive retention agreement. This agreement assures Open Market that it will have the continued dedication of these individuals, notwithstanding the possibility, threat or occurrence of a change of control of Open Market. In the event of a change of control, and Open Market's termination of the employment of Messrs. Matros or Krishna or Ms. Mitchell at any time during the ensuing 12-month period (other than for cause, disability or death) or by them for good reason (including a material reduction in employment, compensation or benefits), they shall be eligible to receive a cash severance payment and are also entitled to any amounts or benefits required to be paid or provided to them or which they are eligible to receive following the termination under any plan, program, policy, practice, contract or agreement of Open Market. Except in certain circumstances, the outstanding options of the individual at the time of termination shall accelerate and become immediately exercisable. In addition, for a period of six months after termination, Open Market shall continue to provide these individuals with certain benefits (excluding any benefits under any savings and/or retirement plans) that are provided to other peer executives of Open Market. However, if these persons become employed with another employer during the six month period after termination and are eligible to receive benefits, Open Market's benefits shall be secondary to those provided by the new employer.

   In addition, Howard Webber has entered into a one year consulting agreement with Open Market, which becomes effective upon completion of the merger, pursuant to which Mr. Webber will provide reasonable consulting services to Open Market not to exceed ten hours per week for pay equivalent to an annual base salary of $110,000 for the one-year period.

   Indemnification and Insurance. The merger agreement provides that for six years after the completion of the merger:

  . Open Market will not alter or impair any exculpatory or indemnification provision now existing in the FutureTense by-laws; and

  . Open Market will cause FutureTense to maintain a directors' and officers' liability insurance policy on terms no less favorable than FutureTense's existing policy.

   In addition, the merger agreement provides that Open Market will indemnify each present and former director and officer for all liabilities pertaining to matters existing or occurring at or prior to the completion of the merger.

Treatment of FutureTense Common Stock and Preferred Stock

   The conversion ratio for the conversion of FutureTense common stock into Open Market common stock will change over time. Thus, the exact conversion ratio will not be known until the closing of the merger. Unknown variables used in computing the conversion ratio include the amount of deductible obligations of FutureTense, and the number and exercise price of outstanding stock options on the closing date of the merger. FutureTense estimates that the amount of deductible obligations used in computing the conversion ratio may range from $800,000 to $4,400,000 depending on the closing date of the merger. In addition, there are currently 22,021,131 shares of FutureTense common stock outstanding on a fully diluted basis (including options and warrants) and under the merger agreement, FutureTense may issue options to purchase up to 390,500 additional shares of FutureTense common stock to new employees at an exercise price equal to the fair market value of FutureTense common stock prior to the closing. Additional options may be issued with the consent of Open Market.

Accounting Treatment of the Merger

   The merger is intended to qualify as a pooling of interests for financial reporting purposes under U.S. GAAP. Under this method of accounting, the recorded assets and liabilities of FutureTense will be carried forward to Open Market at their recorded amounts, the operating results of Open Market will include the operating results of FutureTense for the entire year in which the combination occurs and the reported operating results of the separate companies for periods prior to the year in which the combination occurs will be combined and restated as the operating results of Open Market.

   FutureTense has agreed to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not transfer shares of common stock or preferred stock of FutureTense during the period beginning 30 days prior to the effective time of the merger and ending on the date that Open Market publishes financial statements which reflect 30 days of combined operations of Open Market and FutureTense (which agreements relate to the ability of Open Market to account for the merger as a pooling of interests).

Regulatory Approvals

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder, the acquisition of shares of Open Market common stock in the merger by Greylock Equity Limited Partnership may not be consummated until notifications have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. Greylock filed a pre-merger notification and report form with the FTC and the Antitrust Division on August 2, 1999.

   At any time before the effective time of the merger, the Antitrust Division, the FTC or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger and any time after the effective time of the merger, to cause Open Market to divest itself, in whole or in part, of the surviving corporation of the merger or of certain businesses conducted by the surviving corporation of the merger. There can be no assurance that a challenge to the merger will not be made or that, if such a challenge is made, Open Market will prevail. The obligations of Open Market and FutureTense to consummate the merger are subject to the condition that any applicable waiting period under the Hart-Scott-Rodino Act shall have expired without action by the Antitrust Division or the FTC to prevent consummation of the merger. See "the Merger Agreement--Conditions to Obligations to Effect the Merger."

Material United States Federal Income Tax Considerations

   Generally. In the opinion of Hale and Dorr LLP, counsel to Open Market, and in the opinion of Testa, Hurwitz & Thibeault, LLP, counsel to FutureTense, the material United States federal income tax considerations generally applicable to United States holders of FutureTense common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock who, pursuant to the merger, exchange their FutureTense common stock or FutureTense preferred stock solely for Open Market common stock, are described below. The discussion is based on and subject to the Internal Revenue Code, Treasury Regulations under the Internal Revenue Code, existing administrative interpretations and court decisions as of the date of this joint proxy statement and prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The discussion does not address the effects of the merger under any state, local or foreign tax laws.

   The discussion below and the opinions of Hale and Dorr LLP and Testa, Hurwitz & Thibeault, LLP do not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and they do not address any tax consequences for stockholders subject to special treatment under the federal income tax law (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign individuals or entities, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee stock options or otherwise as compensation). In addition, the discussion below and such opinions do not consider the effect of any applicable state, local or foreign laws. Each FutureTense stockholder is urged to consult its tax advisor with respect to the specific tax consequences of the merger to them, including the effect of United States federal, state and local, and foreign and other tax rules, and the effect of possible changes in tax laws.

   It is a condition to the obligation of Open Market to effect the merger that Open Market receive an opinion from its counsel, Hale and Dorr LLP, and it is a condition to the obligation of FutureTense to effect the merger that FutureTense receive an opinion from its counsel, Testa, Hurwitz & Thibeault, LLP, in each case to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Assuming the merger qualifies as a reorganization there are the following tax consequences:

   Tax Consequences to Open Market, OM/SA Acquisition Corporation and FutureTense. For federal income tax purposes, no gain or loss will be recognized by Open Market, OM/SA Acquisition Corporation or FutureTense upon the conversion of FutureTense stock into shares of Open Market common stock pursuant to the merger.

   Tax Consequences to FutureTense Stockholders. For federal income tax purposes, (i) no gain or loss will be recognized by the stockholders of FutureTense upon the conversion of their shares of FutureTense stock into shares of Open Market common stock pursuant to the merger, except with respect to cash, if any, received in lieu of fractional shares of Open Market common stock, (ii) the aggregate tax basis of the shares of Open Market common stock received in exchange for shares of FutureTense stock pursuant to the merger (including a fractional share of Open Market common stock for which cash is received) will be the same as the aggregate tax basis of such shares of FutureTense stock, (iii) the holding period for shares of Open Market common stock received in exchange for shares of FutureTense stock will include the holder's holding period for such shares of FutureTense stock, and (iv) a stockholder of FutureTense who receives cash in lieu of a fractional share of Open Market common stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (ii) above) and the amount of cash received.

   The opinions described above do not apply to stockholders who exercise appraisal rights. A holder of FutureTense stock who exercises appraisal rights with respect to the merger and receives cash in exchange for shares of FutureTense stock will generally recognize capital gain or loss measured by the difference between the amount of cash received and the stockholder's basis in those shares, provided that the payment is not treated as a dividend pursuant to Section 302 of the Code or otherwise. A sale of shares based on an exercise of appraisal rights generally will not be treated as a dividend if the stockholder exercising appraisal rights owns no shares of Open Market immediately after the merger, after giving effect to the constructive ownership rules pursuant to the Code. The capital gain or loss will be long-term capital gain or loss if the holder's holding period in the shares is more than one year. Any payment in respect of an exercise of appraisal rights may be subject to backup withholding where required by the Code.

   Moreover, the opinions described above will be based on certain assumptions, and both Hale and Dorr LLP and Testa, Hurwitz & Thibeault, LLP will receive and rely upon representations, unverified by counsel, contained in certificates of Open Market, FutureTense and possibly others. The inaccuracy of any of those assumptions or representations might jeopardize the validity of the opinions rendered. Those opinions will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that contrary positions will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues are litigated. Neither Open Market nor FutureTense intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

   If the IRS were to successfully challenge the "reorganization" status of the merger, each FutureTense stockholder would recognize taxable gain or loss with respect to the FutureTense stock surrendered, measured by the difference between (i) the fair market value, as of the time of the merger, of the Open Market common stock received in the merger and (ii) the stockholder's tax basis in the FutureTense stock surrendered therefor in the merger. In such event, a stockholder's aggregate basis in the Open Market common stock so received would equal its fair market value as of the time of the merger and the holding period for such stock would begin the day after the merger.

   Taxation of Escrowed Shares. Under the merger agreement, each FutureTense stockholder (other than a stockholder validly asserting appraisal rights) will receive outright, upon surrender of its shares of FutureTense stock, shares of Open Market common stock equal to 90% of the whole number of shares of Open Market common stock into which the shares of FutureTense stock surrendered by the stockholder are to be converted. The remaining 10% of the whole number of shares of Open Market common stock into which the FutureTense stock are to be converted will be placed in escrow as security for indemnification obligations incurred by the FutureTense stockholders pursuant to the merger agreement. Each FutureTense stockholder will be credited with the number of shares placed in escrow on its behalf. See "--Indemnification."

   Each FutureTense stockholder will allocate its basis in its shares of FutureTense stock among all of the shares of Open Market common stock received by the stockholder as a result of the merger, including both shares of Open Market common stock received outright and shares of Open Market common stock placed in escrow on the stockholder's behalf.

   No gain or loss will be recognized by a FutureTense stockholder upon the distribution of escrowed shares of Open Market common stock to the stockholder upon termination of the escrow arrangement.

   If the indemnification representative elects to sell any of the escrowed shares of Open Market common stock, each stockholder will recognize gain or loss at the time of sale in an amount equal to the difference, if any, between that stockholder's basis in the escrowed shares that are sold on his behalf (determined under clause (ii) under the heading "--Tax Consequences to FutureTense Stockholders," above) and the amount realized upon the sale, notwithstanding that the escrow agent will retain the proceeds of the sale. No further gain or loss will be recognized by a FutureTense stockholder upon the receipt of any such sale proceeds that are distributed to the stockholder upon termination of the escrow agreement.

   If shares of escrowed Open Market common stock are distributed to Open Market on behalf of a FutureTense stockholder in satisfaction of indemnification claims, although the tax consequences to such stockholder are not clear because of the absence of legislative, judicial or administrative, or other authority directly on point, such FutureTense stockholder should be able to take the position that gain or loss should not be recognized. It is possible, however, that the IRS may assert that gain or loss should be recognized. Stockholders should consult their tax advisors for advice and more information on this point.

   Each FutureTense stockholder will be subject to United States federal income tax on all amounts earned on property held by the escrow agent and credited to that stockholder. Any dividends paid on the escrowed Open Market common stock will be distributed currently to the FutureTense stockholders, subject to limited exceptions. Any other earnings with respect to property held in the escrow will be retained by the escrow agent and will remain subject to indemnification claims, notwithstanding that the FutureTense stockholders are subject to United States federal income tax on these amounts.

   In the event that some or all of the proceeds from any sales of escrowed shares on behalf of a stockholder, or earnings on escrowed property, are distributed to Open Market in satisfaction of an indemnification claim, the amount of such proceeds will be allocated among and added to the stockholder's tax basis in the stockholder's remaining shares of Open Market common stock. In the event that some or all of the shares of escrowed stock are distributed to Open Market in satisfaction of an indemnification claim, the stockholder's tax basis in such shares of escrowed stock that have been returned to Open Market will be allocated among and added to the stockholder's tax basis in the stockholder's remaining shares of Open Market common stock (unless gain or loss has already been recognized on those shares, see above, in which case the adjustment to basis may differ).

   FutureTense stockholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's FutureTense stock and a description of the Open Market common stock received therefor. FutureTense stockholders are urged to consult their tax advisors with respect to this statement and any other tax reporting requirements.

   We intend this discussion to provide only a summary of the material federal income tax consequences of the merger. We do not intend that it be a complete analysis or description of all potential federal income tax consequences of the merger. We do not address certain categories of stockholders, and we do not address state, local or foreign tax consequences. In addition, as noted above, we do not address tax consequences that may vary with, or are contingent upon, individual circumstances. We strongly urge you to consult your tax advisor to determine your particular United States federal, state, local or foreign income or other tax consequences resulting from the merger, in light of your individual circumstances.

Nasdaq National Market Quotation

   It is a condition to the closing of the merger that the shares of Open Market common stock to be issued pursuant to the merger agreement be listed on the Nasdaq National Market. Open Market filed a notification form for listing of additional shares on August 5, 1999.

Resales of Open Market Common Stock Issued in Connection with the Merger; Affiliate Agreements

   Open Market common stock issued in connection with the merger will be freely transferable, except that shares of Open Market common stock received by persons who are deemed to be "affiliates," as such term is defined by Rule 144 under the Securities Act of 1933, of FutureTense at the effective time of the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. The executive officers and directors and persons who may be affiliates of FutureTense have executed a written affiliate agreement providing, among other things, that such person will not offer, sell, transfer or otherwise dispose of any of the shares of Open Market common stock obtained as a result of the merger except in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder. Each affiliate agreement also will provide that the affiliate covered by such agreement may not take a number of actions that would jeopardize the accounting treatment of the merger as a pooling of interests. The executive officers and directors and persons who may be affiliates of Open Market have executed a written agreement providing that the affiliate covered by such agreement may not take actions that would jeopardize the accounting treatment of the merger as a pooling of interests.

   Securities and Exchange Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of Open Market and FutureTense by their affiliates. The pooling of interests method of accounting will generally not be challenged by the Securities and Exchange Commission on the basis of sales by affiliates if they do not dispose of any of the shares of Open Market or FutureTense during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of Open Market have been published.

Cautionary Statement Concerning Forward-Looking Statements

   Open Market and FutureTense believe this document and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Open Market and FutureTense, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of Open Market set forth:

  . under "Summary," "Selected Historical and Unaudited Pro Forma Combined Financial Data," "Risk Factors," "The Merger--Background of the Merger," "Open Market's Reasons for the Merger," "FutureTense's Reasons for the Merger," "--Opinion of Financial Advisor to Open Market," and "Unaudited Pro Forma Condensed Combined Financial Statements"; and

  . under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Open Market's Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q incorporated by reference into this document.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Open Market or FutureTense may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 6. In addition to the risk factors and other important factors discussed elsewhere in the documents which are incorporated by reference into this joint proxy statement/prospectus, you should understand that the following important factors could affect the future results of Open Market and could cause results to differ materially from those suggested by the forward-looking statements:

  . increased competitive pressures, both domestically and internationally, which may affect sales of Open Market's products and impede Open Market's ability to maintain its market share and pricing goals;

  . changes in United States, global or regional economic conditions which may affect sales of the combined company's products and increase costs associated with manufacturing and distributing such products;

  . changes in United States and global financial and equity markets, including significant interest rate fluctuations, which may increase the cost of external financing for Open Market's operations, and currency fluctuations, which may negatively impact Open Market's reportable income;

  . problems arising from the potential inability of computers to properly recognize and process date-sensitive information beyond January 1, 2000 which may result in an interruption in, or a failure of, normal business activities or operations of Open Market, its suppliers and customers;

  . changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies which may adversely affect Open Market's business or ability to compete; and

  . other risks and uncertainties as may be detailed from time to time in Open Market's public announcements and Securities and Exchange Commission filings.

   This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

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

                              THE MERGER AGREEMENT

   The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this summary. The summary is not complete and is qualified in its entirety by reference to the merger agreement. We urge all stockholders of Open Market and FutureTense to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

General

   Following the adoption of the merger agreement by the stockholders of FutureTense, the approval of the issuance of shares of Open Market common stock as contemplated by the merger agreement by the stockholders of Open Market and the satisfaction or waiver of the other conditions to the merger, a wholly-owned subsidiary of Open Market, named "OM/SA Acquisition Corporation," will be merged into FutureTense. FutureTense will survive the merger as a wholly-owned subsidiary of Open Market. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the surviving corporation of a duly executed certificate of merger with the Secretary of State of the State of Delaware.

Conversion of Shares

   Treatment of FutureTense Preferred Stock. Holders of at least two-thirds of each of the FutureTense series of preferred stock have agreed to convert their preferred stock to common stock immediately prior to the merger. As a result, immediately prior to the merger each outstanding share of FutureTense Series A preferred stock, Series B preferred stock and Series C preferred stock will be converted into five shares of FutureTense common stock and each outstanding share of FutureTense Series D preferred stock will be converted into one share of FutureTense common stock.

   Treatment of FutureTense Common Stock and Determination of Conversion
Ratio. At the effective time of the merger, each issued and outstanding share of FutureTense common stock, other than shares held in the treasury of FutureTense, shares held by Open Market or OM/SA Acquisition Corporation or dissenting shares, will be converted into the right to receive a number of shares of Open Market common stock equal to the conversion ratio. The conversion ratio will equal the number determined by dividing (a) the difference between (1) the sum of $125,000,000 and the aggregate amount receivable by FutureTense upon the exercise of outstanding options of FutureTense and (2) certain deductible obligations described below by (b) $14.7064, and then dividing the quotient by the sum of (x) the number of shares of common stock of FutureTense issued and outstanding, (y) the number of shares of common stock of FutureTense issuable upon exercise of outstanding options and warrants whether vested, unvested or subject to repurchase by FutureTense following the exercise and (z) the number of shares of common stock issuable by FutureTense upon conversion of its preferred stock, all of which will be determined immediately prior to the effective time of the merger.

   Deductible obligations are the sum, immediately prior to the effective time of the merger, of certain amounts paid or to be paid by FutureTense in connection with the merger, the preparation of the Registration Statement on Form S-4 and the transactions contemplated by the merger agreement, including the fees and expenses of R.S. Cheheyl, all FutureTense legal and accounting fees, the amount payable in respect of any outstanding FutureTense warrants payable in cash at the closing and not exercisable into shares of FutureTense, and the amount of any FutureTense indebtedness incurred after June 30, 1999 and before December 31, 1999 (or if earlier, the closing date), as adjusted.

   It is estimated that each share of FutureTense common stock outstanding immediately prior to the effective time of the merger will be exchanged for not less than .3590 nor more than .4011 of a share of Open Market common stock. Based on these estimated conversion ratios, approximately 6,800,000 to 7,700,000 shares of Open Market common stock will be issued in the merger. The actual number of shares of Open Market

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

common stock issued in the merger may not fall within this estimated range because the exact conversion ratio is dependent on a number of variables that cannot be calculated until shortly before the closing, including the number of shares of FutureTense common stock outstanding at the closing, the aggregate amount receivable by FutureTense upon the exercise of outstanding options of FutureTense and the amount of deductible obligations described above. For purposes of calculating the estimated conversion ratios above we have taken into account the uncertainty as to the timing of the closing of the merger and the future results of operations of FutureTense.

   One preferred stock purchase right will attach to and be issued with each share of Open Market common stock issued in the merger. Ten percent of all shares to be received by FutureTense stockholders in the merger will be placed in escrow to cover indemnification obligations.

Creation of Escrow

   By approving the merger, the FutureTense stockholders will authorize the creation of the escrow and the appointment of Jarret Collins as their representative with respect to indemnification matters (and Barry Fidelman as a substitute representative in the event Mr. Collins is unable to continue as such representative).

Treatment of FutureTense Stock Options

   At the effective time of the merger, each unexpired and unexercised outstanding option to purchase shares of FutureTense common stock, whether vested or unvested, previously granted by FutureTense under its stock option plan will be assumed by Open Market and converted into options to purchase shares of Open Market common stock. The number of shares of Open Market common stock subject to the assumed FutureTense stock options will be adjusted pursuant to the conversion ratio. Any fractional shares of Open Market common stock resulting from such adjustment will be rounded down to the nearest share. The exercise price per share of Open Market common stock under the FutureTense stock options will equal the exercise price per share of the FutureTense common stock under the original stock options divided by the conversion ratio. The exercise prices will be rounded up to the next highest whole cent.

Treatment of FutureTense Warrants

   At the effective time of the merger, all warrants to purchase shares of FutureTense common stock or FutureTense preferred stock issued by FutureTense will be assumed by Open Market and converted into warrants to purchase shares of Open Market common stock. The number of shares of Open Market common stock subject to the assumed FutureTense warrants will be adjusted pursuant to the conversion ratio. Any fractional shares of Open Market common stock resulting from such adjustment will be rounded down to the nearest share. The exercise price per share of Open Market common stock under the FutureTense warrants will equal the exercise price per share of the FutureTense common stock or FutureTense preferred stock under the original warrants divided by the conversion ratio. The exercise prices will be rounded up to the next highest whole cent.

Exchange of Stock Certificates

   Fractional Shares. Open Market will not issue any fractional shares of Open Market common stock in the merger. Instead, each holder of shares of FutureTense common stock or FutureTense preferred stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Open Market common stock will be entitled to receive cash (without interest) in an amount equal to the product of such fractional part of Open Market common stock multiplied by the closing price per share of the Open Market common stock on the Nasdaq National Market on the business day immediately preceding the closing.

   Surrender of Shares of FutureTense Common Stock and FutureTense Preferred Stock; Stock Transfer Books. Prior to the effective time of the merger, Open Market will mail a notice and transmittal form to each record holder of certificates representing FutureTense common stock and FutureTense preferred stock advising the holders of the anticipated effectiveness of the merger and the instructions for surrendering the certificates for Open Market common stock and for the payment in lieu of fractional shares. Holders of certificates who properly surrender their certificates in accordance with the instructions in the notice will receive certificates representing the number of shares of Open Market common stock (other than the shares placed in the escrow), cash in lieu of any fractional shares of Open Market common stock and any dividends or distributions to which they are entitled. The surrendered certificates will be cancelled.

   No Further Registration or Transfer of FutureTense Common Stock and FutureTense Preferred Stock. At the effective time of the merger, the stock transfer books of FutureTense will be closed and there will be no further transfers of shares of FutureTense common stock or FutureTense preferred stock on the records of FutureTense. After the effective time of the merger, the holders of FutureTense stock certificates will cease to have any rights with respect to such shares of FutureTense common stock and FutureTense preferred stock except as otherwise provided for in the merger agreement or by applicable law.

   Dividends and Distributions. No dividends or other distributions declared or made on or after the closing date of the merger with respect to shares of Open Market common stock will be paid to the holder of any unsurrendered FutureTense certificate with respect to the shares of Open Market common stock that the holder thereof is entitled to receive, and no cash payment in lieu of fractional shares will be paid to any such holder until the holder surrenders such FutureTense certificate as provided above and provides such customary representations and certifications as are requested in the transmittal form sent to each holder. Upon such surrender, Open Market will pay to the person in whose name the FutureTense certificates representing such shares of Open Market common stock will be issued, without interest, any dividends or distributions with respect to the shares of Open Market common stock which have a record date on or after the closing date of the merger and have become payable between the effective time of the merger and the time of such surrender.

   Lost Certificates. If any FutureTense certificates are lost, stolen or destroyed, a FutureTense stockholder must provide an appropriate affidavit of that fact. Open Market may require the owner of such lost, stolen or destroyed FutureTense certificates to deliver a bond as indemnity against any claim that may be made against Open Market with respect to the FutureTense certificates alleged to have been lost, stolen or destroyed.

   Holders of FutureTense common stock or FutureTense preferred stock should not send in their certificates until they receive a transmittal form from Open Market.

Representations and Warranties

   The merger agreement contains representations and warranties of Open Market, FutureTense and OM/SA Acquisition Corporation. These relate to:

  . their organization, existence, good standing, corporate power and similar corporate matters;

  .  their capitalization;

  . their authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . the absence of conflicts, violations and defaults under their corporate charters and by-laws and other agreements and documents;

  .  accounting and tax matters;

  .  brokers and finders; and

  .  the accuracy of information provided to the other party.

   FutureTense has also represented and warranted as to:

  .  required governmental and third-party consents;

  .  its subsidiaries;

  .  its financial statements;

  .  the absence of certain changes in its business since December 31, 1998;

  .  the absence of undisclosed liabilities;

  .  litigation;

  .  the absence of restrictions on its business activities;

  .  taxes and tax returns;

  .  its employee benefit plans;

  .  its material contracts, properties and leases;

  .  its licenses and permits;

  .  insurance;

  .  compliance with laws;

  .  intellectual property;

  .  its employees and consultants;

  .  environmental, health and safety matters;

  .  accounts receivable;

  .  powers of attorney;

  .  its customers;

  .  its suppliers;

  .  acquisitions;

  .  business relationships with affiliates;

  .  its books and records;

  .  the actions by its board of directors; and

  .  government contracts.

   Open Market has also represented and warranted as to the accuracy and completeness of documents and reports filed by Open Market with the SEC.

Certain Covenants

   Conduct of Business Prior to the Merger. FutureTense has agreed that it will carry on its business in the ordinary course in substantially the same manner as previously conducted, except as contemplated by the merger agreement. Specifically, FutureTense has agreed not to, without the prior written consent of Open Market:

  . with certain exceptions, issue or sell any shares of capital stock or other securities, except pursuant to the conversion or exercise of convertible securities, options or warrants;

  . effect a stock split or declare or make any dividends or other distribution on its shares of capital stock;

  . with certain exceptions, create, incur or assume indebtedness other than existing agreements, guarantee the obligations of any other person or entity or make any loans or investments in any other person or entity;

  . enter into, adopt or amend any employee benefit plan or employment or severance arrangement or increase the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees generally, or pay any benefit not required by any existing employee benefit plan;

  . acquire, sell, lease, encumber or otherwise dispose of any assets or property other than in the ordinary course of business;

  .  amend its charter or bylaws;

  .  change its accounting methods in any material respect;

  . discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

  . mortgage or pledge any of its property or assets or subject any assets to a security interest;

  . sell, assign, transfer or license any intellectual property other than in the ordinary course of business;

  . enter into, amend, terminate, take or omit to take any action that would constitute a violation or default under, or waive any rights under, any material contract or agreement;

  . make or commit to any capital expenditure in excess of $100,000 per expenditure or $750,000 in the aggregate;

  . take or fail to take any action with the knowledge that the action or failure to take action would result in the conditions of the merger set forth in the merger agreement not being satisfied;

  . take any action that would jeopardize the treatment of the merger as a pooling of interests transaction;

  .  make any material tax election; and

  .  hire any new employees for a salary in excess of $100,000 per annum.

   Open Market and FutureTense have each agreed to use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

   FutureTense is Restricted from Trying to Sell to Another Party. FutureTense has agreed that it will not, directly or indirectly, (1) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than Open Market) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of shares of FutureTense stock, proxy solicitation or other business combination involving FutureTense or (2) provide any non-public information concerning the business, properties or assets of FutureTense to any person or entity (other than Open Market). FutureTense has further agreed to cause each of its officers, directors, employees, representatives and agents not to do any of the things described above. FutureTense has agreed that it will immediately notify Open Market in detail about inquiries, discussions or negotiations of the nature described above.

   Director and Officer Insurance and Indemnification. After the effective time, Open Market will indemnify and hold harmless each present and former director and officer of FutureTense against any costs or expenses pertaining to matters existing or occurring at or prior to the effective time of the merger to the fullest extent permitted under Delaware law. The merger agreement provides that for a period of six years after the effective time of the merger, Open Market will cause the surviving corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by FutureTense's directors' and officers' liability insurance policies with respect to actions taken in their capacities as directors and officers of FutureTense; provided, that Open Market will not be required to expend in excess of 125% of the annual premium currently paid by FutureTense for such coverage.

   Open Market has agreed that, to the extent allowed by applicable law, all rights to indemnification existing on the date of the merger agreement in favor of the present officers and directors of FutureTense prior to the merger as provided in FutureTenses certificate of incorporation or bylaws shall continue in full force and effect for a period of six years following the merger.

   Governmental and Third-Party Approvals. FutureTense and Open Market have agreed to use their respective best efforts to obtain all approvals and authorizations of all third parties and governmental entities which are necessary to be obtained by them to consummate the merger.

   FutureTense is Required to Obtain Funding Through the Closing. FutureTense has agreed to obtain funding to the extent necessary to fund its operations in accordance with its existing business plan and to otherwise carry out its business through January 7, 2000. FutureTense is currently negotiating a loan agreement with Silicon Valley Bank for a loan in an amount up to $2,000,000. FutureTense will also enter into an agreement with Open Market pursuant to which Open Market will make loans to FutureTense of up to $1,000,000 in aggregate principal amount, in increments of not less than $100,000, subject to certain conditions, including:

  . FutureTense shall have borrowed all funds available for borrowing under its line of credit with Silicon Valley Bank (including the $2,000,000 loan being negotiated between Silicon Valley Bank and FutureTense);

  .  there are no defaults under the merger agreement; and

  . there are no defaults under the loan agreement between Open Market and FutureTense.

   Interest will accrue on all outstanding balances at the prime rate announced by The First National Bank of Boston from time to time plus 2% per year. The total amount of principal and accrued interest is due and payable in full the earlier of:

  .  February 28, 2000;

  .  45 days after the termination of the merger agreement; or

  . upon any debt or equity financing of FutureTense other than the $2,000,000 loan with Silicon Valley Bank.

   Pooling. Open Market and FutureTense shall use their best efforts to allow Open Market to account for the merger as a "pooling of interests" and shall use their best efforts to have delivered to Open Market:

  . a letter from PricewaterhouseCoopers LLP that FutureTense is "poolable" for accounting purposes under Accounting Principles Board Opinion No. 16; and

  . a letter from Arthur Andersen LLP that Open Market is "poolable" for accounting purposes and as to the appropriateness of accounting for the merger as a pooling of interests under Accounting Principles Board Opinion No. 16.

   Reseller Agreement. FutureTense and Open Market have entered into a non-exclusive reseller agreement on industry standard terms with no up-front, prepaid amounts due or minimum requirements, pursuant to which Open Market will be able to resell FutureTense's IPS product prior to the completion of the merger and undertake related joint marketing and joint development activities.

Related Matters After the Merger

   At the time of the merger, OM/SA Acquisition Corporation will be merged into FutureTense and FutureTense will become the surviving corporation in the merger and a wholly-owned subsidiary of Open

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

Market. Each share of OM/SA Acquisition Corporation common stock issued and outstanding immediately prior to the merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation. The certificate of incorporation of OM/SA Acquisition Corporation, as in effect immediately prior to the time of the merger, will become the certificate of incorporation of the surviving corporation, except that the name shall be changed to the name of FutureTense. The bylaws of OM/SA Acquisition Corporation will become the bylaws of the surviving corporation, except that the name shall be changed to the name of FutureTense.

Indemnification of Open Market by Stockholders

   The merger agreement provides that the FutureTense stockholders who receive Open Market common stock in the merger will indemnify Open Market for any and all damages, subject to the limitations described below, Open Market may suffer as a result of any of the following:

  . a misrepresentation or breach of any representation, warranty or covenant contained in the merger agreement;

  . any claim made by a FutureTense stockholder or former FutureTense stockholder based upon ownership or other stockholder rights; or

  . any liability arising out of any material tax return that FutureTense has not filed.

   The representations, warranties and obligations contained in the merger agreement continue in effect for one year following the closing.

   To secure the indemnification obligations of the FutureTense stockholders and optionholders, ten percent of the Open Market common stock that would otherwise be payable to the FutureTense stockholders at the closing will be held in escrow. Pursuant to the merger agreement, Jarret Collins has been designated as the representative of the FutureTense stockholders with respect to indemnification matters.

   The total liability of the FutureTense stockholders for their indemnification obligations shall not exceed the fair market value of amounts held in escrow, and the FutureTense stockholders shall not be liable until the aggregate claim for damages exceeds $500,000, at which time the FutureTense stockholders shall be liable for all damages in excess of $500,000. The foregoing limitations shall not apply to the breach of representations and warranties by Open Market or by FutureTense regarding organization and corporate existence, capitalization or authorization of the merger.

   No FutureTense stockholder shall have a right of contribution against FutureTense with respect to any breach by FutureTense of any representation, warranty, covenant or agreement.

Conditions to Obligations to Effect Merger

   The respective obligations of Open Market and FutureTense to effect the merger are subject to the satisfaction or waiver of the following conditions:
(1) the authorization of the issuance of shares of Open Market common stock in connection with the merger must have been approved by the stockholders of Open Market and (2) all applicable waiting periods, and any extensions of these periods, under the Hart Scott Rodino Act shall have expired or otherwise been terminated.

   In addition, the obligations of Open Market and OM/SA Acquisition Corporation to effect the merger are subject to the satisfaction or waiver of the following conditions:

  . the holders of no more than 3% of the outstanding voting stock of FutureTense vote against the approval of the merger agreement and dissent;

  . FutureTense must have obtained all waivers, permits, consents, approvals or other authorizations required by Open Market and effected certain registrations, filings and notices required to effect the merger;

  . the representations and warranties of FutureTense in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time except to the extent that the inaccuracy of any representation or warranty is the result of events or circumstances occurring after July 14, 1999 and any such inaccuracies would not have a material adverse effect on the ability of the parties to consummate the merger;

  . FutureTense shall have performed or complied with all obligations required to be performed or complied with under the merger agreement at or prior to the effective time of the merger;

  . no action, suit or proceeding shall be pending or threatened where an unfavorable judgment, order, decree, stipulation or injunction would prevent or cause the recision of the merger or have a material adverse effect on FutureTense;

  . Open Market shall have received a certificate executed on behalf of FutureTense making representations as required by the merger agreement;

  . Open Market shall have received an opinion from counsel to FutureTense in a form satisfactory to Open Market;

  . Open Market, the indemnification representative and the escrow agent must have entered into the escrow agreement;

  . Open Market must have received a letter from PricewaterhouseCoopers LLP containing statements and information of the type ordinarily included in accountants' "comfort letters";

  . the stockholders of FutureTense shall have approved and adopted the merger agreement;

  . Open Market shall have received an opinion from its counsel to the effect the merger is a reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code;

  . FutureTense shall have received monies to the extent necessary to enable it to fund its operations according to its existing business plan and to otherwise carry out its business in the ordinary course of business through January 7, 2000; and

  . FutureTense shall have terminated its 401(k) plan or shall have amended its 401(k) plan to exclude all employees other than FutureTense employees.

   In addition, the obligation of FutureTense to effect the merger is subject to the satisfaction of the following conditions:

  . the representations and warranties of Open Market and OM/SA Acquisition Corporation in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time except to the extent that the inaccuracy of any representation or warranty is the result of events or circumstances occurring after July 14, 1999 and any such inaccuracies would not have a material adverse effect on the ability of the parties to consummate the merger;

  . Open Market must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  . no action, suit or proceeding shall be pending or threatened where an unfavorable judgment, order, decree, stipulation or injunction would prevent or cause the recision of the merger or have a material adverse effect on Open Market;

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

  . FutureTense shall have received a certificate executed on behalf of Open Market making representations as required by the merger agreement;

  . FutureTense must have received an opinion from counsel to Open Market in a form satisfactory to FutureTense;

  . Open Market, the indemnification representative and the escrow agent must have entered into the escrow agreement;

  . the shares of Open Market common stock to be issued in the merger will have been authorized for listing on the Nasdaq National Market; and

  . FutureTense shall have received an opinion from its counsel to the effect the merger is a reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code.

Termination; Fees and Expenses

   The merger agreement may be terminated in the following ways at any time prior to the time of the merger:

  (1) Open Market and FutureTense may terminate the merger agreement by mutual written consent;

  (2) Open Market or FutureTense may terminate the merger agreement if the other party is in breach of any material representation, warranty or covenant contained in the merger agreement and such breach is not remedied within 10 days of delivery of written notice;

  (3) Open Market or FutureTense may terminate the merger agreement if the requisite vote of the stockholders of Open Market is not obtained at the Open Market special meeting (including any adjournment or postponement thereof);

  (4) Open Market may terminate the merger agreement by giving written notice to FutureTense if the closing has not occurred on or before January 7, 2000 by reason of the failure of any condition precedent to Open Market's closing of the merger unless the failure results primarily from a breach by Open Market or the OM/SA Acquisition Corporation of any representation, warranty or covenant contained in the merger agreement; or

  (5) FutureTense may terminate the merger agreement if the closing has not occurred on or before January 7, 2000 by reason of the failure of any condition precedent to its consummation of the merger unless the failure results primarily from a breach by FutureTense of any representation, warranty or covenant contained in the merger agreement.

   If either Open Market or FutureTense terminates the merger agreement pursuant to the reasons above, all obligations of the parties under the merger agreement shall terminate and there will be no liability, except for any liability of a party for breaches of the merger agreement, on the part of Open Market, FutureTense, OM/SA Acquisition Corporation or their respective officers, directors, stockholders or affiliates.

   In addition, the merger agreement may be terminated in the event that after the execution of the merger agreement and before January 7, 2000:

  (a) (i) Open Market enters into an agreement or letter of intent with a third-party to sell Open Market to that third-party (through a merger or otherwise) and as a result:

      (A) the board of directors of Open Market withdraws or withholds its recommendation to stockholders to vote in favor of the issuance of shares of Open Market common stock in connection with the merger; and

      (B) the vote of the stockholders of Open Market is not obtained; or

    (ii) a tender offer is made for the purchase of at least 80% of the outstanding securities of Open Market by a person or group that recommends to the Open Market stockholders to vote against the issuance of shares of Open Market common stock in connection with the merger or otherwise conditions such offer on the merger not being consummated and such tender offer is successful; or

    (iii) over 30% of the outstanding securities of Open Market are purchased by a third-party, the third-party votes against the issuance of shares of Open Market common stock in connection with the merger at Open Market's meeting of stockholders called for that purpose and the vote of the stockholders of Open Market is not obtained; and

  (b) certain conditions to closing of Open Market have been satisfied and FutureTense is not otherwise in breach of the merger agreement; or

in the event that FutureTense terminates the merger agreement which it shall have the right to do under any of the circumstances described in clauses
(a)(i), (ii) and (iii) above, then Open Market will pay FutureTense cash in the amount of $5,000,000 upon the closing of the sale, tender offer or other transaction by Open Market described in clauses (a)(i), (ii) or (iii) above.

   Except as described below, whether or not the merger is consummated, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring the expenses. Open Market shall pay all expenses incurred in relation to the printing of this proxy statement/prospectus.

   FutureTense does not have a right to terminate the merger agreement because of a decline in the share price of Open Market common stock.

Amendment and Waiver

   Generally, the boards of directors of Open Market and FutureTense may amend the merger agreement at any time prior to the effective time. However, after the stockholders of FutureTense approve the merger, any amendment will be restricted by the Delaware corporation statute. Amendments must be in writing and signed by all parties.

                               OTHER AGREEMENTS

Voting Agreements

   In connection with the execution of the merger agreement, Open Market entered into voting agreements with certain officers, directors, founders and 5% holders of FutureTense owning approximately 91% of the combined voting power of the outstanding capital stock of FutureTense. Pursuant to the voting agreements, each stockholder has agreed to vote all shares of FutureTense common stock and FutureTense preferred stock in favor of adoption of the merger agreement and the merger and has agreed to grant Open Market an irrevocable proxy to vote his or her shares in favor of adoption of the merger agreement and the merger. The voting agreements will terminate upon the earliest to occur of (1) the effective time of the merger or (2) any termination of the merger agreement in accordance with the terms thereof.

   In connection with the execution of the merger agreement, FutureTense entered into voting agreements with the executive officers and directors of Open Market owning approximately 16% of the outstanding common stock of Open Market as of July 1, 1999. Pursuant to the voting agreements, each executive officer and director has agreed to vote all of his or her shares of Open Market common stock in favor of approval of the issuance of Open Market common stock in connection with the merger and has granted FutureTense an irrevocable proxy to vote his or her shares in favor of approval of the issuance of Open Market common stock in connection with the merger. The voting agreements will terminate upon the earliest to occur of (1) the effective time of the merger or (2) any termination of the merger agreement in accordance with the terms thereof.

Escrow Agreement

   Open Market will deposit in escrow with the escrow agent a certificate representing the shares of Open Market common stock for the purpose of securing the indemnification obligations of the FutureTense stockholders pursuant to the merger agreement. The escrow shares will be issued in the name of the escrow agent or its nominee.

   During the term of the escrow agreement, the escrow shares will be voted by the escrow agent on behalf of the FutureTense stockholders in accordance with instructions received by the escrow agent from the FutureTense stockholders. In the absence of these instructions, the escrow agent need not vote these shares.

   Under the escrow agreement, the indemnification representative may sell Open Market common stock held in the escrow under certain circumstances, but the proceeds of the sale must be maintained in the escrow until it expires. Jarrett Collins, currently a director of FutureTense, is the initial indemnification representative.

   The escrow will terminate one year after the closing if Open Market makes no claims for indemnification.

   Promptly following the termination of the escrow, the escrow agent will (1) in the case of shares, deliver to Open Market's stock transfer agent the number of shares remaining in escrow and (2) in the case of cash, deliver to the FutureTense stockholders any cash remaining in escrow, after satisfying all obligations to deliver any cash or shares to Open Market pursuant to the merger agreement. The transfer agent will then deliver the shares to the FutureTense stockholders entitled to receive them.

   The escrow agent will distribute any cash dividends or property (other than securities) distributed with respect to the shares to the FutureTense stockholders.

   Open Market and FutureTense shall each be liable for certain fees and expenses of the escrow agent.

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

                           DESCRIPTION OF OPEN MARKET

   Open Market develops, markets, licenses and supports enterprise-class, application software products that allow its customers to engage in business-to-business and business-to-consumer Internet commerce, information commerce and commercial publishing. Open Market's software includes a wide spectrum of functionality required to conduct business on the Internet effectively, allowing companies to attract customers to their Web sites, to engage the customers in acting upon an offer, to complete the transaction and to service these customers once a transaction has been completed.

   Open Market's software products are used by a variety of companies across a broad spectrum of markets, including telecommunications, financial services, business-to-business, business-to-consumer (retail) and commercial publishing. These businesses take advantage of Open Market's solutions either directly by deploying the software within their own enterprises, or indirectly by procuring services from commerce service providers, or CSPs, running Open Market software. These CSPs offer commerce services to small and mid-sized companies that wish to outsource the cost and complexity associated with implementing and maintaining this software within their own organizations.

   Open Market has a differentiated set of products and services that are built upon an innovative product architecture, a fully integrated approach to security and patented technology. Open Market's products are based upon its distinctive SecureLink(TM) architecture which addresses the unique requirements of doing business over the Web. SecureLink provides a selling company the freedom to establish its electronic presence using virtually any system platform, any Web server software and any authorizing software or data repository. Similarly, SecureLink imposes few constraints on buyers, allowing them to make purchases from any Web-enabled client. SecureLink also functions over the established Web communications infrastructure including firewalls and proxy servers.

   Since June 30, 1998, Open Market has offered a suite of software products, which include Transact(TM), LiveCommerce(TM) and ShopSite(TM).

   Open Market's Transact performs comprehensive order management for Internet commerce, including capturing of orders (item, price, tax and shipping costs), processing orders (authenticating buyers, determining form of payment, processing payment and addressing fulfillment) and servicing orders online (order and shipment status, transaction statements and customer service). The fourth version of Transact was made generally available on March 31, 1998 and represents a significant re-architecture of the product. Transact is sold to two types of customers: (1) enterprise customers which use the product for their own Web-based business activities and (2) CSPs which use the product to provide Internet commerce transaction capabilities to their business customers.

   Open Market's LiveCommerce allows manufacturers, distributors and retailers to create and manage large catalogs on the Web. Open Market introduced LiveCommerce in September 1997. In combination with Transact, LiveCommerce represents a comprehensive Internet commerce solution for both large retailers and industrial manufacturers in industries such as scientific equipment, computers, office supplies, replacement parts and electronic components. Open Market first shipped LiveCommerce on October 31, 1997.

   Open Market's ShopSite provides small to medium-sized businesses with an easy to use store building tool. ShopSite was developed by Icentral Incorporated which Open Market acquired in April 1998. ShopSite, in conjunction with Transact, provides small to medium-sized businesses with a cost-effective way to conduct their business on-line.

   Open Market believes that offering a comprehensive suite of professional services is a critical component of the ultimate success of its customers. To this end, Open Market has invested in service program development and worldwide delivery capabilities. Open Market offers a full suite of services to its customers, including maintenance and technical support services, professional services and education services. Open Market supports its products from service centers in Burlington, Massachusetts and in Amsterdam, the Netherlands.

   Open Market was incorporated in Delaware in December 1993. Open Market's executive offices are located at One Wayside Road, Burlington, Massachusetts 01803. Its telephone number is (781) 359-3000, and its Internet web site is located at http://www.openmarket.com. "Open Market," "LiveCommerce," "Transact," "ShopSite" and "SecureLink" are all trademarks or registered trademarks of Open Market.

                           DESCRIPTION OF FUTURETENSE

Business

   FutureTense is a leading developer of content management software used as a platform upon which to build e-publishing and e-business applications. Its flagship product, the Internet Publishing System, also referred to as IPS, enables businesses to easily and economically contribute, publish, and share information throughout an enterprise and with users of the Internet. FutureTense has focused its marketing efforts towards on-line publishers, financial service organizations, Fortune 1000 corporations for both Internet and Intranet use, and large Internet portals.

   The IPS product was first shipped in July 1998 and version 2.0 was released in January 1999. It is a web-based, client-server, multi-user, system that automates HTML page production, streamlines the Web publishing process, and provides the ability to deliver any combination of static and dynamic pages. The IPS product open architecture incorporates application server technology, operates on the Windows NT or Sun Solaris platform and manages data stored in standard ODBC compliant databases, such as Oracle, Sybase and Informix. FutureTense also offers a Remote Ad Management System, or RAM, which captures and manages digital advertisements sent by advertisers to newspapers via modem, fax, or the Internet. The Remote Ad Management System routes the ads to the appropriate systems of the newspaper and returns updates to the advertisers. FutureTense's clients include Chase Manhattan Bank, Lucent, Netscape Netcenter, Space.com, The Washington Post and The New York Times.

   FutureTense believes its advanced technology enables clients to build, deliver and manage enterprise-class content management and delivery e-business systems in less time, at lower cost and with more functionality than existing alternatives. FutureTense believes that it has developed a unique architecture for meeting the technical demands of applications designed for e-publishing. By employing an open application server architecture and focusing on content management, FutureTense's solution provides an efficient platform for clients to build and deploy highly scalable applications quickly and cost-effectively. FutureTense believes that this architecture also provides a strong foundation on which it can develop future products.

   A key technological strength is the IPS product's ability to offer high performance page delivery and scalability while using industry hardware and software standards. FutureTense has invested significant resources in developing its product architecture to comply with widely accepted commercial software industry standards for building large scale Internet applications. Internet Publishing System currently uses the Netscape Application Server as the foundation for its infrastructure. FutureTense has announced its intention to offer the IPS product on the BEA Systems WebLogic application server in 1999. FutureTense also intends to support additional application servers in the future to allow customers the ability to choose from a variety of underlying packages. The IPS product can also be used in conjunction with other e-publishing and design tools and can be customized to meet specific user or industry needs.

   FutureTense currently markets its products through a direct sales force and indirectly through resellers. FutureTense has also begun to expand its indirect sales through relationships with systems integrators and original equipment manufacturers. As of June 30, 1999, FutureTense's field operations organization consisted of 35 sales executives, sales engineers and support engineers.

   As of June 30, 1999, FutureTense had a total of 87 employees. Of that total, 30 were in engineering, 45 in sales and marketing, and 12 in finance and administration. From time to time FutureTense has also employed independent contractors to support its professional services, product development, sales, marketing and business development organizations.

   FutureTense was incorporated in Delaware in April 1995. FutureTense's executive officers are located at 43 Nagog Park, Acton, Massachusetts 01720. Its telephone number is (978) 635-3600, and its Internet web site is located at http://www.futuretense.com. "FutureTense" and "Internet Publishing System" are all trademarks of FutureTense.

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

Management's Discussions and Analysis of Financial Condition and Results of Operations

 Overview

   FutureTense has experienced substantial losses since its inception, and as of June 30, 1999, it had an accumulated deficit of $17.8 million. These net losses and accumulated deficit resulted from FutureTense's lack of substantial revenue and the significant costs incurred in the development of its products and in the establishment of its sales and marketing organization. FutureTense expects to increase its expenditures in all areas in order to execute its business plan, particularly in sales and marketing and customer support. The planned increases in sales and marketing will primarily result from the hiring of additional sales force personnel and expansion of marketing programs to develop a worldwide integration partner program. The planned increase in customer support will be a combination of additional support personnel and the establishment of a professional services organization to support our network of integration partners.

   On October 20, 1997, FutureTense acquired substantially all of the operating assets and liabilities of Mission Critical Technologies, Inc., or MCT, in exchange for 128,748 shares of FutureTense's Series B preferred stock valued at $936,642 and a non-interest bearing note in the amount of $438,882. Assumed liabilities exceeded the fair value of the acquired tangible assets by $633,909. MCT was engaged in the design, development and distribution of software primarily to the publishing industry. The acquisition has been accounted for under the purchase method and accordingly, the purchase price has been allocated based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. A portion of the purchase price was allocated to purchased research and development projects that were identified as having no alternative future value and had not yet reached technological feasibility. Purchased research and development that had not yet reached technological feasibility and that had no alternative future use was valued using a risk adjusted cash flow model. This analysis resulted in an allocation of $428,555 to acquired in-process research and development expense that was charged to FutureTense's operations at the acquisition date. Approximately $233,000 was allocated to purchased software and the excess of cost over the fair value of net assets acquired has been allocated to goodwill, $1,347,857, which is being amortized over three years on a straight-line basis. Software acquired in the acquisition of MCT is being amortized on the straight-line method over the estimated useful life of three years. The operating results of MCT are included in FutureTense's results from the date of acquisition.

   Although FutureTense has experienced revenue growth in recent periods, there can be no assurance that such growth rates are sustainable, and therefore such growth rates should not be considered indicative of future operating results. There can also be no assurance that FutureTense will be able to continue to increase its revenue or attain profitability or, if increases in revenue and profitability are achieved, that they can be sustained. FutureTense believes that period-to-period comparisons of its historical operating results are not meaningful and should not be relied upon as an indication of future performance.

 Results of Operations

 Comparison of Results for the Six Months Ended June 30, 1999 and 1998

   Revenue

   Total revenue increased to $3.0 million for the six month period ended June 30, 1999 from $1.1 million for the six month period ended June 30, 1998.

   Product License and Sales Revenue. Product license and sales revenue increased to $1.4 million for the six month period ended June 30, 1999 from $585,000 for the six month period ended June 30, 1998. During the first six months of 1999, FutureTense continued to emphasize sales of its IPS product. Revenue for that product increased by over 1800% from the six month period ended June 30, 1998 to the six month period ended June 30, 1999, and constituted 78% of total product license and sales revenue for the six month period ended June 30, 1999. During this same period, FutureTense continued to de-emphasize sales of its RAM product and associated hardware.

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

   Services Revenue. Services revenue increased to $1.7 million for the six month period ended June 30, 1999 from $492,000 for the six month period ended June 30, 1998. This increase was primarily attributable to implementation and other professional services revenue for IPS sales and to a lesser degree revenue from software maintenance agreements for IPS customers. Revenue from installation services and software maintenance contracts for RAM sales increased moderately.

   Cost of Revenue

   Cost of Product License and Sales Revenue. Cost of product license and sales revenue increased to $298,000, or 21.3% of product license and sales revenue, for the six month period ended June 30, 1999 from $147,000, or 25.1% of product license and sales revenue, for the six month period ended June 30, 1998. Cost of product license and sales revenue included $31,000 for the six month period ended June 30, 1999 for inventory write-offs related to the RAM product. FutureTense anticipates that the cost of product license and sales revenue, primarily royalty obligations to third parties whose products are incorporated into FutureTense's products, will increase in absolute dollars as license revenue increases.

   Cost of Services Revenue. Cost of services revenue increased to $1.0 million, or 58.8% of services revenue, for the six month period ended June 30, 1999 from $368,000, or 74.8% of services revenue, for the six month period ended June 30, 1998. The increase in gross margin from 25.2% to 41.2% was the result of the increase in service revenue combined with the utilization of the existing customer support infrastructure acquired with MCT across a larger customer base. The number of customer service employees increased to 16 as of June 30, 1999 from nine as of June 30, 1998.

   Operating Expenses

   Research and Development. Research and development expenses consist primarily of compensation costs for developers and outside consultants involved in product development efforts. Research and development expenses increased to $1.9 million, or 63.3% of total revenue, for the six month period ended June 30, 1999 from $1.6 million, or 145.5% of total revenue, for the six month period ended June 30, 1998. The increase primarily resulted from costs associated with an increase in the number of research and development employees to 30 as of June 30, 1999 from 17 as of June 30, 1998, partially offset by a reduction in the use of contract developers. FutureTense anticipates that research and development expenses will continue to increase in absolute dollars but at a lower rate than revenue growth.

   Sales and Marketing. Sales and marketing expenses consist primarily of compensation costs for sales and marketing personnel, including sales commissions, travel expenses, trade shows, and other costs related to product promotion and marketing programs. Sales and marketing expenses increased to $2.6 million, or 86.7% of total revenue, for the six month period ended June 30, 1999 from $1.3 million, or 118.2% of total revenue, for the six month period ended June 30, 1998. The increase was primarily due to the establishment of a direct sales organization and increases to marketing staff during 1998 in conjunction with the introduction and marketing of the IPS product. Total sales and marketing personnel increased to 29 as of June 30, 1999 from 12 as of June 30, 1998. Sales commissions increased as a result of the increased revenue and larger sales force. In addition, the increase in total sales and marketing expense was attributable to costs associated with an increase in advertising and marketing programs. Sales and marketing expenses are anticipated to continue to increase in absolute dollars as FutureTense continues to develop its direct sales organization and expand into international markets.

   General and Administrative. General and administrative expenses consist primarily of compensation costs for finance, administration, executive management and facilities. General and administrative expenses increased to $1.4 million, or 46.7% of total revenue, for the six month period ended June 30, 1999 from $715,000, or 65.0% of total revenue, for the six month period ended June 30, 1998. The increase primarily resulted from costs associated with an increase in the number of general and administrative employees to 12 as of June 30, 1999 from nine as of June 30, 1998.

   Other Income (Expense). Interest income increased to $66,000, or 2.2% of total revenue, for the six month period ended June 30, 1999 from $53,000, or 4.8% of total revenue for the six month period ended June 30, 1998. Interest expense decreased to $22,000, or 0.7% of total revenue, for the six month period ended June 30, 1999 from $53,000, or 4.8% of total revenue, for the six month period ended June 30, 1998. The decrease was the result of FutureTense's repayment of debt with proceeds from its capital financing in the first six months of 1998.

 Comparison of Results for the Years Ended December 31, 1998 and 1997

   Revenue

   Total revenue, consisting of product license and sales revenue and services revenue, increased to $2.4 million for the year ended December 31, 1998 from $187,000 for the year ended December 31, 1997.

   Product License and Sales Revenue. Product license and sales revenue increased to $1.3 million for the year ended December 31, 1998 from $83,000 for the year ended December 31, 1997. FutureTense's IPS product was released for sale in June 1998 and rapidly grew to constitute 33% of FutureTense's product license and sales revenue for the year ended December 31, 1998. License and hardware revenue for FutureTense's RAM product, acquired in October 1997, constituted the remaining 67%.

   Services Revenue. Services revenue increased to $1.1 million for the year ended December 31, 1998 from $104,000 for the year ended December 31, 1997. This increase was primarily attributable to software maintenance contracts for the installed RAM product base and to a lesser extent implementation services for the new sales of both IPS and RAM products.

   Cost of Revenue

   Cost of Product License and Sales Revenue. Cost of product license and sales revenue increased to $447,000, or 34.4% of product license and sales revenue, for the year ended December 31, 1998 from $154,000, or 185.5% of product license and sales revenue, for the year ended December 31, 1997. Gross profit was reduced by $135,000 for the year ended December 31, 1998 due to an inventory write-off related to the RAM product. Cost of goods sold for hardware sales was $174,000, or 78.0% of hardware revenue, for the year ended December 31, 1998. Cost of product license and sales revenue for the year ended December 31, 1997 includes a $87,000 write-off of inventory.

   Cost of Services Revenue. Cost of services revenue increased to $833,000, or 75.7% of services revenue, for the year ended December 31, 1998 from $56,000, or 53.8% of services revenue, for the year ended December 31, 1997. The increase resulted primarily from the cost of the customer support organization established with the acquisition of MCT in October 1997.

   Operating Expenses

   Research and Development. Research and development expenses increased to $3.2 million, or 133.3% of total revenue, for the year ended December 31, 1998 from $1.6 million, or 855.6% of total revenue, for the year ended December 31, 1997. The increase primarily resulted from costs associated with an increase in the number of research and development employees to 22 as of December 31, 1998 from 14 as of December 31, 1997. FutureTense also increased its use of outside consultants to supplement engineering staff or gain specific expertise for development efforts. In addition, FutureTense wrote-off $429,000 for in-process research and development related to the acquisition of MCT in October 1997.

   Sales and Marketing. Sales and marketing expenses increased to $2.8 million, or 116.7% of total revenue, for the year ended December 31, 1998 from $1.5 million, or 802.1% of total revenue, for the year ended December 31, 1997. The increase was primarily due to costs associated with the establishment of a direct sales organization during 1998 in connection with the introduction of FutureTense's IPS product.

   General and Administrative. General and administrative expenses consist primarily of compensation costs for finance, administration and executive management, facilities, legal, audit and depreciation. General and administrative expenses increased to $1.6 million, or 66.7% of total revenue, for the year ended December 31, 1998 from $951,000, or 508.6% of total revenue, for the year ended December 31, 1997. The increase primarily resulted from costs associated with an increase in the number of general and administrative employees to nine as of December 31, 1998 from five as of December 31, 1997 and expansion of facility space in early 1998.

   Other Income (Expense). Interest income decreased to $56,000, or 2.3% of total revenue, for the year ended December 31, 1998 from $84,000, or 44.9% of total revenue, for the year ended December 31, 1997 as a result of lower average cash balances during 1998. Interest expense increased to $95,000 or 4.0% of total revenue, for the year ended December 31, 1998 from $35,000, or 18.7% of total revenue, for the year ended December 31, 1997. The increase in interest expense was the result of FutureTense's increased use of debt financing for equipment purchases in 1998 and the use of $1.5 million of debt financing during the fourth quarter of 1998.

 Comparison of Results for the Years Ended December 31, 1997 and 1996

   Revenue

   Total revenue increased to $187,000 for the year ended December 31, 1997 from $16,000 for the year ended December 31, 1996. The increase was due to revenue generated from the RAM product acquired from MCT in October 1997. Revenue for the year ended December 31, 1996 was derived from a component of an early version of IPS.

   Cost of Revenue

   Total cost of revenue increased to $210,000, or 112.3% of total revenue, for the year ended December 31, 1997 from $3,000, or 18.8% of total revenue, for the year ended December 31, 1996. The increase resulted primarily from costs related to supporting the MCT customer base acquired in October 1997 and an inventory write-off of $87,000.

   Operating Expenses

   Research and Development. Research and development expenses increased to $1.6 million for the year ended December 31, 1997 from $721,000 for the year ended December 31, 1996. The increase primarily resulted from an increase in the number of research and development employees to 14 as of December 31, 1997 from nine as of December 31, 1996. FutureTense also wrote-off $429,000 for in-process research and development related to the acquisition of MCT in October 1997.

   Sales and Marketing. Sales and marketing expenses increased to $1.5 million for the year ended December 31, 1997 from $1.2 million for the year ended December 31, 1996. The increase was primarily attributable to costs associated with programs to promote the companys new focus on electronic publishing and preparing for the release of the IPS product in the first half of 1998.

   General and Administrative. General and administrative expenses increased to $951,000 for the year ended December 31, 1997 from $764,000 for the year ended December 31, 1997, due primarily to an increase in headcount.

   Other Income (Expense). Interest income decreased to $84,000 for the year ended December 31, 1997 from $91,000 for the year ended December 31, 1996. Interest expense increased to $35,000 for the year ended December 31, 1997 from $7,000 for the year ended December 31, 1996. The decrease in interest income was the result of FutureTense's declining average cash balances after capital financing was received in 1996. The increase in interest expense was a result of an increase in debt obligations.

 Liquidity and Capital Resources

   Since its inception, FutureTense has funded operations primarily through net cash proceeds from private placements of preferred stock totaling $19.9 million through June 30, 1999. As of June 30, 1999, FutureTense had cash and cash equivalents totaling $1.8 million.

   Cash used for operating activities for the six month period ended June 30, 1999 was $4.1 million, primarily due to a net loss of $4.1 million and an increase in accounts receivable, prepaid expenses and other current assets partially offset by increases in accounts payable and accrued expenses and deferred revenue and customer deposits. As of June 30, 1999, accounts receivable included $604,000 from one significant customer. Cash used for operating activities for the year ended December 31, 1998 was $5.5 million, primarily due to a net loss of $6.4 million and an increase in accounts receivable, partially offset by increases in accrued expenses and deferred revenue.

   Cash used for investing purposes for the six month period ended June 30, 1999 was $528,000 and for the year ended December 31, 1998 was $398,000. Investing activities for both periods primarily consisted of purchases of computers, networking equipment and software for internal use.

   Cash provided by financing activities for the six month period ended June 30, 1999 was $4.7 million primarily the result of the issuance of preferred stock for net proceeds totaling $4.5 million. FutureTense also drew $262,000 on an available equipment line of credit to finance investing activities. Cash provided by financing activities for the year ended December 31, 1998 was $7.4 million, primarily due to the issuance of preferred stock for net proceeds totaling $8.5 million. This was partially offset by net payments on notes payable totaling $1.2 million.

   FutureTense's primary financial commitments consisted of notes payable under the equipment line of credit of $635,000 as of June 30, 1999 and $460,000 as of December 31, 1998.

   As of December 31, 1998, FutureTense had net operating loss carry forwards of approximately $12.5 million and research and development tax credit carry forwards of approximately $156,000 available for federal purposes to reduce future taxable income expiring on various dates beginning in 2010. Under the provisions of the Internal Revenue Code, certain substantial changes in FutureTense's ownership may result in a limitation of the amount of net operating loss carry forwards and research and development tax credit carry forwards which can be used in future years.

   During the six month period ended June 30, 1999, FutureTense recorded deferred compensation of $696,100 in connection with stock option grants. This amount represents the difference between the exercise price of the stock option grants and the estimated fair market value for accounting purposes of the common stock on the date of grant. Compensation related to options which vest over time was recorded as a component of stockholders' deficit and is being amortized over the vesting periods of the related options. Upon the closing of the merger, FutureTense will record a charge of approximately $275,000 relating to option acceleration.

   Since its inception, FutureTense has significantly increased its operating expenses. FutureTense anticipates that it will continue to experience significant growth in its operating expenses for the foreseeable future and that its operating expenses and capital expenditures will constitute a material use of FutureTense's cash resources. In the merger agreement, FutureTense has agreed to obtain funding to the extent necessary to fund its operations in accordance with its existing business plan and to otherwise carry out its business through January 7, 2000. FutureTense is currently negotiating a loan agreement with Silicon Valley Bank for a loan in an amount up to $2,000,000. FutureTense will also enter into an agreement with Open Market pursuant to which Open Market will, subject to certain conditions, make loans to FutureTense of up to $1,000,000 in aggregate principal amount. For more information, see "The Merger Agreement--Certain Covenants--FutureTense is Required to Obtain Funding Through the Closing." If these borrowings and cash generated from operations are insufficient to satisfy FutureTense's liquidity requirements, FutureTense will seek to sell debt securities or obtain additional credit facilities.

 Quantitative and Qualitative Disclosures About Market Risk

   FutureTense is exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. However, our exposure to currency exchange rate fluctuations has been and is expected to continue to be modest due to the fact that all sales outside of the United States have been transacted in U.S. dollars. Also, international sales to date have been a very small portion of total business to date. This situation could change as FutureTense looks to increase its market presence in international markets.

   FutureTense also owns financial instruments that are sensitive to market risks as part of its investment portfolio. The investment portfolio is used to preserve FutureTense's capital until it is required to fund operations, including FutureTense's marketing and product development activities. None of these market-risk sensitive instruments are held for trading purposes. The investment portfolio contains instruments that are subject to the risk of a decline in interest rates. FutureTense does not enter into derivatives or any other financial instruments for trading or speculative purposes.

Year 2000 Readiness Disclosure

 General

   Many installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software products used by many companies may need to be upgraded to comply with year 2000 requirements. Significant uncertainty exists in the software industry concerning the potential impact of the year 2000 phenomenon.

   FutureTense considers year 2000 compliance as the ability to:

  .  correctly handle date information after December 31, 1999;

  . function according to the product documentation provided without material changes in operations resulting from the advent of a new century; and

  .  recognize the year 2000 as a leap year.

 Systems

   FutureTense's internal systems include both its information technology and non-information technology systems. FutureTense has initiated an assessment of its material internal systems, and expects to complete the testing of all internal systems during 1999. To the extent that it is able to test the technology in its systems that is provided by third-party vendors, FutureTense is seeking assurances from these vendors that their technology is year 2000 compliant. FutureTense is not currently aware of any material operational issues or costs associated with preparing its systems for the year 2000. Notwithstanding these efforts, FutureTense may experience material unanticipated problems (operations and otherwise) as a result of the year 2000 problem. FutureTense may also experience material unexpected costs caused by undetected errors or defects in the technology used in its systems. The foregoing could result in a material adverse effect on FutureTense's business, financial condition and results of operations.

 Products

   FutureTense tested its IPS product and believes that it does not produce errors in processing date data in connection with the year change from December 31, 1999 to January 1, 2000, when used with accurate date data and in accordance with FutureTense documentation, provided that all other products used with the IPS product properly exchange date data with the IPS product. The IPS product can be customized to support inference rules that convert two-digit date formats into full four-digit formats. The IPS product recognizes the year 2000 as a leap year, and it correctly process functions relating to February 29, 2000.

   FutureTense also tested its RAM product to verify that it does not produce errors in processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used with accurate date data in accordance with FutureTense documentation, provided that all other products used with the RAM product properly exchange date data with the RAM product. The RAM product supports inference rules that convert two-digit date formats into full four-digit formats. The RAM product recognizes the year 2000 as a leap year, and it correctly process functions relating to February 29, 2000.

   Users may experience year 2000 errors if the underlying operating system of the host machine and/or any other software, firmware, hardware or data used with or in the host machine or with FutureTense's products is not year 2000 compliant. FutureTense has not tested its products on all platforms or all versions of operating systems that it currently supports and FutureTense's testing did not cover user-customizable features or third-party add-on features. FutureTense may need to incur additional unanticipated costs in order to modify its products to make them year 2000 compliant. These costs could be material, and thus could result in a material adverse effect on its business, financial condition and results of operations.

   FutureTense has tested software and other materials obtained from third parties that are incorporated into or sold with its products by using industry standard testing methods to ensure its products are year 2000 compliant. Despite testing done by FutureTense, its products may contain undetected errors or defects associated with the year 2000. In many of its client contracts FutureTense provides assurances and warranties regarding the year 2000 compliance of its products. Known or unknown errors or defects in FutureTense's products could result in delay or loss of revenues, cancellation of client contracts, diversion of development resources, damage to its reputation, litigation against FutureTense and/or increased service and warranty costs, all or any of which could result in a material adverse effect on FutureTense's business, financial condition and results of operations.

 Contingency plans

   FutureTense does not currently have any information concerning the year 2000 compliance status of its clients. As is the case with other similarly situated software companies, if FutureTense's current or future clients fail to achieve year 2000 compliance or if they divert technology expenditures to address year 2000 compliance problems, its business, financial condition and results of operations could be materially and adversely affected. In addition, the purchasing patterns of FutureTense's clients or potential clients may be affected by year 2000 issues because they may be required to expend significant resources on year 2000 compliance, rather than investing in new software solutions or services such as those offered by it. The foregoing could have a material adverse effect on FutureTense's business, financial condition and results of operations.

   FutureTense has not yet developed a contingency plan to address situations that may result if it is unable to achieve year 2000 compliance. The cost of developing and implementing such a plan may itself be material. Finally, FutureTense is also subject to external forces that might generally affect industry and commerce, such as utility or transportation company year 2000 compliance failures and related service interruptions. All of these factors could result in a material adverse effect on FutureTense's business, financial condition and results of operations.

Management

 Directors and Executive Officers

   Set forth below is each person who will become a director or executive officer of Open Market following the merger:

Name                      Age Position at FutureTense
----                      --- -----------------------
Bagepalli Cheluva
 Krishna.................  39 Chief Technology Officer, Secretary and Director
Harland K. LaVigne.......  58 Director
Ronald J. Matros.........  45 President, Chief Executive Officer and Director
Carol J. Mitchell........  53 Vice President, Sales
Paul L. Sagan............  40 Director

   Bagepalli Cheluva Krishna, a founder of FutureTense, has been employed by FutureTense since April 1995, and is currently serving as Chief Technology Officer. From 1987 to 1995, Mr. Krishna served as a member of the Advanced Development Engineering Group at Digital Equipment Corporation.

   Harland K. LaVigne has been a member of the FutureTense board of directors since August 1996. Since 1995, Mr. LaVigne has been Chief Executive Officer and President of Starburst Software Corp. From 1993 to 1994, Mr. LaVigne was Chief Executive Officer of Sofnet, Inc.

   Ronald J. Matros has served as President and Chief Executive Officer of FutureTense since March 1997. Mr. Matros will be President and Chief Operating Officer of Open Market following the closing of the merger. Mr. Matros was employed by WSI Corporation, a wholly-owned subsidiary of The Analytical Sciences Corporation, from January 1992 to February 1997. From January 1992 to December 1996, Mr. Matros was Vice President of Sales and Marketing, and from December 1996 to February 1997, he was Executive Vice President and Chief Operating Officer of WSI Corporation.

   Carol J. Mitchell has served as Vice President, Sales of FutureTense since February 1998. From April 1995 to December 1997, Ms. Mitchell was Vice President of Sales at Inso Corporation. From September 1987 to April 1995, Ms. Mitchell was a Sales Unit Manager at Digital Equipment Corporation.

   Paul L. Sagan has been a member of the FutureTense board of directors since October 1998. Since October 1998, Mr. Sagan has been Chief Operating Officer of Akamai Technologies, Inc. and beginning April 1999, he also assumed the position of President. From July 1997 to July 1998, Mr. Sagan was a senior advisor to World Economic Forum. From September 1991 to December 1996, Mr. Sagan was employed by Time Warner, Inc., most recently as President and Editor of Time Inc. New Media.

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

Executive Compensation

   The following Summary Compensation Table sets forth the total compensation paid or accrued for the year ended December 31, 1998 for FutureTense's chief executive officer and the other executive officers who were employed by FutureTense at December 31, 1998 and who will be executive officers of Open Market after the merger (collectively, the "named executive officers").

                           Summary Compensation Table

                                 Annual                        Long-term
                              Compensation                Compensation Awards
                             ---------------              --------------------
Name and Principal Position                  Other Annual Number of Securities
in 1998                       Salary  Bonus  Compensation  Underlying Options
---------------------------  -------- ------ ------------ --------------------
Ronald J. Matros............ $170,000  3,000    2,400(1)        245,015
 President, Chief Executive
 Officer and Director
Carol J. Mitchell........... $113,550 27,000    1,800(1)        125,000
 Vice President, Sales
Bagepalli Cheluva Krishna... $124,167  6,076    2,400(1)             --
 Chief Technology Officer,
 Secretary and Director

--------
(1) Consists of payments made to cover employer contributions to FutureTense's flexible spending plan.

                           Option Grants During 1998

   The following table sets forth certain information regarding stock options granted in 1998 to the named executive officers.

                                                                            Potential
                                                                           Realizable
                                                                            Value at
                                                                         Assumed Annual
                                      Individual Grants(1)                  Rates of
                         -----------------------------------------------   Stock Price
                                                                          Appreciation
                                                                           for Option
                         Securities   % of Total    Exercise                 Term(2)
                         Underlying Options Granted  or Base             ---------------
                                    to Employees in
                          Options     Fiscal Year     Price   Expiration
Name                     Granted(1)      1998       ($/share)    Date    5% ($)  10% ($)
----                     ---------- --------------- --------- ---------- ------- -------
Ronald J. Matros........  245,015        16.59%       $0.20    10/09/08  $30,818 $78,098
Carol J. Mitchell.......  125,000         8.47%       $0.20    03/09/08  $15,722 $39,844
Bagepalli Cheluva
 Krishna................       --           --           --          --       --      --

--------
(1) Stock options were granted under the FutureTense 1996 Stock Incentive Plan at an exercise price equal to the fair market value of the FutureTense common stock on the date of grant. Options have a term of ten years from the date of grant and become exercisable as to 6.25% of the shares covered at the end of the first quarter following the date of grant and for each quarter thereafter for the next fifteen quarters.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming specified compounded rates of appreciation (5% and 10%) on FutureTense common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect FutureTense's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of FutureTense's common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

                    Aggregated Fiscal Year-End Option Values

   The following table sets forth information regarding exercisable and unexercisable stock options held as of December 31, 1998 by each of the named executive officers of FutureTense. There was no public trading market for the FutureTense common stock as of December 31, 1998. The FutureTense board of directors determined that the fair market value of the FutureTense common stock in December 1998 was $.20, which is equal to the exercise price of all options held by each named executive officer of FutureTense. Accordingly, the unexercised stock options had no value as of December 31, 1998. None of the named executive officers of FutureTense exercised options in 1998.

                                                         Number of Securities
                                                        Underlying Unexercised
                                                        Options at Fiscal Year-
                                                                  End
                                                       -------------------------
Name                                                   Exercisable Unexercisable
----                                                   ----------- -------------
Ronald J. Matros......................................   214,369      485,631
Carol J. Mitchell.....................................    23,438      101,562
Bagepalli Cheluva Krishna.............................       --           --

Certain Transactions

 Issuance of Promissory Notes and Sales of Stock

   In January 1996, FutureTense issued a promissory note in the aggregate principal amount of $100,000 to Greylock Equity Limited Partnership. Mr. Kaiser, one of FutureTense's directors, is a general partner of a general partner of Greylock Equity Limited Partnership. This note was cancelled in connection with the issuance of the Series A preferred stock.

   In February 1996, FutureTense issued an aggregate of 380,651 shares of Series A preferred stock at a purchase price of $3.15 per share. Of that amount, it issued 317,209 shares to Greylock Equity Limited Partnership.

   In July 1996, FutureTense issued an aggregate of 754,178 shares of Series B preferred stock at a purchase price of $7.275 per share. Of that amount, it issued 171,822 shares to Greylock Equity Limited Partnership.

   In February 1998, FutureTense issued an aggregate of 711,842 shares of Series C preferred stock at a purchase price of $7.29 per share. Of that amount, it issued 212,919 shares to Greylock Equity Limited Partnership.

   In December 1998, FutureTense issued an aggregate of 5,436,837 shares of Series D preferred stock at a purchase price of $1.4806 per share. Of that amount, it issued 1,013,103 shares to Greylock Equity Limited Partnership. FutureTense also issued 67,540 shares to Mr. Sagan, one of its directors.

   In connection with the preferred financings, FutureTense entered into a right of first refusal and co-sale agreement which contained certain rights and restrictions, all of which will terminate upon the closing of the merger. In addition, FutureTense entered into an investor rights agreement which granted registration rights to certain stockholders, including Greylock Equity Limited Partnership.

 Compensation Plans

   In April 1999, FutureTense and Mr. Matros entered into the 1999 Chief Executive Officer Compensation Plan Agreement. The compensation plan provides a bonus of $3,000 per quarter and an additional $3,000 in 1999 in connection with established quarterly and annual expense targets. No bonus will be paid if expenses are greater than the expense targets. In addition, a bonus of $3,000, $1,500 or $750 will be paid in connection with the achievement of 100%, 90% or 75%, respectively, of an established revenue goal. Any portion of the bonus based on revenue goals not paid in any quarter may be paid in a subsequent quarter if the year-to-date revenue goal is achieved. An additional bonus of $3,000 may be paid if the annual revenue goal is achieved and an additional bonus of $3,000 may also be paid if the expense target is achieved. As of August 31, 1999, Mr. Matros has been paid an aggregate of $6,750 in connection with this compensation plan.

   In addition, in April 1999, FutureTense and Ms. Mitchell entered into the 1999 Vice President of Sales Compensation Plan Agreement. This compensation plan provides a quarterly bonus of up to $15,000 in connection with established booking goals and $5,000 in connection with established revenue goals. No bonus is paid for achievement of less than 75% of either goal. For achievement of greater than 75% of each goal, the bonus paid is the product of the percentage of each goal achieved and the maximum bonus for each goal. In addition, any portion of the bonus not paid in any quarter may be paid in a subsequent quarter if the year-to-date goals are achieved. In addition, if 100% of the booking goal is achieved in each quarter, the vice president of sales will be granted an option to purchase 12,500 shares of FutureTense common stock. As of August 31, 1999, Ms. Mitchell has been paid an aggregate of $38,870 in connection with this compensation plan and has been issued options to purchase 25,000 shares of FutureTense common stock.

 Issuance of Options

   In October 1998, FutureTense issued options to purchase 40,000 shares of FutureTense common stock to Mr. Sagan at an exercise price of $.20 per share. These shares vest pro rata over 16 quarters beginning on December 31, 1998. Assuming the completion of the merger in October 1999, approximately 15,000 shares will become exercisable upon the closing of the merger.

   FutureTense issued options to purchase 454,985 shares of FutureTense common stock in March 1997, 245,015 shares of FutureTense common stock in October 1998 and 100,000 shares of FutureTense common stock in April 1999, to Mr. Matros at an exercise price of $.20 per share. These shares vest pro rata over 16 quarters beginning on the first quarter end following the date of grant. Assuming the completion of the merger in October 1999, approximately 441,880 shares will become exercisable upon the closing of the merger.

   In November 1996, FutureTense issued options to purchase 62,500 shares of FutureTense common stock to Mr. LaVigne at an exercise price of $.20 per share. These shares vest pro rata over 16 quarters beginning on December 31, 1996. Assuming the completion of the merger in October 1999, approximately 5,859 shares will become exercisable upon the closing of the merger.

   In addition, FutureTense issued to Ms. Mitchell options to purchase 125,000 shares of FutureTense common stock in February 1998 at an exercise price of $.20 per share, options to purchase 12,500 shares of FutureTense common stock in June 1999 at an exercise price of $3.00 per share and options to purchase 12,500 shares of FutureTense common stock in August 1999 at an exercise price of $4.70 per share. Assuming the completion of the merger in October 1999, approximately 89,452 shares will become exercisable upon the closing of the merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements assume a business combination between Open Market and FutureTense accounted for as a pooling of interests and are based on the respective historical consolidated financial statements and the notes thereto of Open Market and FutureTense. Historical financial statements of Open Market were audited by Arthur Andersen LLP and are incorporated by reference. The historical financial statements of FutureTense for the years ended December 31, 1996, 1997 and 1998 were audited by PricewaterhouseCoopers LLP, and are included herein. The pro forma combined condensed balance sheet combines Open Market's June 30, 1999 unaudited consolidated balance sheet with FutureTense's June 30, 1999 unaudited balance sheet. The pro forma statements of operations combine Open Market's historical operating results for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 with the corresponding FutureTense operating results.

   Open Market expects to incur merger-related pre-tax charges covering the costs of the merger principally in the quarter in which the merger is consummated. Such pre-tax charges, which are currently estimated to be in the range of $4.0 million, will primarily consist of the direct costs of the merger, including fees to financial advisors, legal counsel and independent auditors and printing and other fees and expenses relating to holding a meeting of stockholders and preparing this joint proxy statement/prospectus. However, additional unanticipated expenses may be incurred in connection with this transaction. Additionally, upon the consummation of the merger, FutureTense will record a compensation charge of approximately $275,000 related to the acceleration of certain options previously granted at a price below fair market value for accounting purposes. The unaudited pro forma combined balance sheet reflects these estimated transaction costs and the compensation charge, but the effects of these costs are not reflected in the unaudited pro forma combined statement of operations.

   The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of future operating results or financial position of Open Market. No material pro forma adjustments are required to conform the financial reporting policies of Open Market and FutureTense for the periods presented. However, on a prospective basis Open Market will review the accounting practices of FutureTense to ensure consistency with those of Open Market. The pro forma combined condensed financial information does not give effect to any costs savings which may result from the integration of Open Market and FutureTense operations, nor are there any tax benefits that may result from the operating losses of FutureTense. The tax provision is based on the effective tax rates historically recorded by Open Market.

   The pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical financial statements and the related notes thereto of Open Market and FutureTense incorporated by reference or presented in this joint proxy statement/prospectus. See "Where You can Find More Information" and "Incorporation of Certain Documents by Reference."

                   Pro Forma Combined Condensed Balance Sheet

                              As of June 30, 1999
                                 (in thousands)
                                  (unaudited)

                                                            Pro Forma
                                                      -----------------------
                                 Open
                                Market    FutureTense Adjustments   Combined
                               ---------  ----------- -----------   ---------
Assets
Current Assets:
 Cash and cash equivalents.... $  15,961   $  1,836         --      $  17,797
 Marketable securities........    14,694        --          --         14,694
 Accounts receivable, net.....    25,429      2,224         --         27,653
 Inventory....................       --          64         --             64
 Prepaid expenses and other
  current assets..............     3,384        319         --          3,703
                               ---------   --------     -------     ---------
  Total current assets........    59,468      4,443         --         63,911
Property and equipment, net...    13,706        907         --         14,613
Long-term marketable
 securities...................       353        --          --            353
Intangible assets, net........    10,186        764         --         10,950
Other assets..................     1,372        --          --          1,372
                               ---------   --------     -------     ---------
Total assets.................. $  85,085   $  6,114         --      $  91,199
                               =========   ========     =======     =========
Liabilities and Stockholder's
 Equity
Current liabilities:
 Line of credit............... $  10,350   $    --          --      $  10,350
 Note payable.................       --         --          --            --
 Accounts payable.............     2,397        622         --          3,019
 Accrued expenses.............    11,592      1,385       4,000 (2)    16,977
 Deferred revenue.............     5,215      1,172         --          6,387
 Current maturities of long-
  term obligations............        78        559         --            637
                               ---------   --------     -------     ---------
  Total current liabilities...    29,632      3,738       4,000        37,370
Long-term obligations, net of
 current maturities...........     2,720         76         --          2,796
Redeemable convertible
 preferred stock..............               19,925     (19,925)(1)       --
Stockholders' equity:
 Preferred stock..............       --         --          --            --
 Common stock.................        36          1           6 (1)        43
 Additional paid-in capital...   188,979        814      19,919 (1)   209,712
 Deferred compensation........       --        (682)        275 (2)      (407)
 Accumulated deficit..........  (136,282)   (17,758)     (4,275)(2)  (158,315)
                               ---------   --------     -------     ---------
  Total stockholders' equity
   (deficit)..................    52,733    (17,625)     15,925        51,033
                               ---------   --------     -------     ---------
Total liabilities and
 stockholders' equity......... $  85,085   $  6,114         --      $  91,199
                               =========   ========     =======     =========

--------
(1) Reflects the conversion of FutureTense preferred and common stock based on the conversion ratio described in the merger agreement. The conversion ratio equals the number determined by dividing (a) the difference between
    (i) the sum of $125,000,000 and the aggregate amount receivable by FutureTense upon the exercise of outstanding options of FutureTense and
    (ii) certain deductible obligations by (b) $14.7064, and then dividing the quotient by the sum of (x) the number of shares of common stock of FutureTense issued and outstanding, (y) the number of shares of common stock of FutureTense issuable upon the exercise of outstanding options and warrants and (z) the number of shares of common stock issuable by FutureTense upon conversion of its preferred stock in connection with the merger.

(2) Reflects expenses of $4.0 million in connection with the merger including advisors fees, legal and accounting services and other integration costs. Additionally, upon the consummation of the merger, FutureTense will record a compensation charge of approximately $275,000 related to the acceleration of certain options previously granted at a price below fair market value for accounting purposes. However, the effects of these costs and the compensation charge are not reflected in the unaudited pro forma statements of operations.

        Unaudited Pro Forma Combined Condensed Statements of Operations

                      For the Year Ended December 31, 1996
                     (in thousands, except per share data)

                                                                      Pro Forma
                                              Open Market FutureTense Combined
                                              ----------- ----------- ---------
Revenues:
  Product revenues..........................   $ 17,200     $    16   $ 17,216
  Service revenues..........................      5,301         --       5,301
                                               --------     -------   --------
    Total revenues..........................     22,501          16     22,517
                                               --------     -------   --------
Cost of Revenues;
  Product revenues..........................        768           3        771
  Service revenues..........................      4,725         --       4,725
                                               --------     -------   --------
    Total cost of revenues..................      5,493           3      5,496
                                               --------     -------   --------
    Gross profit............................     17,008          13     17,021
                                               --------     -------   --------
Operating Expenses:
  Selling and marketing.....................     23,810       1,196     25,006
  Research and development..................     16,393         721     17,114
  General and administrative................      5,925         764      6,689
                                               --------     -------   --------
    Total operating expenses................     46,128       2,681     48,809
                                               --------     -------   --------
    Loss from operations                        (29,120)     (2,668)   (31,788)
Interest income.............................      3,042          91      3,133
Interest expense............................        (79)         (7)       (86)
Other (expense)/income......................          7         --           7
                                               --------     -------   --------
  Loss before provision for income taxes....    (26,150)     (2,584)   (28,734)
Provision for income taxes                          360         --         360
                                               --------     -------   --------
  Net loss..................................   $(26,510)    $(2,584)  $(29,094)
                                               ========     =======   ========
Accretion of preferred stock................       (900)        (66)      (966)
                                               --------     -------   --------
Net loss applicable to common stockholders..   $(27,410)    $(2,650)  $(30,060)
                                               ========     =======   ========
Net loss per share-basic and diluted........   $  (1.31)              $  (1.42)
                                               ========               ========
Weighted average common equivalent shares
 outstanding-basic and diluted..............     20,923                 21,201
                                               ========               ========
Net loss per share--proforma................                          $  (1.06)
                                                                      ========
Weighted average common equivalent share
 outstanding--proforma......................                            27,448
                                                                      ========

        Unaudited Pro Forma Combined Condensed Statements of Operations

                      For the Year Ended December 31, 1997
                     (in thousands, except per share data)

                                                                     Pro Forma
                                             Open Market FutureTense Combined
                                             ----------- ----------- ---------
Revenues:
  Product revenues..........................  $  48,168    $    83   $ 48,251
  Service revenues..........................     13,092        104     13,196
                                              ---------    -------   --------
    Total revenues..........................     61,260        187     61,447
                                              ---------    -------   --------
Cost of Revenues;
  Product revenues..........................      2,477        154      2,631
  Service revenues..........................      9,166         56      9,222
                                              ---------    -------   --------
    Total cost of revenues..................     11,643        210     11,853
                                              ---------    -------   --------
    Gross profit............................     49,617        (23)    49,594
                                              ---------    -------   --------
Operating Expenses:
  Selling and marketing.....................     36,554      1,525     38,079
  Research and development..................     26,732      1,575     28,307
  General and administrative................     11,335        951     12,286
  In-process research and development.......     34,250        429     34,679
                                              ---------    -------   --------
    Total operating expenses................    108,871      4,480    113,351
                                              ---------    -------   --------
    Loss from operations....................    (59,254)    (4,503)   (63,757)
Interest income.............................      2,827         84      2,911
Interest expense............................       (777)       (35)      (812)
Other (expense)/income......................       (218)       --        (218)
                                              ---------    -------   --------
  Loss before provision for income taxes....    (57,422)    (4,454)   (61,876)
Provision for income taxes..................        584        --         584
                                              ---------    -------   --------
  Net loss..................................  $(58,006)    $(4,454)  $(62,460)
                                              =========    =======   ========
Net loss per share--basic and diluted.......  $   (1.87)             $  (1.98)
                                              =========              ========
Weighted average common equivalent shares
 outstanding-basic and diluted..............     30,994                31,600
                                              =========              ========
Net loss per share--proforma................                         $  (1.87)
                                                                     ========
Weighted average common equivalent share
 outstanding--proforma......................                           33,352
                                                                     ========

        Unaudited Pro Forma Combined Condensed Statements of Operations

                      For the Year Ended December 31, 1998
                     (in thousands, except per share data)

                                                                       Pro
                                                 Open                 Forma
                                                Market   FutureTense Combined
                                               --------  ----------- --------
Revenues:
  Product revenues............................ $ 42,245    $ 1,338   $ 43,583
  Service revenues............................   19,900      1,063     20,963
                                               --------    -------   --------
    Total revenues............................   62,145      2,401     64,546
                                               --------    -------   --------
Cost of Revenues:
  Product revenues............................    2,767        447      3,214
  Service revenues............................   14,532        833     15,365
                                               --------    -------   --------
    Total cost of revenues....................   17,299      1,280     18,579
                                               --------    -------   --------
    Gross profit..............................   44,846      1,121     45,967
                                               --------    -------   --------
Operating Expenses:
  Selling and marketing.......................   32,013      2,758     34,771
  Research and development....................   23,275      3,178     26,453
  General and administrative..................   11,954      1,551     13,505
  In-process research and development.........    5,700        --       5,700
  Restructuring charge........................    2,042        --       2,042
                                               --------    -------   --------
    Total operating expenses..................   74,984      7,487     82,471
                                               --------    -------   --------
    Loss from operations......................  (30,138)    (6,366)   (36,504)
Interest income...............................    1,373         56      1,429
Interest expense..............................   (1,097)       (94)    (1,191)
Other (expense)/income........................     (285)       (39)      (324)
                                               --------    -------   --------
  Loss before provision for income taxes......  (30,147)    (6,443)   (36,590)
Provision for income taxes....................      325        --         325
                                               --------    -------   --------
  Net loss.................................... $(30,472)   $(6,443)  $(36,915)
                                               ========    =======   ========
Accretion of preferred stock..................      --         (54)       (54)
                                               --------    -------   --------
Net loss applicable to common stockholders.... $(30,472)   $(6,497)  $(36,969)
                                               ========    =======   ========
Net loss per share--basic and diluted......... $  (0.91)             $  (1.08)
                                               ========              ========
Weighted average common equivalent shares
 outstanding--basic and diluted...............   33,483                34,367
                                               ========              ========
Net loss per share--proforma..................                       $  (0.99)
                                                                     ========
Weighted average common equivalent share
 outstanding--proforma........................                         37,356
                                                                     ========

             Pro Forma Combined Condensed Statements of Operations

                     For the Six Months Ended June 30, 1998
                     (in thousands, except per share data)
                                  (unaudited)

                                                 Open                Pro Forma
                                                Market   FutureTense Combined
                                               --------  ----------- ---------
Revenues:
 Product revenues............................. $ 23,430   $    585   $ 24,015
 Service revenues.............................    8,298        492      8,790
                                               --------   --------   --------
  Total revenues..............................   31,728      1,077     32,805
                                               --------   --------   --------
Cost of Revenues:
 Product revenues.............................    1,342        147      1,489
 Service revenues.............................    6,409        368      6,777
                                               --------   --------   --------
  Total cost of revenues......................    7,751        515      8,266
                                               --------   --------   --------
  Gross Profit................................   23,977        562     24,539
                                               --------   --------   --------
Operating Expenses:
 Selling and marketing........................   15,883      1,251     17,134
 Research and development.....................   13,344      1,561     14,905
 General and administrative...................    5,950        715      6,665
 In-process research and development..........    5,700        --       5,700
                                               --------   --------   --------
  Total operating expenses....................   40,877      3,527     44,404
                                               --------   --------   --------
  Loss from operations........................  (16,900)    (2,965)   (19,865)
Interest income...............................      609         53        662
Interest expense..............................     (536)       (53)      (589)
Other (expense)/income........................      (72)       (28)      (100)
                                               --------   --------   --------
 Loss before provision for income taxes.......  (16,899)    (2,993)   (19,892)
Provision for income taxes....................       65        --          65
                                               --------   --------   --------
 Net loss..................................... $(16,964)  $ (2,993)  $(19,957)
                                               ========   ========   ========
 Accretion of preferred stock.................      --         (24)       (24)
                                               --------   --------   --------
Net loss applicable to common stockholders.... $(16,964)  $ (3,017)  $(19,981)
                                               ========   ========   ========
Net loss per share--basic and diluted......... $  (0.53)             $  (0.60)
                                               ========              ========
Weighted average common equivalent shares
 outstanding--basic and diluted...............   32,255                33,070
                                               ========              ========
Net loss per share--pro forma.................                       $  (0.56)
                                                                     ========
Weighted average common equivalent shares
outstanding--pro forma........................                         35,899
                                                                     ========

             Pro Forma Combined Condensed Statements of Operations

                     For the Six Months Ended June 30, 1999
                     (in thousands, except per share data)
                                  (unaudited)

                                                                        Pro
                                                  Open                 Forma
                                                 Market   FutureTense Combined
                                                 -------  ----------- --------
Revenues:
 Product revenues............................... $22,865    $ 1,355   $24,220
 Service revenues...............................  11,281      1,657    12,938
                                                 -------    -------   -------
  Total revenues................................  34,146      3,012    37,158
                                                 -------    -------   -------
Cost of Revenues:
 Product revenues...............................   1,479        298     1,777
 Service revenues...............................   8,301      1,046     9,347
                                                 -------    -------   -------
  Total cost of revenues........................   9,780      1,344    11,124
                                                 -------    -------   -------
  Gross profit..................................  24,366      1,668    26,034
                                                 -------    -------   -------
Operating Expenses:
 Selling and marketing..........................  15,306      2,551    17,857
 Research and development.......................   9,508      1,867    11,375
 General and administrative.....................   4,667      1,402     6,069
                                                 -------    -------   -------
  Total operating expenses......................  29,481      5,820    35,301
                                                 -------    -------   -------
  Loss from operations..........................  (5,115)    (4,152)   (9,267)
Interest income.................................     557         66       623
Interest expense................................    (310)       (22)     (332)
Other (expense)/income..........................    (152)        (1)     (153)
                                                 -------    -------   -------
  Loss before provision for income taxes........  (5,020)    (4,109)   (9,129)
Provision for income taxes......................     145        --        145
                                                 -------    -------   -------
  Net loss...................................... $(5,165)   $(4,109)  $(9,274)
                                                 =======    =======   =======
  Accretion of preferred stock..................     --          (6)       (6)
                                                 -------    -------   -------
Net loss applicable to common stockholders...... $(5,165)   $(4,115)  $(9,280)
                                                 =======    =======   =======
Net loss per share-basic and diluted............ $ (0.14)             $ (0.25)
                                                 =======              =======
Weighted average common equivalent shares
 outstanding--basic and diluted.................  35,637               36,727
                                                 =======              =======
Net loss per share--pro forma...................                      $ (0.22)
                                                                      =======
Weighted average common equivalent shares
outstanding--pro forma..........................                       41,495
                                                                      =======

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Merger Agreement

   On July 14, 1999, Open Market and FutureTense jointly announced the signing of the merger agreement. Under its terms, Open Market will issue up to $125.0 million worth of its common stock for outstanding shares of FutureTense common stock and preferred stock, and shares of FutureTense common stock issuable upon the exercise of outstanding stock options and warrants. The proposed issuance of shares of common stock of Open Market in connection with the merger is subject to the approval of the stockholders of Open Market, is intended to be a tax-free stock-for-stock transaction and is intended to be accounted for as a pooling of interests.

   The terms of the merger agreement allow the number of shares of Open Market common stock to be issued to be based upon the market value, as defined, of shares of Open Market common stock as of the time of the merger as more fully described in the merger agreement. The number of shares to be issued, subject to certain adjustments, is expected to be between 6,800,000 and 7,700,000. The per share values in the pro forma combined condensed statements of operations assumes approximately 7,200,000 shares of common stock are issued by Open Market.

2. Transaction Costs

   The pro forma balance sheet adjustment to accrued expenses represents certain direct merger-related charges, for which no tax benefit is available, that are expected to be incurred by Open Market. These costs are estimated to be approximately $4.0 million and include those direct costs of the merger including fees to financial advisors, legal counsel and independent auditors, and printing and other fees and expenses relating to holding a meeting of stockholders and preparing this joint proxy statement/prospectus.

3. Net Loss per Share

   The unaudited basic net loss per share is based upon the weighted average number of Open Market and FutureTense common shares outstanding for each period using a conversion ratio of .37802 Open Market share for each share of FutureTense common stock. The unaudited diluted net loss per share is the same as the unaudited basic net loss per share for each period presented, as the effects of the potential common stock are anti-dilutive. The unaudited pro forma basic and diluted net loss per share is based upon the weighted average number of Open Market and FutureTense common shares outstanding plus the weighted average number of FutureTense preferred shares on an as-converted basis for each period using a conversion ratio of .37802 shares of Open Market common stock for each share of FutureTense common stock and preferred stock on an as-converted basis. Basic and diluted net loss per share would have been $(0.53), $(1.37), $(1.97), $(1.07), $(0.60) and $(0.25) and pro forma basic and diluted net loss per share would have been $(0.53), $(1.31), $(1.86), $(0.98), $(0.55) and $(0.22) assuming a minimum of 6,800,000 shares of Open Market common stock were exchanged for FutureTense common stock and preferred stock on an as-converted basis for the years ended December 31, 1996, 1997, and 1998 and the six months ended June 30, 1998 and 1999, respectively. The conversion ratio will equal the number determined by dividing (a) the difference between (i) the sum of $125,000,000 and the aggregate amount receivable by FutureTense upon the exercise of outstanding options of FutureTense and (ii) certain deductible obligations by (b) $14.7064, and then dividing the quotient by the sum of (x) the number of shares of common stock of FutureTense issued and outstanding, (y) the number of shares of common stock of FutureTense issuable upon the exercise of outstanding options and warrants and (z) the number of shares of common stock issuable by FutureTense upon conversion of its preferred stock in connection with the merger.

4. Conformity Adjustments and Intercompany Transactions

   There are no material intercompany transactions included in the unaudited pro forma combined condensed financial statements. There were no material adjustments required to conform the accounting policies of Open Market and FutureTense.

              SECURITY OWNERSHIP OF MANAGEMENT OF OPEN MARKET

   The following table sets forth information as to the number of shares of Open Market common stock beneficially owned as of August 31, 1999 by (i) each person that beneficially owns more than 5% of the outstanding shares of Open Market common stock, (ii) each director of Open Market, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of Open Market and (iv) all Open Market executive officers and directors as a group. Except as indicated by the notes to the following table, the holders listed below will have sole voting power and investment power over the shares beneficially held by them.

                                                    Beneficial Ownership(1)
                                                     As of August 31, 1999
                                                   ---------------------------
Name of Beneficial Owner                              Shares        Percent
------------------------                           -------------- ------------
Directors and Named Executive Officers:
 Gulrez Arshad (2)(3).............................        684,600        1.89%
 Thomas H. Bruggere (3)...........................         17,578           *
 Jeffrey Bussgang (3).............................         32,223           *
 Gary B. Eichhorn (3)(4)..........................      1,340,814        3.58
 Shikhar Ghosh (5)................................      3,600,500        9.93
 William S. Kaiser (3)............................        187,838           *
 Gregory Pope (3).................................         80,958           *
 Eugene F. Quinn (3)..............................          9,600           *
 Betty J. Savage..................................            --          --
 Peter Y. Woon (3)................................         51,063           *
All directors and executive officers as a group
 (12 individuals)(6)..............................      6,160,042       16.35

--------
 * Beneficial ownership does not exceed 1% of the outstanding shares of Open Market common stock.

(1) Includes shares subject to options which will be exercisable within 60 days following August 31, 1999. All percentages assume that the options of the particular person or group in question, and no others, have been exercised.

(2) Includes 122,200 shares of Open Market common stock held in two revocable trusts of which Mr. Arshad's children are beneficiaries. Also includes 61,100 shares of Open Market common stock held in an irrevocable trust of which Mr. Arshad's child is a beneficiary as to which Mr. Arshad disclaims beneficial ownership.

(3) Includes shares of Open Market common stock which the following officers and directors have the right to acquire by exercise of options within 60 days following August 31, 1999: Arshad, 9,100; Bruggere, 12,000; Bussgang, 20,594; Eichhorn, 1,174,064; Kaiser, 9,100; Pope, 60,862; Quinn, 9,100; and
    Woon, 51,063.
(4) Includes 91,750 shares of Open Market common stock held by Mr. Eichhorn's spouse.
(5) Includes 182,700 shares of Open Market held in a trust for the benefit of Mr. Ghosh's minor children as to which Mr. Ghosh disclaims beneficial ownership.

(6) The amount stated includes an aggregate of 1,417,071 shares of Open Market common stock which may be acquired upon the exercise of options within 60 days following August 31, 1999.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
                         AND MANAGEMENT OF FUTURETENSE

   The following table sets forth certain information as to the number of shares of FutureTense common stock that will be beneficially owned as of August 31, 1999 by (i) each person that beneficially owns more than 5% of the outstanding shares of FutureTense common stock, (ii) each director of FutureTense, (iii) the Chief Executive Officer and the other named executive officers of FutureTense and (iv) all FutureTense executive officers and directors as a group. Except as indicated by the notes to the following table, the holders listed below will have sole voting power and investment power over the shares beneficially owned by them.

                                                     Beneficial Ownership(1)
                                                      As of August 31, 1999
                                                     --------------------------
Name of Beneficial Owner                                Shares      Percent
------------------------                             ------------- ------------
5% Beneficial Holders
Greylock Equity Limited Partnership.................     5,287,695      27.60%
 One Federal Street
 Boston, MA 02110
The Fidelity Entities (2)...........................     2,047,237      10.71
 100 Summer Street
 Boston, MA 02110
BankBoston Ventures Inc.............................     2,026,206      10.60
 175 Federal Street
 Boston, MA 02110
Atlas Venture Fund II, L.P..........................     1,873,292       9.80
 222 Berkeley Street
 Boston, MA 02116
Pacific Technology Venture U.S.A., L.P..............     1,248,863       6.53
 c/o IDG Ventures
 655 Montgomery Street
 San Francisco, CA 94111
Directors and Named Executive Officers
 Jarrett Collins....................................           --           *
 William S. Kaiser (3)..............................     5,287,695      27.66
 Harland K. Lavigne (4).............................        56,640          *
 Paul L. Sagan (4)..................................        92,540          *
 Ronald J. Matros (4)...............................       799,998       4.02
 Bagepalli Cheluva Krishna..........................     1,000,000       5.23
 Daniel Latham......................................     1,000,000       5.23
 Julie Melbin.......................................     1,000,000       5.23
 Carol J. Mitchell (4)..............................       138,671          *
 Howard Webber (5)..................................       700,000       3.66
All executive officers and directors as a group (12
 individuals) (6)...................................     8,545,153      21.51

--------
 * Beneficial ownership does not exceed 1% of the outstanding FutureTense common stock.

(1) Includes shares subject to options which will be exercisable within 60 days following August 31, 1999 and shares which become exercisable upon the completion of the merger assuming that the merger is completed in October 1999. All percentages assume that the options of the particular person or group in question, and no others, have been exercised.
(2) Includes 1,023,621 held by Fidelity Ventures, Ltd. and 1,023,616 shares held by Fidelity Investors Limited Partnership.

(3) Includes 5,287,695 held by Greylock Equity Limited Partnership. Mr. Kaiser is a general partner of Greylock Equity GP Limited Partnership, the general partner of Greylock Equity Limited Partnership. Mr. Kaiser may be deemed to share voting and investment power with respect to all shares held by Greylock Equity Limited Partnership. Mr. Kaiser disclaims beneficial ownership of all such shares except with respect to his pecuniary interest.

(4) Includes shares of FutureTense common stock which the following officers and directors have the right to acquire by exercise of options within 60 days following August 31, 1999 and shares which become exercisable upon completion of the merger assuming that the merger is completed in October 1999: Sagan, 25,000; Matros, 799,998; Mitchell, 138,671; LaVigne, 56,640.

(5) Includes 250,000 shares held in trust for Mr. Webber and 250,000 shares held in trust for Mr. Webber's wife. Mr. Webber disclaims beneficial ownership of all such shares held in trust for his wife.

(6) The amount stated includes an aggregate of 1,491,872 of FutureTense common stock which may be acquired upon the exercise of options within 60 days following August 31, 1999 and shares which become exercisable upon the completion of the merger assuming that the merger is completed in October 1999.

      SECURITY OWNERSHIP OF MANAGEMENT OF OPEN MARKET FOLLOWING THE MERGER

   The following table sets forth certain pro forma information as to the number of shares of Open Market common stock that will be beneficially owned by
(i) each person that beneficially owns more than 5% of the outstanding shares of Open Market common, stock (ii) each director of Open Market, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of Open Market and (iv) Open Market executive officers and directors as a group assuming the merger had been consummated on August 31, 1999. Except as indicated by the notes to the following table, the holders listed below will have sole voting power and investment power over the shares beneficially held by them.

                                                            Pro Forma
                                                     Beneficial Ownership(1)
                                                      As of August 31, 1999
                                                     ---------------------------
Name of Beneficial Owner                               Shares       Percent(2)
------------------------                             ------------- -------------
Directors and Named Executive Officers:
 Gulrez Arshad (3)(4)..............................        684,600        1.56%
 Thomas H. Bruggere (3)............................         17,578           *
 Gary B. Eichhorn (3)(5)...........................      1,340,814        2.97
 Shikhar Ghosh (6).................................      3,600,500        8.19
 William S. Kaiser (3)(7)..........................      2,308,732        5.25
 Harland K. LaVigne (8)............................         21,935           *
 Ronald J. Matros (8)..............................        320,879           *
 Gregory Pope (3)..................................         80,958           *
 Eugene F. Quinn (3)...............................          9,600           *
 Paul L. Sagan (8).................................         36,616           *
 Betty J. Savage ..................................            --          --
 Peter Y. Woon (3).................................         51,063           *
All directors and executive officers as a group (17
 individuals) (8)(9)...............................      9,100,676       19.88

--------
 *Beneficial ownership does not exceed 1% of the outstanding shares of Open Market common stock.

(1) Includes shares subject to options which will be exercisable within 60 days following August 31, 1999. All percentages assume that the options of the particular person or group in question, and no others, have been exercised.

(2) Assumes the issuance of 7,700,000 shares of Open Market common stock in the merger, which is the estimated maximum number of shares issuable under the conversion formula described in the merger agreement.

(3) Includes shares of Open Market common stock which the following officers and directors have the right to acquire by exercise of options within 60 days following August 31, 1999: Arshad, 9,100; Bruggere, 12,000; Eichhorn, 1,174,064; Kaiser, 9,100; Pope, 60,862; Quinn, 9,100; and Woon, 51,063.

(4) Includes 122,200 shares of Open Market common stock held in two revocable trusts of whichMr. Arshad's children are beneficiaries. Also includes 61,100 shares of Open Market common stock held in an irrevocable trust of which Mr. Arshad's child is a beneficiary as to which Mr. Arshad disclaims beneficial ownership.
(5) Includes 91,750 shares of Open Market common stock held by Mr. Eichhorn's spouse.
(6) Includes 182,700 shares of Open Market held in a trust for the benefit of Mr. Ghosh's minor children as to which Mr. Ghosh disclaims beneficial ownership.
(7) Consists of 187,838 shares owned by Mr. Kaiser and 2,120,894 shares owned by Greylock Equity Limited Partnership. Mr. Kaiser is a General Partner of Greylock Limited Partnership, which is a General Partner of Greylock Equity Limited Partnership, and may be considered a beneficial owner of the shares beneficially owned by Greylock Equity Limited Partnership although Mr. Kaiser disclaims beneficial ownership of such shares.
(8) Assumes a conversion rate of .4011 shares of Open Market common stock for each share of FutureTense common stock.

(9) The amount stated includes an aggregate of 1,809,774 shares of Open Market common stock which may be acquired upon the exercise of options within 60 days following August 31, 1999.

                    DESCRIPTION OF OPEN MARKET CAPITAL STOCK

   The following is a summary of certain matters with respect to the capital stock of Open Market. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read the more detailed provisions of Open Market's Restated Certificate of Incorporation, as amended (the "Open Market Certificate of Incorporation") and By-laws, as amended (the "Open Market By-laws") and, the rights agreement (as defined below) carefully.

General

   As of the date of this joint proxy statement/prospectus, Open Market's authorized capital stock consists of 100,000,000 shares of Open Market Common Stock, par value $.001 per share and 2,000,000 shares of preferred stock, par value $.10 per share, of which 40,000 shares have been designated as Open Market Series A Junior participating preferred stock. No other classes of capital stock are authorized under the Open Market Restated Certificate of Incorporation. The issued and outstanding shares of Open Market common stock are duly authorized, validly issued, fully paid and nonassessable.

Open Market Common Stock

   Holders of Open Market common stock have no preemptive, redemption or conversion rights. The holders of Open Market common stock are entitled to receive dividends when and as declared by the Open Market board out of funds legally available therefor. Upon Open Market's liquidation, dissolution or winding up, the holders of Open Market common stock may share ratably in Open Market's net assets after payment of liquidating distributions to holders of Open Market preferred stock, if any. Each holder of Open Market common stock is entitled to one vote per share of Open Market common stock held of record by such holder. Each outstanding share of Open Market common stock is accompanied by a right to purchase one one-thousandth of a share of Series A junior participating preferred stock. The Open Market Board has reserved 100,000 shares of Series A junior participating preferred stock for issuance. There are currently no shares of Series A junior participating preferred stock outstanding. See "--Description of Preferred Stock Purchase Rights."

   The registrar and transfer agent for the Open Market Common Stock is EquiServe.

Description of Series A Junior Participating Preferred Stock

   On January 26, 1998, the Open Market board declared a dividend of one preferred stock purchase right for each outstanding share of Open Market common stock to stockholders of record at the close of business on February 12, 1998. The description and terms of the Open Market rights are set forth in a rights agreement dated as of January 26, 1998, as amended, between Open Market and BankBoston, N.A. The purchase rights have some anti-takeover effects that are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all Open Market stockholders. The purchase rights may cause substantial dilution to an acquiring party that attempts to acquire Open Market on terms not approved by the Open Market board, but the purchase rights will not interfere with any negotiated merger or other business combination.

   In the event that any person or group acquires beneficial ownership of 18% or more of the outstanding shares of Open Market common stock, each holder of a purchase right, other than a purchase right beneficially owned by the acquiring person, will thereafter have the right to receive upon exercise that number of shares of Open Market common stock which equals the exercise price of the right divided by one-half of the current market price of Open Market common stock at the date of the occurrence of the event. In addition, if at any time following such acquisition of 18% or more of the outstanding shares of Open Market common stock, Open Market is acquired in a merger or other business combination or transaction or 50% or more of its consolidated assets or earning power are sold, other than resulting from a qualifying offer, each holder of a purchase right will receive, upon exercise of that purchase right at the prevailing exercise price of the purchase right, that number of shares of common stock of the acquiring company which, at the time of such transaction equals the exercise price of the right divided by one-half of the current market price of Open Market common stock at the date of the occurrence of the event.

Open Market Preferred Stock

   The Open Market Board has the power, without further vote of stockholders, to authorize the issuance of up to 2,000,000 shares of Open Market preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of Open Market preferred stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Other than as set forth herein, there are no shares of Open Market preferred stock currently outstanding.

                                APPRAISAL RIGHTS

Rights of Dissenting Stockholders of FutureTense

   Who is Entitled to Appraisal Rights with Respect to the Merger. If the merger is consummated, a holder of record of FutureTense stock on the date of making a demand for appraisal, as described below, who (1) continues to hold those shares through the time of the merger; (2) strictly complies with the procedures set forth under Section 262 of the Delaware corporation statute; and
(3) has not voted in favor of the merger will be entitled to have those shares appraised by the Delaware General Court of Chancery under Section 262 and to receive payment for the "fair value" of these shares in lieu of the consideration provided for in the merger agreement. This joint proxy statement/prospectus is being sent to all holders of record of FutureTense stock on the record date for the FutureTense special meeting and constitutes notice of the appraisal rights available to those holders under Section 262. The statutory right of appraisal granted by Section 262 requires strict compliance with the procedures set forth in Section 262. Failure to follow any of such procedures may result in a termination or waiver of dissenters' rights under Section 262. The following is a summary of the principal provisions of
Section 262. The following summary is not a complete statement of Section 262 of the Delaware corporation statute, and is qualified in its entirety by reference to Section 262 which is incorporated herein by reference, together with any amendments to the laws that may be adopted after the date of this joint proxy statement/prospectus. A copy of Section 262 is attached as Annex C to this joint proxy statement/prospectus.

   A holder of FutureTense stock electing to exercise appraisal rights under
Section 262 must deliver a written demand for appraisal of such stockholder's shares of FutureTense prior to the vote on the merger. The written demand must identify the stockholder of record and state the stockholder's intention to demand appraisal of his or her shares. All demands should be delivered to FutureTense, Attention: Bagepalli Cheluva Krishna, Secretary, 43 Nagog Park, Acton, Massachusetts 01720, telephone: (978) 635-3600.

   Only a holder of shares of FutureTense stock on the date of making a written demand for appraisal who continuously holds those shares through the time of the merger is entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates representing shares of FutureTense stock. If FutureTense stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if FutureTense stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; that agent, however, must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares.

   A record holder such as a broker who holds shares of FutureTense stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares of FutureTense stock, held for those beneficial owners. In that case, the written demand for appraisal should set forth the number of shares of FutureTense stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of FutureTense stock held in the name of the record owner.

   Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the FutureTense special meeting.

   Within 10 days after the time of the merger, the surviving corporation is required to send notice of the effectiveness of the merger to each stockholder who prior to the time of the merger complies with the requirements of Section 262.

   Within 120 days after the time of the merger, the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of FutureTense stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or any dissenting stockholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation to and has no present intention to take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Failure to file the petition on a timely basis will cause the stockholder's right to an appraisal to cease.

   Within 120 days after the time of the merger, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of FutureTense stock not voted in favor of the merger with respect to which demands for appraisal have been received by FutureTense and the number of holders of those shares. The statement must be mailed within 10 days after the written request has been received by FutureTense or within 10 days after expiration of the time for delivery of demands for appraisal under subsection (d) of Section 262, whichever is later.

   If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of FutureTense stock owned by those stockholders, determining the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, to be paid, if any, upon the amount determined to be the fair value.

   Stockholders considering seeking appraisal should consider that the fair value of their shares determined under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The cost of the appraisal proceeding may be determined by the Court of Chancery and assessed against the parties as the Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) to be charged pro rata against the value of all shares of FutureTense stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

   Any stockholder who has demanded appraisal in compliance with Section 262 will not, after the time of the merger, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the FutureTense stock, except for dividends or distributions, if any, payable to stockholders of record at a date prior to the merger.

   A stockholder may withdraw a demand for appraisal and accept the FutureTense common stock at any time within 60 days after the time of the merger, or thereafter may withdraw such a demand with the written approval of the surviving corporation. If an appraisal proceeding is properly instituted, such proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery's deeming the terms to be just. If, after the merger, a holder of FutureTense stock who had demanded appraisal for the holder's shares fails to perfect or loses his right to appraisal, those shares will be treated under the merger agreement as if they had been converted as of the time of the merger into FutureTense common stock.

   In view of the complexity of these provisions of the Delaware corporate law, any FutureTense stockholder who is considering exercising appraisal rights should consult a legal advisor.

                        COMPARISON OF STOCKHOLDER RIGHTS

General

   Both Open Market and FutureTense are corporations organized under the laws of Delaware and are therefore subject to the Delaware corporation statute. However, there are differences in the charters and by-laws of Open Market and FutureTense.

Capitalization

   Open Market. Open Market is authorized to issue 100,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 100,000 shares have been designated Series A junior participating preferred stock. On August 31, 1999, 36,267,096 shares of Open Market common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Open Market's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Open Market common stock.

   FutureTense. FutureTense is authorized to issue 25,000,000 shares of common stock, 380,651 shares of Series A preferred stock, 754,178 shares of Series B preferred stock, 711,979 shares of Series C preferred stock and 5,436,837 shares of Series D preferred stock. On August 31, 1999, 4,444,468 shares of common stock, all of the authorized shares of Series A preferred stock, all of the authorized shares of Series B preferred stock, 711,842 shares of Series C preferred stock and all of the authorized shares of Series D preferred stock were outstanding.

Voting Rights

   Open Market. Each holder of Open Market common stock is entitled to one vote for each share and may not cumulate votes for the election of directors. Each holder of Open Market Series A preferred stock is entitled to 1,000 votes for each share on all matters voted on by the holders of Open Market common stock. Except as otherwise provided in the Open Market charter or by-laws, the holders of Open Market Series A preferred stock and Open Market common stock vote together as a single class on all matters voted on by the Open Market stockholders. Open Market's charter further provides that if at any time Open Market has failed to pay dividends on any Series A preferred stock in an amount equal to six quarterly dividends, the holders of Series A preferred stock, voting as a separate series, will be entitled to elect two members of the board of directors and the authorized number of directors will automatically be increased by two.

   FutureTense. Each holder of FutureTense common stock is entitled one vote for each share and may not cumulate votes for the election of directors. Each holder of FutureTense Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock is entitled to the number of votes equal to the number of shares of FutureTense common stock into which each share of FutureTense Series A preferred stock, Series B preferred stock, Series C preferred stock, or Series D preferred stock, as the case may be, is convertible. Further, the holders of Series A preferred stock, as a separate class, elect one director.

Number and Classification of Directors

   Open Market. Open Market's by-laws provide that the number of directors may not be less than three. Open Market's by-laws and charter provide that its board of directors will be comprised of three classes each with the same number of directors, except that if the total number of directors is not evenly devisable by three, the first extra director will be a member of Class I and the second extra director will be a member of Class II. Each class is elected for three years and a different class of directors stands for election each year.

   FutureTense. FutureTense's by-laws provide that the number of directors may not be less than one. FutureTense's by-laws further provide for a single class of directors who are elected at the annual meeting of stockholders and hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

Removal of Directors

   Open Market. Open Market's by-laws and charter provide that the stockholders may remove a director only for cause by the affirmative vote of the holders of at least 66% of the shares of the capital stock of Open Market outstanding and entitled to vote.

   FutureTense. FutureTense's by-laws provide that the stockholders may remove a director from office by the affirmative vote of a majority of the shares of capital stock of FutureTense outstanding and entitled to vote.

Filling Vacancies on the Board of Directors

   Open Market. Open Market's by-laws and charter provide that the directors will fill a vacancy on the board, including a vacancy caused by an enlargement of the board, by a vote of the majority of the directors then in office, even if they constitute less than a quorum or by a sole remaining director. A director elected to fill a vacancy will be elected to hold office until the next election of the class for which the director was elected and until a successor is elected and qualified.

   FutureTense. FutureTense's charter provides that a vacancy in any directorship elected by holders of Series A preferred stock may be filled only by a vote or written consent of the holders of Series A preferred stock. FutureTense's by-laws provide that the directors will fill a vacancy on the board, including a vacancy caused by an enlargement of the board, by a vote of the majority of the directors then in office, even if less than a quorum. FutureTense's by-laws further provide that the stockholders may fill a vacancy on the board, including a vacancy caused by an enlargement of the board, at any meeting.

Charter Amendments

   Open Market. Open Market's charter provides that any amendment to Open Market's charter relating to the board of directors, stockholder action and special meetings of stockholders requires the affirmative vote of at least 75% of the shares of capital stock of Open Market outstanding and entitled to vote.

   FutureTense. FutureTense's charter provides that in order to:

  . amend the charter in a way that adversely affects the preferences, special rights, or other powers of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock or the Series D preferred stock, as the case may be, FutureTense must obtain the approval of the holders of a majority of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock or the Series D preferred stock, as the case may be, voting as separate classes;

  . increase or decrease the authorized number of shares of Series C preferred stock or Series D preferred stock, as the case may be, FutureTense must obtain the approval of the holders of a majority of the outstanding shares of Series C preferred stock or Series D preferred stock, as the case may be, voting as separate classes;

  . authorize or issue shares of any class of stock having any preference or priority as to the dividends or assets superior to or on parity with the Series A preferred stock, the Series B preferred stock, the Series C preferred stock or the Series D preferred stock, as the case may be, FutureTense must obtain the approval of the holders of a majority of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock or the Series D preferred stock, as the case may be, voting as separate classes;

  . effect a material change in FutureTense's business, FutureTense must obtain the approval of a majority of the outstanding shares of the Series C preferred stock and a majority of the outstanding shares of the Series D preferred stock, voting as separate classes.

Amendments to By-Laws

   Open Market. Open Market's by-laws provide that the stockholders may amend the by-laws at any regular or special meeting, by the affirmative vote of the holders of a majority of the shares of capital stock of Open Market outstanding and entitled to vote, except for amendments relating to special meetings of stockholders, nomination of directors, notice of business at annual meetings, stockholder action without a meeting, organization of stockholder meetings, the board of directors and amendment of the charter and by-laws, each of which requires the affirmative vote of 75% of the shares of Open Market capital stock outstanding and entitled to vote.

   FutureTense. FutureTense's by-laws provide that the stockholders may amend the by-laws at any meeting called for that purpose at which a quorum is present. In addition, FutureTense's by-laws provide that the provisions relating to indemnification may not be replaced or amended in a manner that would adversely affect the right or protection of any person in respect of any act or omission occurring prior to the amendment or repeal. FutureTense's by-laws also provide that the board of directors may amend the by-laws to the extent provided in FutureTense's charter. FutureTense's charter provides that the board of directors may amend the FutureTense by-laws, but the by-laws may not be amended in a manner that would change the preferences, special rights or other powers of the Series A preferred stock, Series B preferred stock, Series C preferred stock or Series D preferred stock, without the approval of a majority of the then outstanding shares of the effected series.

Action by Written Consent

   Open Market. Open Market's by-laws provide that any action by the stockholders may only be taken at an annual or special meeting and may not be taken by written consent.

   FutureTense. FutureTense's by-laws provide that unless otherwise restricted by the charter, any action required or permitted to be taken by stockholders may be taken by written consent. FutureTense's charter contains no provisions restricting stockholder action by written consent. To approve an action by written consent, holders of the same number of shares as would be required to vote in favor of the action at a meeting, must give written consent.

Notice of Stockholder Actions

   Open Market. Open Market's by-laws provide that to nominate directors or bring business before an annual meeting, stockholders must give written notice to the secretary of Open Market at least 60 days, but not more than 90 days, before the meeting. However, if stockholders are given less than 70 days' notice of the meeting, then stockholders must give notice no later than ten days after the day the notice of the meeting was mailed or public disclosure of the meeting was made, whichever occurs first.

   FutureTense. Neither FutureTense's charter nor its by-laws requires advance notice of stockholder nominations of directors or any other business to be brought by stockholders before a meeting of stockholders.

Right to Call Special Meeting of Stockholders

   Open Market. Open Market's by-laws provide that the chairman of the board of directors, the chief executive officer or the board of directors may call a special meeting of stockholders at any time.

   FutureTense. FutureTense's by-laws provide that the chairman of the board of directors, the president or the board of directors may call a special meeting of stockholders at any time. Further, the president or the secretary must call a special meeting of stockholders if the holders of at least a majority of the capital stock outstanding and entitled to vote request that a meeting be held.

Limitation of Personal Liability of Directors

   The Delaware General Corporation Law, or the DGCL, provides that a corporation's charter may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

  . any breach of the director's duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  . willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or

  . any transaction from which the director devised an improper personal benefit.

   Open Market. The Open Market charter provides that except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director shall be personally liable to Open Market or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability.

   FutureTense. The FutureTense charter provides that no director shall be personally liable to FutureTense or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for breach of the directors duty of loyalty to FutureTense or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

  .  under Section 174 of the DGCL; or

  . for any transactions from which the directors derived an improper personal benefit.

Dividends

   Open Market. Open Market's charter provides that Open Market's board may declare and pay dividends upon shares of Open Market common stock, but only out of funds available for the payment of dividends as provided by law, and subject to any preferential rights of any outstanding preferred stock. Open Market's charter also provides that, in preference to holders of Open Market common stock and any other junior stock, holders of Open Market Series A preferred stock will be entitled to receive, when, as and if declared by the board of directors, quarterly dividends in an amount equal to the greater of:

  .  $100 or

  . 1,000 times the aggregate per share amount of all cash and/or non-cash dividends declared on the common stock since the immediately preceding quarterly dividend payment date.

The Open Market charter further provides that, Open Market must declare a dividend on the Series A preferred stock immediately after it declares a dividend on the Open Market common stock and must pay the Series A preferred stock dividend before the common stock dividend is paid.

   FutureTense. FutureTense's charter provides that FutureTense's board may declare and pay dividends upon shares of FutureTense common stock, but only out of funds available for the payment of dividends as provided by law, and subject to any preferential rights of any outstanding preferred stock. The FutureTense charter also provides that FutureTense cannot declare or pay any dividend without the consent of the holders of a majority of the shares of each of the Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, consenting as separate classes. FutureTense's charter also provides that:

  . the holders of Series A preferred stock are entitled to receive dividends of $.315 per share per annum;

  . the holders of Series B preferred stock are entitled to receive dividends of $.7275 per share per annum;

  . the holders of Series C preferred stock are entitled to receive dividends of $.729 per share per annum; and

  . the holders of Series D preferred stock are entitled to receive dividends of $.14806 per share per annum.

   Each of these dividends is payable when and as declared by the board. Further, no transfer of cash or property without consideration may be made:


  . to the Series A preferred stock, Series B preferred stock, Series C preferred stock or Series D preferred stock unless each of the other series of preferred stock receives a pro rata distribution per share, or

  . on shares of common stock until the holders of the then outstanding shares of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock have received a distribution at the same rate as the dividends they are entitled to receive.

Conversion and Redemption

   Open Market. Holders of Open Market common stock have no right to convert their shares into any other shares of capital stock of Open Market or any other securities.

   FutureTense. Holders of FutureTense common stock have no right to convert their shares into any other shares of capital stock of FutureTense or any other securities.

   Holders of Series A preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $3.15 by the then current conversion price as calculated based on the provisions of the charter, which is currently $0.63 per share. Shares of Series A preferred stock automatically convert into common stock upon:

  . the request of 66 2/3% of the then outstanding Series A preferred stock, and

  . the closing of a public offering of shares of common stock at a price of at least $1.26 per share resulting in gross proceeds to FutureTense of at least $10,000,000.

   Holders of Series B preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $7.275 by the then current conversion price as calculated based on the provisions of the charter, which is currently $1.455. Shares of Series B preferred stock automatically convert into common stock upon:

  . the request of 66 2/3% of the then outstanding Series B preferred stock, and

  . the closing of a public offering of shares of common stock at a price of at least $2.91 per share resulting in gross proceeds to FutureTense of at least $10,000,000.

   Holders of Series C preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $7.29 by the then current conversion price as calculated based on the provisions of the charter, which is currently $1.458. Shares of Series C preferred stock automatically convert into common stock upon:

  . the request of 66 2/3% of the then outstanding Series C preferred stock, and

  . the closing of a public offering of shares of common stock at a price of at least $2.92 per share resulting in gross proceeds to FutureTense of at least $15,000,000.

   Holders of Series D preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $1.4806 by the then current conversion price as calculated based on the provisions of the charter, which is currently $1.4806. Shares of Series D preferred stock automatically convert into common stock upon:

  . the request of 66 2/3% of the then outstanding Series D preferred stock, and

  . the closing of a public offering of shares of common stock at a price of at least $2.96 per share resulting in gross proceeds to FutureTense of at least $15,000,000.

   FutureTense will redeem the Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock on the following dates and in the following amounts:

  .  February 10, 2002--33% of shares held;

  .  February 10, 2003--50% of shares held; and

  .  February 10, 2004--all shares held.

On these redemption dates, FutureTense will redeem the Series A preferred stock for $3.15 per share, the Series B preferred stock for $7.275 per share, the Series C preferred sock for $7.29 per share and the Series D preferred stock for $1.4806 per share, in each case, together with any dividends declared but unpaid.

Liquidation

   Open Market. Open Market's charter provides that upon the dissolution or liquidation of Open Market, holders of Open Market common stock will be entitled to receive all assets of Open Market available for distribution to Open Market's stockholders, subject to any preferential rights of any then outstanding preferred stock. Open Market's charter further provides that upon any liquidation, dissolution or winding up of Open Market, no distribution shall be made to:

  . the holders of shares of stock ranking junior to the Series A preferred stock until the holders of Series A preferred stock have received $100 per share, plus the amount of accrued and unpaid dividends provided that holders of Series A preferred stock will be entitled to receive an aggregate amount per share equal to 1,000 shares times the aggregate amount distributed to holders of Open Market common stock, or

  . the holders of stock ranking equal to the Series A preferred stock, except distributions made ratably on the Series A preferred stock and all such equal ranking stock in proportion to the total amounts to which the holders of all such shares are entitled upon the liquidation, dissolution or winding up.

   FutureTense. FutureTense's charter provides that upon the dissolution or liquidation of FutureTense, holders of FutureTense common stock will be entitled to receive all assets of FutureTense available for distribution to FutureTense's stockholders, subject to any preferential rights of any then outstanding preferred stock.

Rights Agreement

   Open Market. On January 26, 1998, the Open Market board declared a dividend of one preferred stock purchase right for each outstanding share of Open Market common stock to stockholders of record at the close of business on February 12, 1998. The purchase rights have some anti-takeover effects that are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all Open Market stockholders. The purchase rights may cause substantial dilution to an acquiring party that attempts to acquire Open Market on terms not approved by the Open Market board, but the purchase rights will not interfere with any negotiated merger or other business combination.

   In the event that any person or group acquires beneficial ownership of 18% or more of the outstanding shares of Open Market common stock, each holder of a purchase right, other than a purchase right beneficially owned by the acquiring person, will thereafter have the right to receive upon exercise that number of shares of Open Market common stock which equals the exercise price of the right divided by one-half of the current market price of Open Market common stock at the date of the occurrence of the event. In addition, if at any time following such acquisition of 18% or more of the outstanding shares of Open Market common stock, Open Market is acquired in a merger or other business combination or transaction or 50% or more of its consolidated assets or earning power are sold, other than resulting from a qualifying offer, each holder of a purchase right will receive, upon exercise of that purchase right at the prevailing exercise price of the purchase right, that number of shares of common stock of the acquiring company which, at the time of such transaction equals the exercise price of the right divided by one-half of the current market price of Open Market common stock at the date of the occurrence of the event.

   FutureTense. FutureTense has not adopted a rights agreement.

Rights in an Acquisition Event

   Open Market. Open Market's charter provides that if Open Market enters into any consolidation, merger, combination or other transaction in which the shares of Open Market common stock are changed for or changed into other stock or securities, cash and/or any other property, then each share of Series A preferred stock will, at the same time, be similarly exchanged or changed into an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of common stock is changed or exchanged.

   FutureTense. The holders of FutureTense common and preferred stock have no comparable rights.

            APPROVAL OF OPEN MARKET'S 1999 STOCK INCENTIVE PLAN

   On August 31, 1999, the board of directors of Open Market adopted, subject to stockholder approval, the 1999 Stock Incentive Plan. Up to 4,000,000 shares of Open Market common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 plan.

   The 1999 plan is intended to provide for continuation of Open Market's stock incentive program when there are no longer any shares available for grant under Open Market's 1994 Stock Incentive Plan. The 1994 plan was approved by Open Market's stockholders on July 7, 1994 and has been amended since that time, with the approval of the stockholders of Open Market, principally to increase the number of shares available for future awards. As of August 31, 1999, options to purchase 6,013,678 shares of common stock were outstanding under the 1994 plan and an additional 3,666,761 shares were available for future awards under that plan. Open Market will continue to grant options for the balance of the shares available under the 1994 plan.

   In connection with the merger, each unexpired and unexercised outstanding option to purchase shares of FutureTense common stock, whether vested or unvested, previously granted by FutureTense under its stock option plan will be assumed by Open Market and converted into options to purchase shares of Open Market common stock. It is estimated that holders of FutureTense options will receive options to purchase between 1,192,519 and 1,332,367 shares of Open Market common stock. In addition, Open Market will need additional shares to allow it to continue to grant stock-based incentives to employees during 2000 and 2001.

   The board of directors of Open Market believes that the continued growth and profitability of Open Market depends, in large part, upon the ability of Open Market to maintain a competitive position in attracting, retaining and motivating key personnel by providing such persons with equity ownership opportunities and stock based incentives.

Summary of the 1999 Stock Incentive Plan

   The following is a brief summary of the 1999 plan.

Description of Awards. The 1999 plan permits Open Market to grant incentive stock options (intended to qualify under Section 422 of the Internal Revenue
Code), nonstatutory stock options and restricted stock awards, collectively referred to as awards.

   Stock options entitle the optionee to purchase a specified number of shares of common stock from Open Market at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Open Market). Options may not be granted for a term in excess of ten years. The 1999 plan permits the board of directors of Open Market to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to Open Market of shares of common stock, by delivery to Open Market of a promissory note or by any other lawful means.

   Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of Open Market to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

Eligibility to Receive Awards. Officers, employees and directors of, and consultants and advisors to, Open Market and its subsidiaries are eligible to be granted awards under the 1999 plan. Under present law, however, incentive stock options may only be granted to employees. Under the 1999 plan, the maximum aggregate number of shares of Open Market common stock with respect to which awards may be granted to any participant may not exceed 1,000,000 shares per calendar year. It is expected that stock options will generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with Open Market).

   As of August 31, 1999, approximately 350 persons were eligible to receive awards under the 1999 plan, including Open Market's eight executive officers and five non-employee directors. The granting of awards under the 1999 plan is discretionary, and Open Market cannot now determine the number or type of awards to be granted in the future to any particular person or group.

   On September   , 1999, the closing sale price of Open Market's common stock
on the Nasdaq National Market was $    .

Administration. The 1999 plan is administered by the board of directors of Open Market. The board of directors of Open Market has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1999 plan. Pursuant to the terms of the 1999 plan, the board of directors of Open Market may delegate authority under the 1999 plan to one or more committees of the board, and subject to certain limitations, to one or more executive officers of Open Market. The board has authorized the compensation committee to administer certain aspects of the 1999 plan, including the grant of options to executive officers. Subject to any applicable limitations contained in the 1999 plan, the board of directors, the compensation committee, or any other committee or executive officer to whom the board delegates authority, as the case may be, selects the recipients of awards and determines (1) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options, (3) the duration of options and (4) the number of shares of common stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

   The board of directors is required to make appropriate adjustments in connection with the 1999 plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. The 1999 plan also provides that if Open Market enters into a merger, consolidation or liquidation with or into another entity, the board of directors of Open Market is authorized to provide for outstanding awards to be assumed, or substantially equivalent awards to be substituted, by the acquiring or succeeding entity, to accelerate the awards to make them fully exercisable prior to consummation of the merger, consolidation or liquidation, or to provide for a cash out of the value of any outstanding options. If any award expires or is terminated, surrendered or canceled, the unused shares of common stock covered by that award will again be available for grant under the 1999 plan.

Amendment or Termination. No award may be made under the 1999 plan after August 31, 2009, but awards previously granted may be extended beyond that date. The board of directors of Open Market may at any time amend, suspend or terminate the 1999 plan or any portion thereof, except that no outstanding award designated as subject to Section 162(m) of the Internal Revenue Code by the board of directors of Open Market after the date of the amendment shall become exercisable, realizable or vested (to the extent the amendment was required to grant the award) unless and until the amendment shall have been approved by the stockholders of Open Market.

Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1999 plan and with respect to the sale of Open Market common stock acquired under the 1999 plan.

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, or ISO stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO stock will vary with the length of time that the participant has owned the ISO stock at the time it was sold. If the participant sells ISO stock after having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

   If the participant sells ISO stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a disqualifying disposition), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

   If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year before the date of sale.

Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, or NSO stock, on the exercise date over the exercise price.

   With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO stock and the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Internal Revenue Code. If the participant makes a
Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the award is granted and the purchase price paid for the common stock. If this election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

   Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or just after the award is granted if a Section 83(b) election is made.

Tax Consequences to Open Market. The grant of an award under the 1999 plan will have no tax consequences to Open Market. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 1999 plan will have any tax consequences to Open Market. Open Market generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Open Market Board of Directors' Recommendation

   The Open Market board of directors believes adoption of the 1999 plan is in the best interests of Open Market and its stockholders and therefore recommends a vote FOR this proposal.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in proxy material for Open Market's 2000 Annual Meeting of Stockholders must be submitted to the Secretary of Open Market in writing and received at the executive offices of Open Market by December 10, 1999. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Open Market By-laws.

   The Open Market By-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Open Market By-laws, to the Secretary of Open Market. To be timely, a stockholder's notice containing the information required by the Open Market By-laws must be delivered or mailed to and received at the principal executive offices of Open Market not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

                                 LEGAL MATTERS

   The validity of the shares of Open Market common stock to be issued in connection with the merger will be passed upon for Open Market by Hale and Dorr LLP.

                                    EXPERTS

   The consolidated audited financial statements of Open Market as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this joint proxy statement/prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of FutureTense as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   Open Market files annual, quarterly and special reports, joint proxy statement/prospectus and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

   Open Market filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended to register with the SEC the Open Market common stock issuable pursuant to the merger agreement. This joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to Open Market, FutureTense and the Open Market common stock, please refer to the registration statement, including the exhibits and schedules. You may inspect and copy the registration statement, including the exhibits and schedules, as described above. Statements contained in this joint proxy statement/prospectus about the contents of any contract or other document are not necessarily complete, and we refer you, in each case, to the copy of such contract or other document filed as an exhibit to the registration statement.

   The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint proxy statement/prospectus, except for any information superseded by information in this Joint proxy statement/prospectus. This Joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

Open Market SEC Filings
(File No. 001-05647)        Period
-----------------------     ------
Annual Report on
 Form 10-K/A                Year ended December 31, 1998
Quarterly Reports on
 Form 10-Q                  Quarters ended March 31, 1999 and June 30, 1999
Current Reports on Form 8-
 K                          Reports dated February 17, 1999 and July 19, 1999
Definitive Proxy Statement
 on Schedule 14A            Annual Meeting of Stockholders held on May 12, 1999
Registration Statements on
 Form 8-A                   Filed on May 3, 1996 and January 30, 1998

   We are also incorporating by reference additional documents that we may file with the SEC between the date of this joint proxy statement/prospectus and the date of the special meeting of our stockholders.

   Open Market has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Open Market, and FutureTense has supplied all information contained in this joint proxy statement/prospectus relating to FutureTense.

   Documents incorporated by reference are available from Open Market without charge, excluding all exhibits unless Open Market has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the Secretary of Open Market at the following address:
                                  Open Market
                     Attention: Eric J. Pyenson, Secretary

                             One Wayside Road
                              Burlington, MA 01803
                           Telephone: (781) 359-3000

   If you would like to request documents from Open Market, please do so by October 6, 1999 to receive them before the special meeting.

   You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated September , 1999. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than September , 1999, and neither the mailing of the joint proxy statement/prospectus to stockholders nor the issuance of Open Market common stock in the merger shall create any implication to the contrary.

                               FUTURETENSE, INC.

                                                                           Page
                                                                           ----
Report of Independent Accountants......................................... F-2
Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999
 (unaudited).............................................................. F-3
Statements of Operations for the years ended December 31, 1996, 1997 and
 1998 and for the six-months ended June 30, 1998 and 1999 (unaudited)..... F-4
Statements of Cash Flows for the years ended December 31, 1996, 1997 and
 1998 and for the six-months ended June 30, 1998 and 1999 (unaudited)..... F-5
Statement of Changes in Stockholders' Deficit............................. F-6
Notes to Financial Statements............................................. F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of FutureTense, Inc.

   In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' deficit and cash flows present fairly, in all material respects, the financial position of FutureTense, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

March 10, 1999
Boston, Massachusetts

                               FUTURETENSE, INC.

                                 BALANCE SHEETS

                                             December 31,
                                       -------------------------    June 30,
                                          1997          1998          1999
                                       -----------  ------------  ------------
                                                                  (unaudited)
Assets
Current assets:
 Cash and cash equivalents............ $   271,195  $  1,838,959  $  1,835,991
 Accounts receivable, net of allowance
  for doubtful accounts of $10,200 and
  $20,000 at December 31, 1997 and
  1998, respectively, and $127,200 at
  June 30, 1999 (unaudited)...........     199,091       658,769     2,224,055
 Inventory............................      54,444        66,676        64,062
 Prepaid expenses and other current
  assets..............................     187,708        91,682       319,173
                                       -----------  ------------  ------------
  Total current assets................     712,438     2,656,086     4,443,281
 Fixed assets, net....................     450,625       561,764       906,370
 Intangible and other assets, net.....   1,552,636     1,025,774       764,338
                                       -----------  ------------  ------------
  Total assets........................ $ 2,715,699  $  4,243,624  $  6,113,989
                                       ===========  ============  ============
Liabilities, Redeemable Convertible
 Preferred Stock and
 Stockholders' Deficit
Current liabilities:
 Notes payable........................ $ 1,388,882  $        --   $        --
 Current portion of long-term debt....     292,018       311,843       558,417
 Current portion of capital lease ob-
  ligation............................      40,923        10,710           --
 Accounts payable.....................     527,249       503,808       621,998
 Accrued expenses.....................     191,353       474,109     1,384,916
 Customer deposits....................     182,367       124,610         1,019
 Deferred revenue.....................     475,082       803,050     1,171,271
                                       -----------  ------------  ------------
  Total current liabilities...........   3,097,874     2,228,130     3,737,621
 Long-term debt.......................         --        148,359        76,389
 Capital lease obligation.............      10,709           --            --
                                       -----------  ------------  ------------
  Total liabilities...................   3,108,583     2,376,489     3,814,010
 Commitments (Note 12)................
 Redeemable convertible preferred
  stock (Note 8)......................   6,685,695    15,424,797    19,924,805
Stockholders' deficit:
 Common stock, $0.0002 par value;
  25,000,000 shares authorized;
  4,454,650 and 4,434,030 shares
  issued and outstanding at December
  31, 1997 and 1998, respectively, and
  4,442,468 shares issued and
  outstanding at June 30, 1999
  (unaudited).........................         891           887           889
 Additional paid-in capital...........     115,909       115,913       813,699
 Accumulated deficit..................  (7,145,879)  (13,642,962)  (17,757,668)
 Deferred compensation................     (49,500)      (31,500)     (681,746)
                                       -----------  ------------  ------------
  Total stockholders' deficit.........  (7,078,579)  (13,557,662)  (17,624,826)
                                       -----------  ------------  ------------
  Total liabilities, redeemable
   convertible preferred stock and
   stockholders' deficit.............. $ 2,715,699  $  4,243,624  $  6,113,989
                                       ===========  ============  ============

   The accompanying notes are an integral part of these financial statements.

                               FUTURETENSE, INC.

                            STATEMENTS OF OPERATIONS

                                                                  Six months ended June
                                Year ended December 31,                    30,
                          -------------------------------------  ------------------------
                             1996         1997         1998         1998         1999
                          -----------  -----------  -----------  -----------  -----------
                                                                       (unaudited)
Revenue:
 Product license and
  sales.................  $    16,146  $    83,472  $ 1,338,326  $   585,189  $ 1,354,694
 Services...............          --       103,519    1,063,350      491,750    1,657,177
                          -----------  -----------  -----------  -----------  -----------
  Total revenue.........       16,146      186,991    2,401,676    1,076,939    3,011,871
                          -----------  -----------  -----------  -----------  -----------
Cost of revenue:
 Product license and
  sales.................        3,172      154,476      447,026      147,093      298,312
 Services...............          --        55,753      832,911      367,856    1,045,565
                          -----------  -----------  -----------  -----------  -----------
  Total cost of
   revenue..............        3,172      210,229    1,279,937      514,949    1,343,877
                          -----------  -----------  -----------  -----------  -----------
Gross profit (loss).....       12,974      (23,238)   1,121,739      561,990    1,667,994
Costs and expenses:
 Research and
  development...........      721,156    1,575,460    3,178,603    1,560,681    1,866,422
 Purchased in-process
  research and
  development...........          --       428,555          --           --           --
 Sales and marketing....    1,196,175    1,524,628    2,757,873    1,251,147    2,550,899
 General and
  administrative........      763,605      951,232    1,551,023      714,854    1,402,137
                          -----------  -----------  -----------  -----------  -----------
  Total costs and
   expenses.............    2,680,936    4,479,875    7,487,499    3,526,682    5,819,458
                          -----------  -----------  -----------  -----------  -----------
   Loss from
    operations..........   (2,667,962)  (4,503,113)  (6,365,760)  (2,964,692)  (4,151,464)
Other income (expense):
 Interest income........       91,141       84,208       56,454       52,870       65,736
 Interest expense.......       (6,997)     (35,025)     (94,890)     (53,181)     (21,794)
 Other..................          --           --       (39,161)     (27,694)      (1,206)
                          -----------  -----------  -----------  -----------  -----------
  Net loss..............  $(2,583,818) $(4,453,930) $(6,443,357) $(2,992,697) $(4,108,728)
                          -----------  -----------  -----------  -----------  -----------
Accretion of preferred
 stock to redemption
 value..................      (66,111)         --       (53,726)     (24,123)      (5,971)
                          -----------  -----------  -----------  -----------  -----------
  Net loss attributable
   to common
   shareholders.........  $(2,649,929) $(4,453,930) $(6,497,083) $(3,016,820) $(4,114,699)
                          ===========  ===========  ===========  ===========  ===========
Basic and diluted net
 loss per share.........  $     (3.24)   $   (2.50)   $   (2.50) $     (1.26) $     (1.28)
                          ===========  ===========  ===========  ===========  ===========
Shares used in computing
 basic and diluted net
 loss per share
 attributable to common
 shareholders...........      818,011    1,781,645    2,599,108    2,396,757    3,203,132
                          ===========  ===========  ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                               FUTURETENSE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 Six months ended June
                               Year ended December 31,                    30,
                         -------------------------------------  ------------------------
                            1996         1997         1998         1998         1999
                         -----------  -----------  -----------  -----------  -----------
                                                                      (unaudited)
Cash flows from
 operating activities:
 Net loss..............  $(2,583,818) $(4,453,930) $(6,443,357) $(2,992,697) $(4,108,728)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
  Purchased in-process
   research and
   development.........          --       428,555          --           --           --
  Depreciation and
   amortization........       33,405      160,412      774,774      364,100      446,420
  Noncash
   compensation........       27,500       19,000       18,000        9,000       45,854
  Loss on disposition
   of fixed assets.....          --           --        38,807       31,295          --
  Change in assets and
   liabilities, net of
   acquisition:
  Accounts receivable..          --       (81,353)    (459,678)     (66,227)  (1,565,286)
  Inventory............      (68,272)      14,370      (12,232)        (551)       2,614
  Prepaid expenses and
   other assets........      (36,559)     (18,680)      95,926       86,135     (229,533)
  Accounts payable and
   accrued expenses....      128,042      (98,497)     259,315     (106,869)   1,028,997
  Deferred revenue and
   customer deposits...          --       169,828      270,211      (96,338)     244,630
                         -----------  -----------  -----------  -----------  -----------
   Net cash used in
    operating
    activities.........   (2,499,702)  (3,860,295)  (5,458,234)  (2,772,152)  (4,135,032)
Cash flows from
 investing activities:
 Purchases of fixed
  assets...............     (214,131)    (133,686)    (397,758)    (225,536)    (527,548)
 Cash acquired in
  acquisition of
  business.............          --        51,383          --           --           --
                         -----------  -----------  -----------  -----------  -----------
   Net cash used in
    investing
    activities.........     (214,131)     (82,303)    (397,758)    (225,536)    (527,548)
Cash flows from
 financing activities:
 Proceeds from notes
  payable..............      100,000    1,010,000    1,490,000      190,000          --
 Payments on notes
  payable..............          --       (60,000)  (2,689,882)  (1,390,000)     (87,121)
 Payments on capital
  lease obligation.....          --        (6,452)     (40,922)     (19,998)     (10,710)
 Proceeds on long-term
  debt.................      168,239      161,628      307,704      235,480      261,725
 Payments on long-term
  debt.................          --       (37,849)    (139,520)    (117,775)         --
 Proceeds from sale of
  preferred stock, net
  of issuance costs....    5,582,400          --     8,496,376    4,976,205    4,494,030
 Proceeds from issuance
  of common stock......          --           --           --           --         1,688
 Repurchase of common
  stock................          --           (70)         --           --           --
                         -----------  -----------  -----------  -----------  -----------
   Net cash provided by
    financing
    activities.........    5,850,639    1,067,257    7,423,756    3,873,912    4,659,612
                         -----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents...........    3,136,806   (2,875,341)   1,567,764      876,224       (2,968)
Cash and cash
 equivalents at
 beginning of year.....        9,730    3,146,536      271,195      271,195    1,838,959
                         -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents at end of
 year..................  $ 3,146,536  $   271,195  $ 1,838,959  $ 1,147,419  $ 1,835,991
                         ===========  ===========  ===========  ===========  ===========
Supplemental disclosure
 of cash flow
 information:
 Cash paid for
  interest.............  $     6,455  $    25,474  $    99,800  $    21,794  $    53,136
                         ===========  ===========  ===========  ===========  ===========

Supplemental disclosure of non-cash investing and financing activities:

Acquisition of Mission Critical Technologies, Inc. (Note 3).

Conversion of a non-interest bearing note into shares of Series C redeemable convertible preferred stock (Note 6).

   The accompanying notes are an integral part of these financial statements.

                               FUTURETENSE, INC.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                             Common stock      Additional
                          --------------------  paid-in   Accumulated     Deferred
                           Shares    Par value  capital     deficit     compensation    Total
                          ---------  --------- ---------- ------------  ------------ ------------
Balance at December 31,
 1995...................  2,400,000   $  480    $ 20,390  $    (42,020)  $      --   $    (21,150)
Issuance of common stock
 to certain employees
 and consultants........  2,754,650      551     109,449                  (110,000)            --
Accretion of preferred
 stock to redemption
 value..................                                       (66,111)                   (66,111)
Amortization of deferred
 compensation...........                                                    27,500         27,500
Net loss................                                    (2,583,818)                (2,583,818)
                          ---------   ------    --------  ------------   ---------   ------------
Balance at December 31,
 1996...................  5,154,650    1,031     129,839    (2,691,949)    (82,500)    (2,643,579)
Repurchase and
 cancellation of
 common stock...........   (700,000)    (140)         70                                      (70)
Decrease in deferred
 compensation from the
 cancellation of
 unvested common
 shares.................                         (14,000)                   14,000            --
Amortization of deferred
 compensation...........                                                    19,000         19,000
Net loss................                                    (4,453,930)                (4,453,930)
                          ---------   ------    --------  ------------   ---------   ------------
Balance at December 31,
 1997...................  4,454,650      891     115,909    (7,145,879)    (49,500)    (7,078,579)
Cancellation of unvested
 common stock...........    (20,620)      (4)          4                                      --
Accretion of preferred
 stock to redemption
 value..................                                       (53,726)                   (53,726)
Amortization of deferred
 compensation...........                                                    18,000         18,000
Net loss................                                    (6,443,357)                (6,443,357)
                          ---------   ------    --------  ------------   ---------   ------------
Balance at December 31,
 1998...................  4,434,030      887     115,913   (13,642,962)    (31,500)   (13,557,662)
Accretion of preferred
 stock to redemption
 value..................                                        (5,978)                    (5,978)
Deferred compensation
 related to issuance of
 common stock options...                         696,100                  (696,100)
Amortization of deferred
 compensation ..........                                                    45,854         45,854
Exercise of options.....      8,438        2       1,686                                    1,688
Net loss................                                    (4,108,728)                (4,108,728)
                          ---------   ------    --------  ------------   ---------   ------------
Balance at June 30, 1999
 (unaudited)............  4,442,468   $  889    $813,699  $(17,757,668)  $(681,746)  $(17,624,826)
                          =========   ======    ========  ============   =========   ============


   The accompanying notes are an integral part of these financial statements.

                               FUTURETENSE, INC.

                         NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited

1. Nature of the Business

  FutureTense, Inc. (the "Company") was incorporated in Delaware on April 5, 1995. The Company was formed to design, develop, manufacture and market Internet publishing technology. During the period from inception (April 5, 1995) through December 31, 1997, the Company was considered to be a development stage enterprise, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, because revenue to date was not significant. The Company is no longer considered to be a development stage enterprise.

  The Company is subject to risks and uncertainties common to growing technology based companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and limited operating history.

  The accompanying financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had an accumulated deficit of $13,642,962 at December 31, 1998. The Company will require additional financing to continue its planned operations beyond 1999. Management believes the Company has the ability to raise such financing.

2. Summary of Significant Accounting Policies

  Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company invests excess cash primarily in money market funds of major financial institutions. These investments are subject to minimal credit and market risks.

  At December 31, 1997 and 1998, the Company's cash equivalents are classified as available-for-sale and include $123,591 and $25,000 in money market funds and a certificate of deposit, respectively. These securities are stated at cost plus accrued interest, which approximates fair value.

  Revenue Recognition

  The Company recognizes revenue from product licenses and sales upon shipment to customers provided the arrangement does not require significant production, modification or customization, no uncertainties remain, the fees are fixed and determinable and collection of the related receivable is probable. If the arrangement to deliver software or a software system, either alone or together with other products or services, requires significant production, modification or customization of software, the entire arrangement is recognized using the percentage-of-completion method of accounting. In applying this method, the Company measures each project's percentage of completion by the ratio of labor hours incurred to date to estimated total labor hours to complete the project, provided that collection of the related receivable is probable. This method is used because management considers expended labor hours to be the best available measure of progress on these projects. Adjustments to contract cost estimates are made in the periods in which the facts requiring such revisions become known. When the estimate indicates a loss, such loss is provided for in its entirety. Payments received in excess of revenue recognized are recorded as deferred revenue.

  Service revenue includes installation and implementation of systems, training, consulting and support agreements. Revenue from installation and implementation of systems, training and consulting is recognized as services are rendered. Revenue under support agreements is recognized ratably over the term of the support agreement.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited

  Fair Value of Financial Instruments

  The carrying amounts of the Company's financial instruments that include cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable, approximate their fair values at December 31, 1997 and 1998.

  Concentration of Credit Risk and Significant Customers

  Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At December 31, 1997, three customers accounted for 22%, 13% and 11% of gross accounts receivable. At December 31, 1998, three customers accounted for 17%, 17% and 12% of gross accounts receivable. For the year ended December 31, 1996, three customers accounted for 33%, 31% and 11% of total revenue. For the year ended December 31, 1997, three customers accounted for 30%, 24%, and 22% of total revenue. For the year ended December 31, 1998, no customer accounted for greater than 10% of total revenue.

  Fixed Assets

  Fixed assets are recorded at cost and depreciated over their estimated useful lives, generally three to seven years, using the straight-line method. Other fixed assets held under capital leases are amortized over the shorter of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.

  Inventories

  Inventories consist of raw materials and are stated at the lower of cost or market, with cost being determined using the first-in, first-out method.

  Goodwill

  Goodwill represents the excess of cost over the fair value of net assets acquired and is being amortized on a straight-line basis over its estimated useful life of three years. Accumulated amortization at December 31, 1997 and 1998 totaled $52,500 and $501,782, respectively.

  Research and Development and Software Development Costs

  Costs incurred in the research and development of the Company's products are expensed as incurred. Costs associated with the development of computer software are expensed prior to establishing technological feasibility, as defined by SFAS No. 86, and capitalized thereafter until commercial release of the software products. Software development costs eligible for capitalization have not been significant to date.

  Accounting for Stock-Based Compensation

  The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited

  Employees", and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant. The Company has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," for disclosure purposes only (Note 10). All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and related interpretations.

  Advertising Costs

  Advertising costs are charged to operations as incurred. Advertising costs were approximately $697,000, $696,000 and $776,000 in the years ended December 31, 1996, 1997 and 1998, respectively.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Unaudited Interim Financial Statements

  Financial information as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 is unaudited. Management believes the Company's unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations in such periods.

  Net Loss Per Share

  Net loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share." Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding. Diluted net loss per share does not differ from basic net loss per share since potential common shares from conversion of preferred stock, stock options and warrants, are anti-dilutive for all periods presented.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


  During the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999, certain securities were not included in the computation of diluted earnings per share because they would have an anti-dilutive effect due to the net loss for the periods. Such securities include:

                                                           Six months ended June
                               Year ended December 31,              30,
                            ------------------------------ ---------------------
                              1996      1997       1998       1998       1999
                            --------- --------- ---------- ---------- ----------
                                                                (unaudited)
   Shares of restricted
    stock.................. 3,786,085 2,235,060  1,400,000  1,600,000  1,000,000
   Shares of common stock
    issuable upon exercise
    of options.............   442,295 1,310,970  2,330,250  1,821,235  2,925,250
   Shares of common stock
    issuable upon
    conversion of preferred
    stock.................. 5,030,405 5,674,145 11,630,879  9,233,355 14,670,192
   Shares of common stock
    issuable upon
    conversion of
    warrants...............       --        --       3,426        --       3,426
                            --------- --------- ---------- ---------- ----------
   Total shares excluded
    from the diluted loss
    per share calculation.. 9,258,785 9,220,175 15,364,555 12,654,590 18,598,868
                            ========= ========= ========== ========== ==========

  Comprehensive Income

  The Company adopted SFAS No. 130, "Reporting Comprehensive Income", effective January 1, 1998. This statement requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. During the years ended December 31, 1996, 1997 and 1998, the Company had no items qualifying as other comprehensive income; accordingly, the adoption of SFAS No. 130 had no impact on the Company's financial statements.

  Segment Reporting

  In June 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." This statement changes the way public business enterprises report segment information, including financial and descriptive information about their selected segment information in interim and annual financial statements. Under SFAS No. 131, operating segments are defined as revenue-producing components of the enterprise which are generally used internally for evaluating segment performance. The implementation of SFAS No. 131 had no effect on the Company's financial position or results of operations. The Company operates in one segment, the Internet publishing technology segment.

  Recently Issued Accounting Pronouncements

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect SFAS No. 133 to have a material effect on its financial position or results of operations.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


3. Acquisition

  On October 20, 1997, the Company acquired substantially all of the operating assets and liabilities of Mission Critical Technologies ("MCT") in exchange for 128,748 shares of the Company's Series B redeemable convertible preferred stock valued at $936,642 and a non-interest bearing note in the amount of $438,882. Assumed liabilities exceeded the fair value of the acquired tangible assets by $633,909. MCT was engaged in the design, development and distribution of software primarily to the publishing industry. The acquisition has been accounted for under the purchase method and accordingly, the purchase price has been allocated based on the estimated fair value of assets purchased and liabilities assumed upon acquisition. A portion of the purchase price was allocated to purchased research and development projects that were identified as having no alternative future value and had not yet reached technological feasibility. Purchased research and development that had not yet reached technological feasibility and that had no alternative future use was valued using a risk adjusted cash flow model. This analysis resulted in an allocation of $428,555 to acquired inprocess research and development expense that was charged to the Company's operations at the acquisition date. Approximately $233,000 was allocated to purchased software and the excess of cost over the fair value of net assets acquired has been allocated to goodwill, $1,347,857, which is being amortized over three years on a straight-line basis. Software acquired in the acquisition of MCT is being amortized using the straight-line method over the estimated useful life of three years. The operating results of MCT are included in the Company's results from the date of acquisition.

4. Fixed Assets

  Fixed assets consist of the following:

                                               Estimated      December 31,
                                              useful life  --------------------
                                                (years)      1997       1998
                                             ------------- ---------  ---------
   Computer equipment.......................       3       $ 464,192  $ 697,120
   Software.................................       3             --      20,000
   Office equipment.........................       5          92,732     79,798
   Furniture and fixtures...................       7          25,918     58,045
   Leasehold improvements................... Life of lease       --      49,656
                                                           ---------  ---------
                                                             582,842    904,619
   Less--accumulated depreciation...........                (132,217)  (342,855)
                                                           ---------  ---------
                                                           $ 450,625  $ 561,764
                                                           =========  =========

  Depreciation and amortization expense for 1996, 1997 and 1998 was $33,405, $98,812 and $247,812, respectively. Property and equipment under capital leases at December 31, 1997 and 1998 totaled approximately $58,000. Amortization related to these assets is included in depreciation and amortization expense.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


5. Intangible and Other Assets

  Intangible and other assets consist of the following:

                                                             December 31,
                                                         ----------------------
                                                            1997        1998
                                                         ----------  ----------
   Goodwill............................................. $1,347,857  $1,347,857
   Purchased software...................................    233,021     233,021
   Other assets.........................................     33,358      33,458
                                                         ----------  ----------
                                                          1,614,236   1,614,336
   Less--accumulated amortization.......................    (61,600)   (588,562)
                                                         ----------  ----------
                                                         $1,552,636  $1,025,774
                                                         ==========  ==========

  Amortization expense for 1996, 1997 and 1998 was $0, $61,600 and $526,962,
  respectively.

6. Notes Payable

  In December 1997, the Company entered into a loan agreement with a bank that provided for financing of up to $1,200,000 which matured in April 1998. As of December 31, 1997, the Company had borrowed $1,010,000 which bore interest at the lender's prime rate plus 1.5% (10% at December 31, 1997). In January 1998, the Company borrowed the remaining $190,000 available under the loan agreement. In April 1998, the Company paid in full the entire principal balance of $1,200,000.

  In October 1997, the Company issued a non-interest bearing note in the amount of $438,882 as part of the acquisition of MCT (Note 3). Under the terms of the note agreement, the Company was to pay monthly principal installments of $20,000 until the note matured on December 31, 1997. Upon maturity, the holders of the note had an option to either (i) accept full payment in cash or (ii) accept payment in Series C redeemable convertible preferred stock (Note 8) at a price of $7.29 per share. During 1998, the Company negotiated the extension of the maturity date of the note on an interest free basis to June 1998, made principal payments of approximately $190,000 and in June 1998 converted the remaining balance of the note of $189,000 into 25,926 shares of the Company's Series C redeemable convertible preferred stock at a price of $7.29 per share.

  In September 1998, the Company entered into a loan agreement with a bank which provided for financing of up to $1,500,000 which bore interest at the lender's prime rate plus 1.5%. The Company borrowed $1,300,000 and on December 31, 1998 paid in full the entire principal balance of $1,300,000. In connection with the loan agreement, the Company issued a warrant to purchase 3,426 shares of the Company's Series D preferred stock, which was exercisable after December 31, 1998. The warrant has a term of five years and an exercise price of $1.46 per share. The fair value of these warrants, using the Black-Scholes option pricing model, was approximately $2,100.

7. Long-term Debt

  In April 1996, the Company entered into an agreement with a bank under which it could borrow up to $250,000 for equipment purchases. The agreement expired on April 19, 1997 at which time all amounts borrowed converted into a three-year term loan. Outstanding borrowings are collateralized by the Company's assets and bear interest at the lender's prime rate plus 1.5% (9.25% at December 31, 1998). The principal amount outstanding was $212,121 and $121,212 at December 31, 1997 and 1998, respectively.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


  In May 1997, the Company entered into another agreement with the bank under which it could borrow up to $250,000 for equipment purchases. The agreement expired on May 14, 1998 at which time all amounts borrowed converted into a three-year term loan. Outstanding borrowings are collateralized by the Company's assets and bear interest at the lender's prime rate plus 1.5% (9.25% at December 31, 1998). The principal amount outstanding is $79,897 and $201,389 at December 31, 1997 and 1998, respectively.

  In September 1998, the Company entered into another agreement with the bank under which it can borrow up to $400,000 for equipment purchases. The agreement expires in June 1999 at which time all amounts borrowed will convert into a three-year term loan. Outstanding borrowings are collateralized by the Company's assets and bear interest at the lender's prime rate plus 1.25% (9% at December 31, 1998). Monthly payments consist of interest only until June 1999, at which time, monthly payments will consist of principal and interest. The principal amount outstanding at December 31, 1998 is $137,601.

  Under the terms of these agreements, the Company is required to comply with certain restrictive covenants, including the maintenance of certain financial ratios and limitations on indebtedness, liens, mergers and payments of dividends. The Company obtained a waiver from the bank that waived the covenant requirements at December 31, 1997 and 1998. However, because the Company was not expected to be able to meet the required liquidity levels throughout 1998, the borrowings under the above agreements were classified as a current liability in the accompanying balance sheet at December 31, 1997. The Company expects to meet the required liquidity levels throughout 1999.

  Future principal payments under these agreements are as follows:

            Year Ending December 31,
            ------------------------
            1999................................ $311,843
            2000................................  113,636
            2001................................   34,723
                                                 --------
                                                 $460,202
                                                 ========

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


8.Redeemable Convertible Preferred Stock

  A summary of redeemable convertible preferred stock activity for the years ended December 31, 1996, 1997, and 1998 and the six months ended June 30, 1999 (unaudited) is as follows:

                               Series A           Series B           Series C            Series D
                              redeemable         redeemable         redeemable          redeemable
                             convertible        convertible        convertible         convertible
                           preferred stock    preferred stock    preferred stock     preferred stock
                          ------------------ ------------------ ------------------ --------------------
                          Shares    Amount   Shares    Amount   Shares    Amount    Shares     Amount      Total
                          ------- ---------- ------- ---------- ------- ---------- --------- ---------- -----------
Balance at December 31,
 1995...................      --  $      --      --  $      --      --  $      --        --  $      --  $       --
Issuance of Series A re-
 deemable convertible
 preferred stock,
 issuance costs of
 $39,726................  348,733  1,098,508                                                              1,098,508
Conversion of a promis-
 sory note into Series A
 redeemable
 convertible preferred
 stock..................   31,918    100,542                                                                100,542
Issuance of Series D re-
 deemable convertible
 preferred stock
 issuance costs of
 $26,385................                     625,430  4,550,003                                           4,550,003
                          ------- ---------- ------- ---------- ------- ---------- --------- ---------- -----------
Balance at December 31,
 1996...................  380,651  1,199,050 625,430  4,550,003     --         --        --         --    5,749,053
Issuance of Series B re-
 deemable convertible
 preferred stock........                     128,748    936,642                                             936,642
                          ------- ---------- ------- ---------- ------- ---------- --------- ---------- -----------
Balance at December 31,
 1997...................  380,651  1,199,050 754,178  5,486,645     --         --        --         --    6,685,695
Issuance of Series C re-
 deemable convertible
 preferred stock,
 issuance costs of
 $24,123................                                        685,916  5,000,328                        5,000,328
Conversion of note pay-
 able...................                                         25,926    189,000                          189,000
Insurance of Series D
 redeemable convertible
 preferred stock, issu-
 ance costs of $29,603..                                                           2,397,524  3,549,774   3,549,774
                          ------- ---------- ------- ---------- ------- ---------- --------- ---------- -----------
Balance at December 31,
 1998...................  380,651  1,199,050 754,178  5,486,645 711,842  5,189,328 2,397,524  3,549,774  15,424,797
Issuance of Series D re-
 deemable convertible
 preferred stock, issu-
 ance costs of $5,971...                                                           3,039,313  4,500,008   4,500,008
                          ------- ---------- ------- ---------- ------- ---------- --------- ---------- -----------
Balance at June 30, 1999
 (unaudited)............  380,651 $1,199,050 754,178 $5,486,645 711,842 $5,189,328 5,436,837 $8,049,782 $19,924,805
                          ======= ========== ======= ========== ======= ========== ========= ========== ===========

  Voting Rights

  The preferred stockholders are entitled to one vote for each share of common stock into which the preferred stock is convertible.

  Dividends

  Series A, Series B, Series C and Series D preferred stockholders are entitled to receive noncumulative dividends at the rate of $0.32, $0.73, $0.73 and $.15, respectively, per share per annum when and if declared by the Board of Directors. No dividends have been declared by the Board of Directors on Series A, B, C or D preferred stock through December 31, 1998.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


  Conversion

  Each share of Series A, Series B and Series C preferred stock is convertible at any time and at the option of the stockholder into common stock based on a formula which currently would result in a 1-for-5 exchange. Each share of Series D preferred stock is convertible at any time and at the option of the stockholder into common stock based on a formula which currently would result in a 1-for-1 exchange. Series A, Series B, Series C and Series D preferred stock automatically converts into common stock upon the closing of an initial public offering in which net proceeds equal or exceed $15,000,000 and in which the price per common share to the public is at least $2.96 per share. As of December 31, 1998, the Company has 14,670,877 shares of common stock reserved for conversion of the preferred stock.

  Redemption

  The Company is required to redeem the Series A, Series B, Series C and Series D preferred stock at a price equal to $3.15, $7.28, $7.29 and $1.48 per share, respectively, plus any declared but unpaid dividends, in three equal annual payments of $6,641,602 beginning on February 10, 2002.

  Liquidation

  In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding shares of Series A, Series B, Series C and Series D preferred stock are entitled to receive, prior to and in preference to holders of the common stock, a payment of $3.15, $7.28, $7.29 and $1.48 per share, respectively, plus any dividends declared but unpaid.

  Right of First Refusal

  The holders of the Series A, Series B, Series C and Series D preferred stock have certain rights of first refusal to purchase common stock from certain common stockholders.

  Subsequent Event

  In February 1999, the Company issued an additional 3,039,313 shares of Series D preferred stock for gross proceeds of approximately $4,500,000.

9. Common Stock

  At December 31, 1998, the Company has outstanding 4,434,030 shares of common stock which are subject to stock restriction agreements (the "Restriction Agreements"). Pursuant to the Restriction Agreements, the Company has the right to repurchase any unvested shares of common stock in the event of termination of employment with cause, as defined, or due to the stockholder's voluntary resignation with the Company at 25% of the then-current fair market value of the common stock. Shares subject to the Restriction Agreements vest quarterly over a five year period commencing in December 1995, subject to certain acceleration provisions. At December 31, 1998, the aggregate number of unvested common shares is approximately 1,400,000.

  During 1996, the Company issued 2,754,650 shares of restricted common stock to certain employees and consultants. The estimated value of these shares totaled $110,000, was recorded as deferred compensation and is being amortized as compensation expense over the vesting period of the restricted common stock.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


  In 1997 and in connection with the resignation of one of the founding stockholders who was party to a Restriction Agreement, the Company repurchased 700,000 shares of unvested common stock for $20,000. The difference between the original cost and repurchase price of $19,930 was recorded as compensation expense.

  A five-for-one stock split of the Company's common stock became effective May 18, 1998. All shares of common stock, options and per share amounts included in the accompanying financial statements have been adjusted to give retroactive effect to the stock split for all years presented.

  In July 1998, 20,620 shares of unvested restricted stock, granted to a consultant in 1996, were canceled. The deferred compensation associated with the grant was not significant at the date of cancellation.

10. Stock Option Plan

  In September 1996, the Board of Directors adopted the 1996 Stock Incentive Plan (the "Plan") under which 3,217,720 shares of common stock are reserved for issuance to employees, officers, directors and consultants upon the exercise of options granted under the Plan. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted and the rate at which each option is exercisable. The term of each option generally cannot exceed ten years (five years for options granted to holders of more than 10% of the voting stock of the Company). The exercise price of incentive stock options may not be less than the fair market value of the common stock at the date of grant (110% of fair market value for options granted to holders of more than 10% of the voting stock of the Company). Non-qualified stock options may be issued under the Plan at an option price determined by the Board of Directors. The Plan also allows the Board of Directors to grant restricted stock and stock appreciation rights. The Board of Directors determines, and may modify or accelerate, the terms of restriction on the restricted stock.

  Compensation expense recognized in 1996, 1997 and 1998 related to stock-based awards totaled $27,500, $19,000 and $18,000, respectively. Had compensation cost been determined based on the fair value of the options at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                               Year ended December 31,
                                         -------------------------------------
                                            1996         1997         1998
                                         -----------  -----------  -----------
   Net loss
    As reported......................... $(2,583,818) $(4,453,930) $(6,443,357)
    Pro forma...........................  (2,587,000)  (4,470,000)  (6,483,000)
   Basic and diluted net loss per share
    As reported......................... $     (3.24) $     (2.50) $     (2.50)
    Pro forma...........................       (3.24)       (2.51)       (2.51)

  Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not necessarily representative of pro forma results for future years.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


  For the purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model to apply the minimum value method with the following weighted-average assumptions used for grants made during the years ended December 31, 1996, 1997 and 1998:


                                                                 Year ended
                                                                December 31,
                                                               ----------------
                                                               1996  1997  1998
                                                               ----  ----  ----
   Expected option term (years)...............................    7     7     7
   Risk-free interest rate.................................... 6.40% 6.10% 5.10%
   Expected volatility........................................  0.0%  0.0%  0.0%
   Dividend yield.............................................  0.0%  0.0%  0.0%

  A summary of the status of the Company's options as of December 31, 1996, 1997 and 1998 and activity during the years then ended are presented below:

                                              Year ended December 31,
                             -------------------------------------------------------------
                                    1996                1997                 1998
                             ------------------- -------------------- --------------------
                                       Weighted-            Weighted-            Weighted-
                                        average              average              average
                                       exercise             exercise             exercise
                              Shares     price    Shares      price    Shares      price
                             --------  --------- ---------  --------- ---------  ---------
   Outstanding at beginning
    of year................        --    $0.20     442,295    $0.20   1,310,970    $0.20
   Granted.................   661,185     0.20     974,985     0.20   1,516,515     0.20
   Canceled................  (218,890)    0.20    (106,310)    0.20    (497,235)    0.20
                             --------    -----   ---------    -----   ---------    -----
   Outstanding at end of
    year...................   442,295    $0.20   1,310,970    $0.20   2,330,250    $0.20
                             ========    -----   =========    -----   =========    -----
   Options available for
    grant at end of year...   747,240              906,750              887,470
                             --------            ---------            ---------
   Options exercisable.....    46,685              226,375              566,322
                             --------            ---------            ---------
   Weighted-average fair
    value of options
    granted during the
    year...................     $0.07                $0.07                $0.06
                             --------            ---------            ---------

  The following table summarizes information about stock options outstanding at December 31, 1998:

                                        Options Outstanding
                                 ---------------------------------
                                 Weighted-average
   Exercise                         remaining     Weighted-average   Number    Weighted-average
    price     Number outstanding contractual life  exercise price  exercisable  exercise price
   --------   ------------------ ---------------- ---------------- ----------- ----------------
    $0.20         2,330,250            8.71            $0.20         566,332        $0.20

From January 1, 1999 to May 1, 1999, FutureTense granted stock options to purchase 489,500 shares of its common stock with an exercise price of $0.20. FutureTense recorded deferred compensation expense relating to these options totaling $696,100, representing the difference between the estimated fair market value of the common stock on the date of grant for accounting purposes and the exercise price. Compensation related to options which vest over time was recorded as a component of stockholders' deficit and is being amortized over the vesting periods of the related options.

                               FUTURETENSE, INC.

Information as of June 30, 1999, and for the six months ended June 30, 1998 and
                               1999, is unaudited


11. Income Taxes

  Deferred tax assets (liabilities) consist of the following:

                                                          December 31,
                                                     ------------------------
                                                        1997         1998
                                                     -----------  -----------
   Net operating loss carryforwards................. $ 2,718,000  $ 5,166,000
   Research and development tax credit
    carryforwards...................................     130,000      239,000
   Intangible assets................................     191,000      350,000
   Other............................................     (11,000)      36,000
                                                     -----------  -----------
    Net deferred tax assets.........................   3,028,000    5,791,000
   Deferred tax asset valuation allowance...........  (3,028,000)  (5,791,000)
                                                     -----------  -----------
                                                     $       --   $       --
                                                     ===========  ===========

  The Company has provided a full valuation allowance for the net deferred tax assets at December 31, 1997 and 1998 since the realization of these future benefits cannot be sufficiently assured. If the Company achieves future probability, these deferred tax assets may be available to offset future income taxes.

  At December 31, 1998, the Company has federal net operating loss carryforwards and research and development tax credits carryforwards of approximately $12,548,000 and $156,200, respectively. If not utilized, these carryforwards will expire at various dates ranging from 2010 to 2018. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carryforwards and research and development tax credit carryforwards which can be used in future years.

12. Commitments

   Leases

  The Company leases its office space under a non-cancelable operating lease that expires in 2001. Rent expense for the years ended December 31, 1996, 1997 and 1998 was approximately $50,000, $105,000 and $260,500, respectively. At December 31, 1998, future minimum rental payments (net of future sublease rental income of $150,000 for 1999 and $25,000 for 2000) under the facilities lease and under capital lease agreements (Note 4) are as follows:

   Year ending December 31,                      Operating lease Capital lease
   ------------------------                      --------------- -------------
   1999.........................................    $264,000        $10,882
   2000.........................................     264,000            --
   2001.........................................      22,000            --
                                                    --------        -------
   Total........................................    $550,000         10,882
                                                    ========        -------
   Less--amount representing interest...........                        172
                                                                    -------
   Present value of future minimum lease
    payment.....................................                    $10,710
                                                                    =======

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               OPEN MARKET, INC.,

                         OM/SA ACQUISITION CORPORATION

                                      AND

                               FUTURETENSE, INC.

                                 July 14, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I--THE MERGER.....................................................  A-1
    1.1  The Merger.......................................................   A-1
    1.2  The Closing......................................................   A-1
    1.3  Actions at the Closing...........................................   A-1
    1.4  Additional Action................................................   A-1
    1.5  Conversion of Shares.............................................   A-2
    1.6  Dissenting Shares................................................   A-3
    1.7  Exchange of Shares...............................................   A-3
    1.8  Dividends........................................................   A-4
    1.9  Fractional Shares................................................   A-4
    1.10 Escrow...........................................................   A-4
    1.11 Options and Warrants.............................................   A-5
    1.12 Certificate of Incorporation.....................................   A-5
    1.13 By-laws..........................................................   A-5
    1.14 Directors and Officers...........................................   A-6
    1.15 No Further Rights................................................   A-6
    1.16 Closing of Transfer Books........................................   A-6

 ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  A-7
    2.1  Corporate Existence and Power, etc...............................   A-7
    2.2  Authorization; Binding Agreement.................................   A-7
    2.3  Capitalization...................................................   A-8
    2.4  Governmental Authorization; Consents.............................   A-8
    2.5  Non-Contravention................................................   A-9
    2.6  No Subsidiaries..................................................   A-9
    2.7  Financial Statements.............................................   A-9
    2.8  Absence of Certain Changes.......................................   A-9
    2.9  No Undisclosed Material Liabilities..............................  A-11
    2.10 Litigation.......................................................  A-11
    2.11 Restrictions on Business Activities..............................  A-11
    2.12 Taxes............................................................  A-11
    2.13 Employee Benefits................................................  A-12
    2.14 Material Contracts; Property and Leases..........................  A-14
    2.15 Permits..........................................................  A-16
    2.16 Insurance........................................................  A-16
    2.17 Compliance with Laws.............................................  A-16
    2.18 Finders' Fees....................................................  A-16
    2.19 Intellectual Property............................................  A-16
    2.20 Employees and Consultants........................................  A-18
    2.21 Environment, Health and Safety...................................  A-18
    2.22 Accounts Receivable..............................................  A-20
    2.23 Powers of Attorney...............................................  A-20
    2.24 Customers........................................................  A-20
    2.25 Suppliers........................................................  A-20
    2.26 Acquisitions.....................................................  A-20
    2.27 Certain Business Relationships With Affiliates...................  A-20
    2.28 Books and Records................................................  A-20
    2.29 Accounting and Tax Matters.......................................  A-21

                                                                          Page
                                                                          ----
    2.30 Company Action.................................................  A-21
    2.31 Government Contracts...........................................  A-21
    2.32 Disclosure.....................................................  A-21

 ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
  TRANSITORY SUBSIDIARY.................................................. A-22
    3.1  Organization...................................................  A-22
    3.2  Capitalization.................................................  A-22
    3.3  Authorization of Transaction...................................  A-22
    3.4  Noncontravention...............................................  A-22
    3.5  Reports and Financial Statements...............................  A-22
    3.6  Accounting and Tax Matters.....................................  A-23
    3.7  Brokers' Fees..................................................  A-23
    3.8  Disclosure.....................................................  A-23

 ARTICLE IV--COVENANTS................................................... A-24
    4.1  Best Efforts...................................................  A-24
    4.2  Notices and Consents...........................................  A-24
    4.3  Stockholder Approval...........................................  A-24
    4.4  Hart-Scott-Rodino Act..........................................  A-25
    4.5  Operation of Business..........................................  A-25
    4.6  Access to Information..........................................  A-27
    4.7  Notice of Breaches.............................................  A-27
    4.8  Exclusivity....................................................  A-27
    4.9  Agreement from Certain Affiliates of the Company...............  A-27
    4.10 Indemnification................................................  A-28
    4.11 Listing Merger Shares..........................................  A-28
    4.12 Voting Agreements..............................................  A-28
    4.13 Existing Voting Agreement......................................  A-28
    4.14 Employment Agreements..........................................  A-29
    4.15 Section 16.....................................................  A-29
    4.16 [Intentionally omitted.].......................................  A-29
    4.17 Funding Commitment.............................................  A-29
    4.18 Pooling........................................................  A-29
    4.19 Reseller Agreement.............................................  A-29

 ARTICLE V--CONDITIONS TO CONSUMMATION OF MERGER......................... A-30
    5.1  Conditions to Each Party's Obligations.........................  A-30
         Conditions to Obligations of the Buyer and the Transitory
    5.2  Subsidiary.....................................................  A-30
    5.3  Conditions to Obligations of the Company.......................  A-31

 ARTICLE VI--INDEMNIFICATION............................................. A-33
    6.1  Indemnification by the Company Stockholders....................  A-33
    6.2  Indemnification by the Buyer...................................  A-33
    6.3  Limitations....................................................  A-33
    6.4  Indemnification Claims.........................................  A-34
    6.5  Survival of Representations and Warranties.....................  A-36

 ARTICLE VII--REGISTRATION RIGHTS........................................ A-37
    7.1  Registration of Shares.........................................  A-37
    7.2  Registration Procedures........................................  A-38
    7.3  Requirements of Resale Company Stockholders....................  A-39
    7.4  Indemnification................................................  A-39

                                                                            Page
                                                                            ----
    7.5   Rule 144........................................................  A-39
    7.6   Assignment of Rights............................................  A-39

 ARTICLE VIII--TERMINATION................................................. A-40
    8.1   Termination of Agreement........................................  A-40
    8.2   Effect of Termination...........................................  A-40

 ARTICLE IX--DEFINITIONS................................................... A-41

 ARTICLE X--MISCELLANEOUS.................................................. A-44
    10.1  Press Releases and Announcements................................  A-45
    10.2  No Third Party Beneficiaries....................................  A-45
    10.3  Entire Agreement................................................  A-45
    10.4  Succession and Assignment.......................................  A-45
    10.5  Counterparts....................................................  A-45
    10.6  Headings........................................................  A-45
    10.7  Notices.........................................................  A-45
    10.8  Governing Law...................................................  A-45
    10.9  Amendments and Waivers..........................................  A-45
    10.10 Severability....................................................  A-45
    10.11 Specific Performance............................................  A-45
    10.12 Submission to Jurisdiction......................................  A-46
    10.13 Construction....................................................  A-46
    10.14 Incorporation of Exhibits and Schedules.........................  A-46

EXHIBITS

 Exhibit A    -- Escrow Agreement
 Exhibit B-1  -- Affiliate's Agreement (Company Affiliates)
 Exhibit B-2  -- Affiliate's Agreement (Buyer Affiliates)
 Exhibit C-1  -- Company Voting Agreement
 Exhibit C-2  -- Buyer Voting Agreement
 Exhibit D-1  -- Silicon Valley Bank Financing Proposal
 Exhibit D-2  -- Form of Bridge Loan Letter Agreement
 Exhibit E    -- Form of Opinion of Counsel to the Company
 Exhibit F    -- Form of Hale and Dorr LLP Tax Opinion
 Exhibit G    -- Form of Certificate of the Buyer
 Exhibit H    -- Form of Certificate of the Company
 Exhibit I    -- Form of Opinion of Counsel to the Buyer
 Exhibit J    -- Form of Testa, Hurwitz & Thibeault, LLP Tax Opinion

                          AGREEMENT AND PLAN OF MERGER

   Agreement and Plan of Merger entered into as of July 14, 1999 by and among Open Market, Inc., a Delaware corporation (the "Buyer"), OM/SA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and FutureTense, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

   This Agreement contemplates a merger of the Transitory Subsidiary into the Company in a transaction that is intended to qualify for federal tax purposes as a reorganization under Section 368 of the Code (as defined below) and for accounting purposes as a "pooling of interests" pursuant to Accounting Principles Bulletin Opinion No. 16. In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

   Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary shall file the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

   1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 9:00 a.m. local time on the third business day after all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived by such date by the Party or Parties entitled to the benefit of such conditions, or at such other time and date as the Parties shall agree (the "Closing Date").

   1.3 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger, (d) the Buyer shall deliver certificates for the Initial Shares (as defined below) to the stockholders of the Company in accordance with
Section 1.7 and (e) the Buyer, the Indemnification Representative (as defined therein) and the Escrow Agent (as defined therein) shall execute and deliver an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.10.

   1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

   1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

     (a) Each share of common stock, $.0002 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of common stock, $.001 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined below) for such share.

     (b) Each share of the Company's Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), Series B Preferred Stock, $.001 par value per share (the Series B Preferred Stock"), Series C Preferred Stock, $.001 par value per share (the "Series C Preferred Stock"), and Series D Preferred Stock, $.001 par value per share (the "Series D Preferred Stock", and together with the Series A Preferred Stock, the Series B Preferred and the Series C Preferred Stock, the "Preferred Shares"; and, together with the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Preferred Conversion Ratio (as defined below) for such share.

     (c) The "Common Conversion Ratio" shall initially be the result obtained by (i) dividing the difference between (1) the sum of $125,000,000 and the aggregate amount receivable by the Company upon the exercise of outstanding Options (the "Purchase Price") and (2) the Deductible Obligations (as defined below), by (ii) $14.7064, and then dividing such quotient by the sum of (x) the number of Common Shares issued and outstanding, (y) the number of Company Shares issuable upon exercise of outstanding Options (as defined below) and Warrants (as defined below) (but only those Warrants that are not included in the Deductible Obligations) whether vested, unvested or subject to repurchase by the Company following such exercise and (z) the number of Common Shares issuable upon conversion of the Preferred Shares, all of which will be determined immediately prior to the Effective Time. The "Preferred Conversion Ratio" for each share of Preferred Stock shall be the result obtained by multiplying the Common Conversion Ratio by the number of Common Shares into which each Preferred Share is convertible immediately prior to the Effective Time. Each of the Common Conversion Ratio and the Preferred Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. Stockholders of record of the Company (the "Company Stockholders") shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(c) (the "Initial Shares"); the remaining 10% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(c) (the "Escrow Shares") shall be deposited in escrow pursuant to
  Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares." As used in this Agreement, the "Deductible Obligations" means the sum, immediately prior to the Effective Time, of certain amounts paid or to be paid by the Company in connection with the Merger, the preparation of the S-4 Registration Statement (as defined below) and the transactions contemplated hereby, including (v) the fees and expenses of R.S. Cheheyl, (w) all legal fees (including those of Testa, Hurwitz & Thibeault, LLP), (x) all accounting fees (including those of PricewaterhouseCoopers LLP), (y) the amount of any indebtedness incurred after June 30, 1999 and before December 31, 1999 outstanding at the Closing (i) decreased by any increase, if any, in the amount of Net Current Assets (as defined below) of the Company from June 30, 1999 to December 31, 1999 (or if earlier, the Closing Date) or (ii) increased by any decrease, if any, in the amount of Net Current Assets of the Company from June 30, 1999 to December 31, 1999 (or if earlier, the Closing Date), and (z) the amount payable in respect of any outstanding Warrant (to the extent such warrant is payable in cash upon consummation of the Merger and not exercisable into Company Shares). "Net Current Assets" shall mean (x) the sum of (i) cash, (ii) accounts receivable, (iii) prepaid expenses and (iv) all other current assets minus
  (y) the sum of (i) accounts payable, (ii) accrued expenses, (iii) deferred revenues and (iv) all other current liabilities (excluding the indebtedness referred to in clause (y) above). Notwithstanding the foregoing, the Buyer shall pay the expenses of printing the S-4 Registration Statement.

     (d) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

     (e) Each share of common stock, $.001 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence 100 shares of common stock, $.001 par value per share, of the Surviving Corporation.

   1.6 Dissenting Shares.

   (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Notwithstanding
Section 1.5(a) above, Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his or her right to appraisal under the Delaware General Corporation Law or properly withdrawn his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing 90% of the Merger Shares to which such holder is entitled pursuant to Section 1.5(a) (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to Section 1.5(a) (which shares shall be considered Escrow Shares for all purposes of this Agreement).

   (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

   1.7 Exchange of Shares.

   (a) Prior to the Effective Time, the Buyer shall send a notice and a transmittal form to each holder of a certificate representing Company Shares (a "Certificate") advising such holder of the anticipated effectiveness of the Merger and the procedure for surrendering to the Company such Certificate in exchange for the Initial Shares issuable. Such transmittal form shall include such representations and certifications as are customary. Each holder of a Certificate, upon proper surrender thereof to the Company in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor the Initial Shares issuable. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Shares issuable pursuant to Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

   (b) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5(a). The Board of Directors of the Buyer may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

   (c) Certificates representing the Merger Shares which are not registered on the Buyer's S-4 Registration Statement (as defined below) shall contain a legend substantially in the following form together with any other legends required by applicable state securities laws:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

   1.8 Dividends. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

   1.9 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

   1.10 Escrow.

   (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the post-closing adjustments and other indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

   (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the indemnification provisions included in Section 6 of this Agreement and of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representative.

   1.11 Options and Warrants.

   (a) As of the Effective Time, all options to purchase Common Shares issued by the Company ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time (taking into account any acceleration of exercisability due to the Merger), such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the next lowest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (with any fraction of a cent resulting from such division to be rounded up to the next highest whole cent). The term, exercisability, vesting schedule (taking into account any acceleration of exercisability due to the Merger), repurchase provisions, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

   (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.11, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to any acceleration of exercisability due to the Merger).

   (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time and in any event within seven (7) days thereof, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its best efforts (as defined below) to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding. As used in this Agreement, "best efforts" of any person shall mean and refer to the use of commercially reasonable efforts of such person under the circumstances and shall not require the expenditure of money other than for the fees and expenses of professional advisors.

   (d) As of the Effective Time, all warrants to purchase Company Shares issued by the Company ("Warrants"), shall be assumed by the Buyer. Immediately after the Effective Time, each Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares or Preferred Shares subject to the unexercised portion of such Warrant multiplied by the Common Conversion Ratio or the Preferred Conversion Ratio, respectively (with any fraction resulting from such multiplication to be rounded down to the next lowest whole number). The exercise price per share of each such assumed Warrant shall be equal to the exercise price of such Warrant immediately prior to the Effective Time, divided by the Common Conversion Ratio or the Preferred Conversion Ratio, as applicable (with any fraction of a cent resulting from such division to be rounded up to the next highest whole cent). The term, exercisability and all of the other terms of the Warrants shall otherwise remain unchanged.

   1.12 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (a) the name of the corporation set forth therein shall be changed to the name of the Company and
(b) the identity of the incorporators shall be deleted.

   1.13 By-laws. The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

   1.14 Directors and Officers. The directors and officers of the Transitory Subsidiary shall become the directors and officers of the Surviving Corporation as of the Effective Time.

   1.15 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

   1.16 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article II are true and correct, except as set forth in the Disclosure Schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in section and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall also qualify other sections or paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections or paragraphs.

   2.1 Corporate Existence and Power, etc. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own or lease its properties and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary except where the failure to be qualified would not have a Material Adverse Effect (as defined below). The Company has made available to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and in effect on the date hereof. The Company is not in default under or in violation of any provisions of its Certificate of Incorporation or By-laws.

   As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the business, financial condition, properties, results of operation or prospects of the Company, provided, however, that neither of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect on the
Company: (a) any change arising out of conditions affecting the economy or industry of the Company in general which does not affect the Company in a materially disproportionate manner relative to other participants in the economy or such industry, respectively, or (b) with respect to the Company, employee attrition which is primarily attributable to the announcement of the execution of this Agreement and the transactions contemplated hereby. A Material Adverse Effect will be deemed to exist if the "effect" results in or could reasonably be expected to result in a liability or reduction in value of the Company's assets in excess of $100,000.

   As used in this Agreement, the term "Closing Material Adverse Effect" means a material adverse effect on the business, financial condition, properties, results of operation or prospects of the Company, provided, however, that neither of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Closing Material Adverse Effect on the
Company: (a) any change arising out of conditions affecting the economy or industry of the Company in general which does not affect the Company in a materially disproportionate manner relative to other participants in the economy or such industry, respectively, or (b) with respect to the Company, employee attrition which is primarily attributable to the announcement of the execution of this Agreement and the transactions contemplated hereby. A Closing Material Adverse Effect will be deemed to exist if the "effect" results in or could reasonably be expected to result in a liability or reduction in value of the Company's assets in excess of $750,000.

   2.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the agreements and instruments attached as exhibits hereto or otherwise contemplated hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by stockholders entitled to vote on this Agreement and the Merger holding a majority of votes represented by the outstanding Company Shares, 75% of the votes represented by the outstanding Preferred Shares voting together with the outstanding Common Shares, a majority of the votes represented by the outstanding Series C Preferred Stock, voting as a separate class, and a majority of the votes represented by the outstanding Series D Preferred Stock, voting as a separate class (the "Requisite Stockholder Approval")). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

   2.3 Capitalization. The authorized capital stock of the Company consists of
(a) 25,000,000 shares of Common Shares, of which, as of the date of this Agreement, (i) 4,442,468 shares are issued and outstanding and (ii) no shares are held in the treasury of the Company, and (b) 380,651 shares of Series A Preferred Stock, all of which are issued and outstanding, (c) 754,178 shares of Series B Preferred Stock, all of which are issued and outstanding, (d) 711,979 shares of Series C Preferred Stock, of which 711,842 shares are issued and outstanding, and (e) 5,436,837 shares of Series D Preferred Stock, all of which are issued and outstanding. Section 2.3 of the Disclosure Schedule sets forth a complete and accurate list of (i) all the Company Stockholders, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Options and Warrants, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and Warrant and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All issued and outstanding Company Shares have been, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Other than the Options and Warrants listed in Section 2.3 of the Disclosure Schedule, there are no outstanding (i) securities of the Company convertible into or exchangeable for capital stock of or other ownership interests in the Company, (ii) options, warrants or other rights (including preemptive rights) to acquire from the Company, and other obligations of the Company to issue, capital stock of or other ownership interests in, or securities convertible into or exchangeable for capital stock of or other ownership interests in, the Company and (iii) obligations of the Company to purchase, redeem or otherwise acquire any shares of capital stock of the Company. Except as set forth in
Section 2.3 of the Disclosure Schedule, there are no agreements, voting trusts, proxies or understandings with respect to the voting or registration under the Securities Act of any Company Shares. No stockholder of the Company has initiated any claim against the Company nor to the knowledge of the Company do any grounds exist for making any claim.

   2.4 Governmental Authorization; Consents.

   (a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger require no action by or in respect of, or filing by the Company with, any court, arbitrational tribunal, governmental body, agency, commission, official or other governmental or regulatory authority or agency ("Governmental Entity"), other than compliance with any applicable requirements of the Securities Act and any applicable state securities laws, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing of the Certificate of Merger as provided in Section 1.1 hereof.

   (b) Except as set forth in Section 2.4 of the Disclosure Schedule, no consent, approval, waiver or other action by any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof ("Person") (other than the Governmental Entities referred to in paragraph (a) above) under any contract, agreement, indenture, instrument of indebtedness, agreement or mortgage for borrowed money, lease, sublease, license, sublicense, franchise, or other instrument to which the Company is a party or by which any of them is bound is necessary for the execution, delivery and performance of this Agreement by the Company, other than (i) any thereof required pursuant to the agreements and instruments referred to in item (a)(vi) in Section 2.15 of the Disclosure Schedule (the "Bank Agreements") and (ii) such other consents, approvals, waivers or other actions the absence of which would not, in the aggregate, have a Material Adverse Effect with respect to the Company.

   2.5 Non-Contravention. Assuming compliance with the matters referred to in
Section 2.4(a) hereof, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger do not and will not
(i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (ii) require on the part of the Company any filing with, or any permit, authorization, consent or approval of any Governmental Entity, (iii) violate any provision of applicable law or regulation or any judgment, injunction, order, decree or award binding upon the Company or affecting any of its assets or properties or (iv) except as set forth on
Section 2.5 of the Disclosure Schedule, conflict with, contravene or constitute a default under, or result in the creation or imposition of any Lien (as defined below) on any asset of the Company or give rise to a right of termination, cancellation, modification, or acceleration of any obligation of the Company under any contract, agreement, indenture, lease, sublease, license, sublicense, franchise or other instrument binding upon the Company, or affecting any of its assets or properties which would, in the aggregate, have a Material Adverse Effect with respect to the Company. As used in this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset (whether arising by contract or by operation of law).

   2.6 No Subsidiaries. The Company does not have any subsidiaries. There is no corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, any equity interest.

   2.7 Financial Statements. The Company has previously furnished to the Buyer complete and accurate copies, as amended or supplemented, of (i) the audited balance sheets of the Company as of December 31, 1998, 1997 and 1996, together with the related audited statements of operations, stockholders' equity and cash flows for such fiscal years and the notes thereto, accompanied by the report thereon of PricewaterhouseCoopers LLP, independent auditors (the "Annual Financial Statements"), (ii) the unaudited balance sheet of the Company as of May 31, 1999 and the related unaudited statements of operations and cash flows for the five-month fiscal period ended on such date, certified by the chief financial officer on behalf of the Company (the "Interim Financial Statements", and together with the Annual Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and present fairly the financial position, and the results of operations and cash flows for the Company as of and for the respective dates thereof and for the periods referred to therein (subject, in the case of the Interim Financial Statements, to normal recurring adjustments and to the inclusion of certain notes not required in interim financial statements in conformity with GAAP).

   2.8 Absence of Certain Changes.

   (a) Except as set forth in the Financial Statements or in Section 2.8 of the Disclosure Schedule, or as contemplated by this Agreement, since December 31, 1998, the Company has conducted its business in the ordinary course consistent with past custom and practice ("Ordinary Course of Business") and there has not been, and the Company has not agreed or committed that there shall be:

     (i) any events that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect with respect to the Company;

     (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company;

     (iii) any alteration of any outstanding security of the Company;

     (iv) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than in the Ordinary Course of Business pursuant to the Bank Agreements;

     (v) any creation or assumption by the Company of any Lien on any material asset other than pursuant to the Bank Agreements;

     (vi) any making of any loan, guarantee, advance or capital contribution to or investment in any Person other than (1) short-term investments in the Ordinary Course of Business, or (2) travel, salary or other like advances to officers or employees in the Ordinary Course of Business;

     (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

     (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any substantial assets) or any relinquishment by the Company of any contract or other right, in any such case material to the Company taken as a whole, other than transactions or commitments in the Ordinary Course of Business;

     (ix) any change in any method of accounting or accounting practice by the Company, except for any such change required by reason of a concurrent change in GAAP;

     (x) any grant of any severance or termination pay to any officer or employee of the Company other than in the Ordinary Course of Business pursuant to a Company policy described in Section 2.8(a) of the Disclosure Schedule, any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director or employee of the Company or any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or any increase in compensation, bonus or other benefits payable to officers, directors or employees of the Company, other than such increases in the Ordinary Course of Business;

     (xi) any payment of any obligation or liability other than in the Ordinary Course of Business;

     (xii) any amendment, termination, taking or failure to take any action that would constitute a violation of or default under, or a waiver of any rights under, any contract or agreement listed in Section 2.14 of the Disclosure Schedule;

     (xiii) any making or commitment to make capital expenditures in excess of $650,000 in the aggregate;

     (xiv) any failure to take any action necessary to preserve the validity of any Intellectual Property or Permit (each as defined below) that could reasonably be expected to have a Material Adverse Effect on the Company;

     (xv) any labor dispute, other than routine grievances, or any activity or proceeding by a labor union or representative thereof to organize employees of the Company, which employees were not subject to a collective bargaining agreement at December 31, 1998, or any lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to a significant number of employees of the Company;

     (xvi) any change in the Company's relationship with any independent contractor, customer, or supplier that could reasonably be expected to have a Material Adverse Effect on the Company;

     (xvii) any amendment of the Certificate of Incorporation or By-laws of the Company;

     (xviii) any claim or dispute between the Company and any stockholder thereof; or

     (xix) any material election with respect to Taxes (as defined below).

   (b) Since December 31, 1998, except as set forth on Section 2.8(b) of the Disclosure Schedule, there has not been:

     (i) any change in the number of outstanding shares of the capital stock of or other ownership interests in or the capitalization of the Company, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise, other than any issuance of additional shares of the Common Stock upon the exercise of Options outstanding; or

     (ii) any purchase, redemption or other acquisition by the Company of any outstanding shares of capital stock of or other ownership interests in the Company.

   2.9 No Undisclosed Material Liabilities. Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has no liability or obligation (whether known or unknown, whether accrued or unaccrued, whether due or to become due or otherwise) except for (a) liabilities shown on the Interim Financial Statements, (b) liabilities which have arisen since May 31, 1999 in the Ordinary Course of Business and are similar generally in nature to the liabilities which arose during the comparable period of the immediately preceding financial period and (c) liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Interim Financial Statements and which in the aggregate do not exceed $100,000.

   2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there is no (a) unsatisfied judgment, order, decree or injunction or
(b) claim, complaint, action, suit, investigation, hearing or proceeding pending, or to the knowledge of the Company threatened, by or against the Company or any of its properties or assets, or to which the Company or any of its properties or assets is a party, before or by any Governmental Entity or arbitrator. None of the complaints, actions, suits, investigations, hearings or proceedings described in Section 2.10 of the Disclosure Schedule could have a Material Adverse Effect.

   2.11 Restrictions on Business Activities. There is no judgment, injunction, order, decree, agreement or instrument binding upon the Company that has or may reasonably be expected to have the effect of prohibiting any material business practice of the Company or restricting the conduct of business by the Company.

   2.12 Taxes.

   (a) Except as set forth on Section 2.12(a) of the Disclosure Schedule, the Company has filed all material Tax Returns (as defined below) that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes that were shown to be due on any Tax Returns. The unpaid Taxes of the Company for tax periods through the date of the balance sheet included in the Interim Financial Statements do not exceed the accruals and reserves for Taxes set forth on the Interim Financial Statements (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes and charges imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

   (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995.

   (c) The federal income Tax Returns of the Company have not been audited by the Internal Revenue Service. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed.

   (d) The Company, has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

   (e) The Company is not a "consenting corporation" within the meaning of
Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code.

   (f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

   (g) Except as set forth on Section 2.12(g) of the Disclosure Schedule, the Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will be an "excess parachute payment" under Section 280G of the Code.

   (h) The Company does not have any liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

   (i) None of the assets of the Company is property that is required to be treated as being owned by any other person pursuant to the provisions of former
Section 168(f)(8) of the Code.

   (j) None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

   (k) None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

   (l) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code.

   (m) Section 2.12(m) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date:
(i) the federal income tax basis of the Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (iii) the amount of any deferred gain or loss allocable to the Company arising out of any "deferred intercompany transaction."

   (n) The Company has never participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

   2.13 Employee Benefits

   (a) Section 2.13 of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company for the benefit of present or former employees of the Company (the "Company Plans"). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. Complete and accurate copies of all Company Plans and all related trust agreements, insurance contracts and summary plan descriptions, have been made available to the Buyer, and the Company to date has not had any obligation to file any annual reports with the Internal Revenue Service on Forms 5500 or 5500 C/R for the Company Plans. Each Company Plan has been administered in all material respects in accordance with its terms and the Company has met its obligations with respect to such Company Plan and has made all required contributions thereto. The Company and the Company Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder and other laws applicable to such plans.

   (b) To the Company's knowledge, there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders), audits, suits or proceedings against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan.

   (c) All the Company Plans that are intended to be qualified under Section 401(a) of the Code may either rely on opinion letters issued by the Internal Revenue Service or have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under
Section 401(a) and 501(a), respectively, of the Code and no such opinion letter or determination letter has been revoked and revocation has not been threatened. No event has occurred that would reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such Company Plan or related trust under Sections 401(a) and 501(a) of the Code. No Company Plan has been amended since the date of its most recent determination letter in any material respect, and no act or omission has occurred that would adversely affect its qualification or materially increase its costs.

   (d) The Company has never been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or any Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA.

   (e) Except as set forth on Section 2.13 of the Disclosure Schedule, there are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and applicable state law.

   (f) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan ever maintained by the Company that would subject the Company to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

   (g) Each Company Plan (excluding agreements with individual employees, including without limitation, severance agreements and stock option agreements) is amendable and terminable unilaterally by the Company at any time without liability to the Company (other than for benefits accrued through the date of such termination or expenses of termination), and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such plan.

   (h) Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and has satisfied the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

   (i) The assets of each uninsured Company Plan which is funded are reported at their fair market value on the books and records of such plan.

   (j) The Company has complied in all respects with the applicable requirements of Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA.

   (k) All material filings and reports as to each Employee Benefit Plan required to have been made on or before the Closing Date to the Internal Revenue Service or to the United States Department of Labor have been or will be duly made by the Closing Date.

   (l) Section 2.13 of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; and
(ii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   (m) The Company is not, and never has been, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined in Section 414(m) of the Code).

   2.14 Material Contracts; Property and Leases.

    (a) Except as set forth in Section 2.14 of the Disclosure Schedule the Company is not a party to or subject to:

      (i) any employment contract or arrangement, written or oral, with any officer, consultant, independent contractor, agent, director or employee;

     (ii) any lease providing for annual rentals of $100,000 or more or any lease for real property;

     (iii) any contract for the purchase of equipment, materials or supplies or for construction requiring aggregate payments in any twelve-month period by or to the Company that are expected to be $50,000 or more;

     (iv) any sales, distribution or other similar agreement providing for the sale, distribution or marketing of products, materials, supplies, goods, services or equipment and requiring aggregate payments in any twelve-month period to the Company that are expected to be $50,000 or more;

     (v) any partnership, joint venture, or other similar contract, arrangement or agreement;

     (vi) any contract relating to indebtedness for borrowed money involving an amount outstanding on or after December 31, 1998 (whether incurred, assumed, guaranteed or secured by any asset);

     (vii) any written material arrangement concerning confidentiality, or any arrangement concerning assignment of inventions or non-competition or involving material Intellectual Property;

     (viii) any written arrangement that prohibits the Company from freely engaging in business anywhere in the world;

     (ix) any written arrangement involving any stockholder, executive officer or director of the Company or their affiliates, as defined in Rule 12b-2 under the Exchange Act ("Affiliates");

     (x) any written arrangement not otherwise listed on Section 2.14 of the Disclosure Schedule under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect;

     (xi) any collective bargaining agreements or other contracts or commitments to or with any labor union, representative or group of employees;

     (xii) any agreement relating to the acquisition or disposition of assets, businesses or companies (whether by sale of assets, sale of stock, merger or otherwise) with a purchase price (in cash, stock, or other consideration) of over $500,000; or

     (xiii) any other written arrangement (or group of related arrangements) involving more than $100,000 or which is material to the Company taken as a whole.

   (b) The Company has made available to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. Except as set forth in Section 2.14 of the Disclosure Schedule, with respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable against the Company and to the knowledge of the Company is valid, binding and enforceable against each other party thereto, and the written agreement is in full force and effect;
(ii) with respect to written arrangements to which the Company is a party, the written arrangement will continue to be legal, valid, binding and enforceable against the Company and to the knowledge of the Company is valid, binding and enforceable against each other party thereto, and the written agreement is and will be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company, nor, to the Company's knowledge, any other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration under the written arrangement by the Company as to the Company's knowledge, by any other party thereto, nor is there any material dispute between the parties thereto. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

   (c) The Company has good and valid title to all of the tangible personal property reflected on the balance sheet contained in the Interim Financial Statements (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the balance sheet contained in the Interim Financial Statements), free and clear of all Liens, other than (i) Liens for taxes and assessments not yet due or otherwise being contested in good faith, (ii) mechanic's, materialmen's and like Liens arising under operation of law for amounts not yet due or otherwise being contested in good faith; (iii) liens under the Bank Agreements; and (iv) imperfections in title which do not prevent the assets from being used for the purpose for which they are currently being used or otherwise materially impair the operations of the Company. The tangible personal property owned or used by the Company is in condition sufficient and adequate to permit the Company to carry on its business as presently conducted.

   (d) The Company does not own any real property. Section 2.14 of the Disclosure Schedule lists all real property leased or subleased to or by the Company. The Company has made available to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed therein. With respect to each such lease and sublease:

     (i) The lease or sublease is legal, valid, binding, enforceable against the Company, and to the knowledge of the Company, against each other party thereto, and is in full force and effect. In the case of any sublease from the Company to any subtenant, the Company, has obtained all landlord and other consents required in connection with such sublease.

     (ii) The lease or sublease will continue to be legal, valid, binding, enforceable against the Company and to the knowledge of the Company, against each other party thereto, and is and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing.

     (iii) Neither the Company nor, to the Company's knowledge, any other party to the lease or sublease, is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration thereunder by any other party thereto or, to the Company's knowledge, by the Company.

     (iv) There are no disputes, oral agreements or forbearance programs to which the Company is a party in effect as to the lease or sublease.

     (v) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     (vi) All facilities leased or subleased by the Company thereunder are supplied with utilities necessary for the operation of said facilities.

     (vii) None of such leases or subleases has been capitalized on the balance sheet contained in the Interim Financial Statements.

     (viii) The Company has obtained consents for all alterations made as of the date hereof to each such facility and, upon the expiration or earlier termination of the lease or sublease with respect thereto, shall not be obligated to remove any such alterations or restore the premises to the condition they were in prior to the time such alterations were undertaken, except for removal or restoration obligations which individually or in the aggregate do not exceed $25,000.

   2.15 Permits. Section 2.15 of the Disclosure Schedule sets forth a list of each material permit, license, registration, certificate, order, approval or authorization from any Governmental Entity used in the business or operations of the Company as presently conducted ("Permit") and the status thereof (including without limitation those issued or required under Environmental Laws, as defined in Section 2.21 below) issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct the business of the Company as presently conducted or proposed to be conducted. Each such Permit is in full force and effect and, to the Company's knowledge, no suspension or cancellation of such Permit is threatened and the Company has no basis for believing that such Permit will not be renewable upon expiration. The Company is not in violation of or default under any Permit. No Permit will be revoked, terminated prior to its normal expiration date, violated or not renewed as a result of the consummation of the transactions contemplated by this Agreement.

   2.16 Insurance. Section 2.16 of the Disclosure Schedule sets forth a list (including the name of the insurer, the name of each insured, the policy number, the periods of coverage, the scope of coverage and any pending claims thereunder) of each insurance policy maintained by the Company or under which the Company is a named insured or otherwise the beneficiary of such coverage. All of such insurance policies are in full force and effect and the Company is not in default with respect to its obligations under any of such insurance policies. None of the transactions contemplated by this Agreement shall eliminate or alter the coverage provided by such policies for occurrences prior to Closing, and the Company shall continue to be entitled to the benefit and recovery under such policies for pre-Closing occurrences (subject to the deductibles, limits and other terms and conditions of such policies).

   2.17 Compliance with Laws. The Company is conducting and has conducted its business and operations in compliance with all applicable laws (including rules and regulations thereunder) currently in effect of any federal, state, local or foreign government, or Governmental Entity except where the failure to so comply would not have a Material Adverse Effect with respect to the Company. The Company has not received any notice of communication from any Governmental Entity alleging non-compliance with any applicable laws (including rules and regulations).

   2.18 Finders' Fees. Except for R. S. Cheheyl, whose fees and expenses are Deductible Obligations, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company which is or will be entitled to any fee or commission from the Company upon consummation of the transactions provided for in this Agreement.

   2.19 Intellectual Property.

   (a) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, develop, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each material item of Company Intellectual Property. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.19(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.19(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

   (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.19(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has made available to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

   (c) Section 2.19(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

   (d) Section 2.19(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

   (e) The Company has not disclosed the source code for any of the software owned by the Company (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.19(e) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of such source code.

   (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

   (g) The Customer Deliverables and the Internal Systems are free from material defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

   (h) All of the Customer Deliverables currently being marketed, distributed or licensed by the Company or which were marketed, distributed or licensed by the Company since January 1, 1996, and all Internal Systems, are Year 2000 Compliant. The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the business or operations of the Company, including without limitation any system belonging to any of the Company's suppliers, service providers or customers. The Company has made available to the Buyer all files relating to Year 2000 Compliant testing conducted by the Company to date.

   (i) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

      (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

       (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

        (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000,
  (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry.

   2.20 Employees and Consultants.

   (a) Section 2.20 of the Disclosure Schedule identifies all of the current employees and consultants of the Company. None of such employees has indicated to the Company that he or she intends to resign or retire as a result of the transaction contemplated hereby or otherwise prior to December 31, 1999.

   (b) Section 2.20 of the Disclosure Schedule sets forth the annual compensation, including all bonuses and fringe benefits, of each officer, employee or consultant of the Company.

   (c) Section 2.20 of the Disclosure Schedule sets forth the base salary, annual bonus description of Company benefits and all other forms of compensation provided to each employee of the Company entitled to a severance payment.

   (d) The Company has not experienced any strikes, grievances (other than routine industrial grievances, which in the aggregate are not material), claims of unfair labor practices or other collective bargaining disputes. No organizational effort is being made or to the Company's knowledge, has been threatened by or on behalf of any labor union with respect to employees of the Company.

   (e) Each such person has entered into a confidentiality and assignment of inventions agreement with the Company in the form previously delivered to the Buyer and attached to the Disclosure Schedule.

   (f) No employees of the Company are employed or located outside the United States.

   2.21 Environment, Health and Safety.

   (a) The Company has complied with, and their operations as of the Closing Date are in compliance with, all applicable Environmental Laws (as defined below) except where the failure to comply would not have a Material Adverse Effect with respect to the Company.

   (b) There is no pending or, to the Company's knowledge, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding claim, cause of action, liability investigation by any Governmental Entity against the Company relating to any of the following: (i) violation of any Environmental Law, (ii) violation of any material permit, license or registration issued under any Environmental Law, (iii) the disposal discharge or release of Materials of Environmental Concern (as defined below), whether or not in compliance with Environmental Laws, (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws, (v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental Concern, (vi) the exacerbation of previously existing environmental conditions, or (vii) exposure to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned, leased, operated or controlled by the Company. Without limiting the foregoing, the Company has not been named a "potentially responsible party" or received any correspondence or notice that it may be named a "potentially responsible party" pursuant to any Environmental Law.

   (c) There have been no releases of any Materials of Environmental Concern into the environment at or from (i) any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or
(ii) to the Company's knowledge, any facility to which waste of the Company has been transported for processing, storage or disposal. With respect to any such releases of Materials of Environmental Concern, the Company has given all required notices to Governmental Entities. The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by the Company that could reasonably be expected to have an impact on such real property or facilities.

   (d) The Company possess all material permits, licenses and/or registrations required under Environmental Laws for its business and operations and all such permits, licenses and/or registrations are valid and in full force and effect. The Company is in compliance with all lease terms and conditions relating to all current and former operating facilities to the extent that such lease terms relate to compliance with Environmental Laws or releases of Materials of Environmental Concern except where the failure to so comply would not have a Material Adverse Effect with respect to the Company.

   (e) Section 2.21 of the Disclosure Schedule is a list of all environmental reports, investigations, audits, assessments, surveys and analyses (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) relating to premises currently or previously owned, leased or operated by the Company which the Company has possession of or has knowledge of.

   (f) To the Company's knowledge, all entities, including without limitation transporters, treatment, storage and disposal facilities and remediation companies, used by the Company for the transportation, storage, disposal, treatment or other handling of Materials of Environmental Concern possess all permits, licenses and registrations required under Environmental Laws. To the Company's knowledge, there is no previous, pending or threatened civil or criminal litigation, written notice of violation of noncompliance, formal administrative or judicial proceedings, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such entities for any violations of Environmental Laws.

   (g) For purposes of this Agreement, "Environmental Law" means any law, statute, rule or regulation of any Governmental Entity relating to the environment or environmental health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) underground and other storage tanks or vessels; (vi) environmental health and safety of employees; and (vii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used in this Agreement, the terms "release", "hazardous substance", "pollutants or contaminants" and

"environment" shall have the meanings set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or pursuant to any applicable Environmental Law, and the terms "solid waste" and "hazardous waste" shall have the meanings set forth in the federal Resource Conservation Recovery Act ("RCRA").

   (h) For purposes of this Agreement, "Materials of Environmental Concern" mean any chemicals, pollutants or contaminants, hazardous substances (as such terms is defined under CERCLA), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

   2.22 Accounts Receivable. All accounts receivable of the Company reflected on the Interim Financial Statements are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Interim Financial Statements. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Interim Financial Statements are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts.

   2.23 Powers of Attorney. Except as set forth in Section 2.23 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

   2.24 Customers. Except as set forth in Section 2.24 of the Disclosure Schedule, there are no customers that accounted for more than 5% of the revenues of the Company taken as a whole, during the last full fiscal year. No unfilled customer order or commitment obligating the Company to process or deliver products or perform services will result in a loss to the Company upon completion of performance.

   2.25 Suppliers. Section 2.25 of the Disclosure Schedule sets forth a true, correct and complete list of (i) the names and addresses of each of the suppliers of the Company which accounted for a dollar volume of purchases by the Company in excess of $50,000 for the fiscal year ended December 31, 1998 and (ii) the present sole source suppliers of significant goods or services, other than utilities, for any product or service with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from each such supplier. The Company believes it has good relations with all of its suppliers.

   2.26 Acquisitions. Attached hereto as Section 2.26 of the Disclosure
Schedule is a complete and correct list of all acquisitions undertaken by the Company. Except as set forth in Section 2.26 of the Disclosure Schedule, (i) no such acquisition involved the issuance of stock, options or warrants by the Company, or any continuing material obligations of the Company, (ii) all such acquisitions included the purchase of assets and did not involve a merger or purchase of stock, and (iii) no such acquisition involved the assumption of unknown liabilities by the Company except for liabilities which in the aggregate do not have a Material Adverse Effect.

   2.27 Certain Business Relationships With Affiliates. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company.
Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof.

   2.28 Books and Records. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

   2.29 Accounting and Tax Matters. To the knowledge of the Company, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   2.30 Company Action. The Board of Directors of the Company, by special meeting of the Company's Board of Directors duly held and called, has (a) determined that the Merger is fair and in the best interests of the Company and its stockholders, (b) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (c) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

   2.31 Government Contracts

   (a) The Company has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been threatened or initiated; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). The Company has not been or is now being audited or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States Governmental Entity, or any prime contractor with a Governmental Entity; nor has any such audit or investigation been threatened. There is no valid basis for (i) the suspension or debarment of the Company from bidding on contracts or subcontracts with any Governmental Entity or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

   (b) No basis exists for any of the following with respect to any of its contracts or subcontracts with any Governmental Entity: (i) a Termination for Default (as provided in 48 C.F.R. Ch.1 '52.249-8, 52.249-9 or similar sections), (ii) a Termination for Convenience (as provided in 48. C.F.R. Ch.1 '52,241-1, 52.249-2 or similar sections), or a Stop Work Order (as provided in 48 C.F.R. Ch.1 '52.212-13 or similar sections); and the Company has no reason to believe that funding may not be provided under any contract or subcontract with any Governmental Entity in the upcoming federal fiscal year.

   2.32 Disclosure. The representations and warranties contained in this
Article II, when taken together with the related Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article II, when taken together with the related schedules hereto, not misleading.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

   Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

     3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation.

     3.2 Capitalization. The authorized capitalized stock of the Buyer as of March 31, 1999, is as set forth in the Quarterly Report on Form 10-Q of the Company, as filed with the Securities and Exchange Commission (the "SEC") for the quarter ended March 31, 1999 (the "Quarterly Report on Form 10-Q"). All of the Buyer Common Stock is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of the Transitory Subsidiary consists of 1,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding and held by the Buyer. The common stock of the Transitory Subsidiary represents the only class or series of capital stock of the Transitory Subsidiary entitled to vote on the adoption of this Agreement. Since the date of its incorporation, the Transitory Subsidiary has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement.

     3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate and stockholder action on the part of the Buyer and Transitory Subsidiary (other than approval of the additional shares of Buyer Common Stock by stockholders holding a majority of votes represented by the outstanding Buyer Common Stock). This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

     3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act, any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, the execution and delivery of this Agreement and the agreements provided for herein, and the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby (including the issuance of the Merger Shares), will not
  (a) conflict with or violate any provision of the charter or by-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K and (b) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since

  December 31, 1998 (such reports, together with any amendments or supplements thereto are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsection (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 1998 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All exhibits required to be filed in connection with the Buyer Reports have been filed by the Buyer.

     3.6 Accounting and Tax Matters. To the knowledge of the Buyer, neither the Buyer nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     3.7 Brokers' Fees. Other than the Buyer's obligation to pay the fees of PaineWebber Incorporated, neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.8 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                   COVENANTS

   4.1 Best Efforts. Each of the Parties shall use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation, ensuring that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other parties to consummate the Merger are satisfied. Notwithstanding the foregoing, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or business of the Buyer or any of its Affiliates.

   4.2 Notices and Consents. The Company shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2.4 or Section 2.16 of the Disclosure Schedule). Each of the Buyer and the Transitory Subsidiary shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Buyer or the Transitory Subsidiary, as the case may be, in connection with the transactions contemplated by this Agreement.

   4.3 Stockholder Approval.

   (a) The Company shall hold one or more special meetings of stockholders in accordance with the applicable requirements of the Delaware General Corporation Law and obtain the Requisite Stockholder Approval to enable the Merger to be effective on the Closing Date (determined without regard to the condition to closing that the Requisite Stockholder Approval be obtained). The Buyer shall use its best efforts to obtain, as promptly as practicable, the approval of the issuance of its shares in connection with the Merger by the stockholders of the Buyer at a special meeting of the stockholders of the Buyer, as required by the rules of the Nasdaq Stock Market, in accordance with the applicable requirements of the Delaware General Corporation Law; provided that the Buyer shall have no liability to the Company, any Indemnifying Stockholders (as defined below) or any other person if its stockholders do not approve the issuance of shares of Buyer Common Stock in connection with the Merger, provided that the Buyer is not otherwise in breach of this Agreement. The Buyer shall also engage a proxy solicitation firm to aid the Buyer's efforts to obtain the approval of its stockholders. In connection with obtaining the approval of its stockholders, the Buyer shall prepare, with the assistance and cooperation of the Company, a Registration Statement on Form S-4 (the "S-4 Registration Statement"). The S-4 Registration Statement shall combine a proxy and a prospectus and shall be used for purposes of offering the Merger Shares to the Company Stockholders, solicitating proxies from the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval and soliciting proxies from stockholders of the Buyer for the purposes of obtaining approval of the issuance of its shares in connection with the Merger by the stockholders of the Buyer (such prospectus/proxy statement, together with the accompanying letter to stockholders, notice of meeting and form of proxy shall be referred to herein as the "Prospectus/Proxy Statement"). The Company agrees to fully cooperate with the Buyer in the preparation of the S-4 Registration Statement, and shall, upon request, furnish the Buyer with all information concerning it and its affiliates, directors, officers and stockholders as the Buyer may reasonably request in connection with the preparation of the S-4 Registration Statement. The Company shall prepare the portions of the S-4 Registration Statement relating to the Company including but not limited to the Company's financial information, management of the Company, description of the Company's business, executive compensation of the Company, the recommendation of the Company's Board of Directors, dissenters rights, risk factors relating to the Company, and the Company portions of background of the Merger, reasons for the Merger, interests of certain persons in the Merger, security ownership of certain beneficial owners and management and comparison of stockholder rights.

   (b) The Buyer shall file the S-4 Registration Statement with the SEC and shall, with the assistance of the Company, promptly respond to any SEC comments on the S-4 Registration Statement and shall otherwise use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable. Promptly following such time as the S-4 Registration Statement is declared effective, the Company shall distribute the Prospectus/Proxy Statement to its stockholders and the Buyer shall distribute the Prospectus/Proxy Statement to its stockholders. The Buyer shall comply with all applicable provisions of and rules under the Securities Act and the Exchange Act and state securities laws in the preparation and filing of the S-4 Registration Statement, the offering and issuance of the Merger Shares, the filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the special meeting of stockholders of the Buyer. The Buyer shall also ensure that any S-4 Registration Statement filed by the Buyer does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy and completeness of information relating to the Company or any other information furnished by the Company in writing for inclusion in the S-4 Registration Statement).

   (c) The Company shall ensure that the Prospectus/Proxy Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made, under the circumstances under which it is made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Buyer or furnished by the Buyer in writing for inclusion in the Prospectus/Proxy Statement).

   (d) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the unanimous recommendation of its Board of Directors eligible to vote on such matters that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. Notwithstanding the foregoing, the obligation set forth in the foregoing sentence shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors under applicable law prohibit it from fulfilling the obligations in the foregoing sentence; provided, however, that nothing shall limit the obligation of the Company to otherwise use its best efforts to fulfill all of its obligations under this Agreement, including without limitation, the Company's obligations under Section 4.3(a).

   (e) The Buyer, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the unanimous recommendation of its Board of Directors eligible to vote on such matters that the stockholders of the Buyer vote in favor of the issuance of its shares in connection with the Merger. Notwithstanding the foregoing, the obligation set forth in the foregoing sentence shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors of the Buyer concludes in good faith, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors under applicable law prohibit it from fulfilling the obligations in the foregoing sentence; provided, however, that nothing shall limit the obligation of the Buyer to otherwise use its best efforts to fulfill all of its obligations under this Agreement, including without limitation, the Buyer's obligations under Section 4.3(b).

   4.4 Hart-Scott-Rodino Act. Each of the Parties shall use reasonable efforts to cause any of its stockholders to promptly file any Notification and Report Forms and related material that such stockholders may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and shall use best efforts to cause such stockholders to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

   4.5 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the prior written consent of the
Buyer:

     (a) except as set forth on Section 4.5(a) of the Disclosure Schedule, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, Options or warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, Options or warrants;

     (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

     (c) except as set forth on Section 4.5(c) of the Disclosure Schedule, create, incur or assume any indebtedness not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

     (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
  Section 2.13(l) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

     (e) acquire, sell, lease, encumber or dispose of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

     (f) amend its Certificate of Incorporation or By-laws;

     (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by law or by a generally applicable change in GAAP;

     (h) discharge or satisfy any Lien or pay any obligation or liability other than in the Ordinary Course of Business;

     (i) mortgage or pledge any of its property or assets or subject any such assets to any Lien;

     (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

     (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

     (l) make or commit to make any capital expenditure in excess of $100,000 per expenditure or $750,000 in the aggregate;

     (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in any of the conditions to the Merger set forth in Article V not being satisfied;

     (n) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes;

     (o)  agree in writing or otherwise to take any of the foregoing actions;

     (p) make any material Tax election, provided that the Buyer's consent shall not be unreasonably withheld; or

     (q) hire any new employees for a salary in excess of $100,000 per annum.

   The provisions of this Section 4.5 shall not preclude the Company from using cash on hand to pay, prior to the Closing Date, indebtedness and other amounts constituting Deductible Obligations.

   4.6 Access to Information.

   (a) The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

   (b) Within 15 days after the end of each month ending prior to the Closing, beginning with July 31, 1999, and within 30 days of the end of each fiscal quarter ending prior to the Closing, beginning with June 30, 1999, the Company shall furnish to the Buyer an unaudited income statement for such month and/or quarter, and a balance sheet as of the end of such month and/or quarter, prepared on a basis consistent with the Financial Statements. Financial statements shall present fairly the financial condition and results of operations of the Company as of the date thereof and for the period covered thereby, and shall be consistent with the books and records of the Company.

   4.7 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company or the Company Stockholders in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company or the Company Stockholders of, or a failure by the Company or the Company Stockholders to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any respect or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

   4.8 Exclusivity. The Company shall not, and the Company shall cause each of the Company's officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, or any division of the Company or (b) provide any non-public information concerning the business, properties or assets of the Company to any person or entity (other than the Buyer); provided that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 4.8 or providing any third party with a copy of this Section 4.8. The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.8.

   4.9 Agreement from Certain Affiliates of the Company. Prior to the execution of this Agreement, the Buyer and the Company shall have provided to each other a list of those persons or entities who are Affiliates of the Buyer or the Company, respectively. The Buyer and the Company shall also have provided each other such information and documents as the Company or the Buyer shall have reasonably requested for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. In order to help ensure that the Merger will be accounted for as a "pooling of interests", that the issuance of and any resale of the Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, each of the Company and the Buyer is delivering to each other simultaneously herewith, an Affiliate Agreement, in the form attached hereto as Exhibit B-1 (in the case of Affiliates of the Company) or Exhibit B-2 (in the case of Affiliates of the Buyer) (an "Affiliate Agreement"), executed by each of its Affiliates. The Buyer shall be entitled to place appropriate legends on the certificates evidencing any Merger Shares to be issued to Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Affiliate Agreement.

   4.10 Indemnification.

   (a) The Buyer shall not, for a period of six years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

   (b) From and after the Effective Time, the Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Executives") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

   (c) For a period of six years after the Effective Time, the Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Buyer) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall Buyer or the Surviving Corporation be required to expend in excess of 125% the annual premium currently paid by the Company for such coverage.

   4.11 Listing Merger Shares. The Buyer shall use its best efforts to list the Merger Shares on the Nasdaq National Market.

   4.12 Voting Agreements. Simultaneous with the execution of this Agreement, the Company has caused the Voting Agreement in the form attached hereto as Exhibit C-1 (the "Company Voting Agreement"), to be executed by all officers, directors and holders of 5% or more of the Company's securities, and delivered to the Buyer. The signatories of the Company Voting Agreement represent greater than 90% of the outstanding voting securities of the Company. Simultaneous with the execution of this Agreement, the Buyer has caused the Voting Agreement on the form attached hereto as Exhibit C-2 to be executed by all named executive officers, as identified on the Buyer's most recent Proxy Statement, and directors, and delivered to the Company.

   4.13 Existing Voting Agreement. Pursuant to the Voting Agreement, dated January 2, 1996, by and among the Company and Avi Corfas, B.C. Krishna, Howard Webber, Daniel E. Latham, Julie A. Melbin and Joel Bresler, each of B.C. Krishna, Daniel E. Latham, Julie A. Melbin and Howard Webber (collectively, the "Designated Stockholders") shall irrevocably agree in writing to vote in favor of the adoption of this Agreement and the approval of the Merger, and, therefore, requiring that each other stockholder of the Company that is a party to such agreement vote in accordance with the direction of the majority in number of the Designated Stockholders. The Company has delivered to the Buyer written evidence of the irrevocable vote of the Designated Stockholders simultaneous with the execution of this Agreement.

   4.14 Employment Agreements. Simultaneous with the execution of this Agreement, the Buyer and each of Ronald Matros, Carol Mitchell, Julie A. Melbin, Daniel E. Latham and B.C. Krishna shall execute employment agreements in the form and substance acceptable to Buyer.

   4.15 Section 16. Assuming that the Company delivers to Buyer the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Buyer, or a committee of two or more Non-Employee Directors thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of Buyer Common Stock in exchange for the Company Shares, and of options for Buyer Common Stock upon conversion of the Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of Company Shares held by each such Company Insider and expected to be exchanged for Buyer Common Stock in the Merger, and the number and description of the Options held by each such Company Insider and expected to be converted into options on Buyer Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Buyer and who are listed in the Section 16 Information.

   4.16 [Intentionally omitted.]

   4.17 Funding Commitment. Following the execution of this Agreement, the Company shall use its best efforts to enter into a loan agreement with Silicon Valley Bank documenting a $2,000,000 loan with terms substantially similar to those set forth in the Financing Proposal attached hereto as Exhibit D-1. In addition, the Company and the Buyer shall have entered into a funding commitment in the amount of $1,000,000 as attached hereto as Exhibit D-2. The proceeds of the foregoing loans shall be used to enable the Company to fund its operations in accordance with its existing business plan and to otherwise carry out its business in the Ordinary Course of Business through the Final Date (as defined below).

   4.18 Pooling. The Company and the Buyer shall use their respective best efforts to allow the Buyer to account for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP and in connection therewith the Company and the Buyer shall use their respective best efforts to cause the following to be delivered to the Buyer:

     (a) a letter from PricewaterhouseCoopers LLP, auditors for the Company, in a form reasonably satisfactory to the Buyer, to the effect that the Company is "poolable" for accounting purposes under Accounting Principles Board Opinion No. 16; and

     (b) a letter from Arthur Andersen LLP, auditors for the Buyer, in a form reasonably satisfactory to the Buyer, to the effect that (i) the Buyer is "poolable" for accounting purposes under Accounting Principles Board Opinion No. 16 and (ii) the Buyer may treat the Merger as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16.

   4.19 Reseller Agreement. Following the execution of this Agreement, the Company and the Buyer agree to enter into good faith negotiations to enter into a non-exclusive reseller agreement on industry standard terms with no up-front, prepaid amounts due or minimum requirements, pursuant to which the Buyer will be able to resell the Company's IPS product prior to the Closing.

                                   ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

   5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following condition:

     (a) the authorization of additional shares of Buyer Common Stock shall have received the approval of the stockholders of the Buyer; and

     (b) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

   5.2 Conditions to Obligations of the Buyer and the Transitory
Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

     (a) the number of Dissenting Shares shall not exceed 3% of the number of outstanding Company Shares as of the Effective Time;

     (b) the Company shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in the first sentence of Section 4.2 and which are necessary for the consummation of the Merger and the transactions contemplated hereby or material to the conduct of the Company's business other than the waivers, permits, consents, approvals and authorizations listed in Section 5.2 of the Disclosure Schedule;

     (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a Closing Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement (it being agreed that any materiality qualifications in particular representations and warranties shall be disregarded in determining whether any such inaccuracies would have a Closing Material Adverse Effect for purposes of this Section 5.2(c));

     (d) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

     (e) no action, suit or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Closing Material Adverse Effect on the Company, and no such judgment, order, decree, stipulation or injunction shall be in effect;

     (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 5.1 and clauses (a) through (e) of this Section 5.2 is satisfied in all respects;

     (g) the Buyer and the Transitory Subsidiary shall have received from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, an opinion in the form attached hereto as Exhibit E, addressed to the Buyer and the Transitory Subsidiary and dated as of the Closing Date;

     (h) the Buyer, the Indemnification Representative and the Escrow Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit A and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

     (i) the S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and there shall not be in effect any stop order suspending the effectiveness of the S-4 Registration Statement or any proceeding seeking such a stop order; provided, however, that if the SEC does not permit the Buyer to register shares of Buyer Common Stock issuable to a stockholder of the Company pursuant to the S-4 Registration Statement then the Company is not required to register such shares on the S-4 Registration Statement and the Buyer will instead register the shares of Buyer Common Stock issuable to such stockholder of the Company pursuant to Section 7;

     (j) the Buyer shall have received a letter dated as of a date not more than two days prior to the date that the S-4 Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from PricewaterhouseCoopers LLP, auditors for the Company, addressed to the Buyer in a customary form reasonably satisfactory to the Buyer, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and financial information of the Company included in the S-4 Registration Statement;

     (k) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

     (l) the Buyer shall have received an opinion from Hale and Dorr LLP, counsel to the Buyer and the Transitory Subsidiary, in the form attached hereto as Exhibit F dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Hale and Dorr LLP shall require delivery of and rely upon the representations letters delivered by the Buyer and the Company substantially in the forms of Exhibit G and Exhibit H hereto;

     (m) the monies contemplated by the funding commitment referenced in
  Section 4.18 have been funded to the extent necessary to enable the Company to fund its operations in accordance with its existing business plan and to otherwise carry out its business in the Ordinary Course of Business through the Final Date;

     (n) the Company shall have terminated its 401(k) Plan or shall have amended its 401(k) Plan to exclude all employees other than the employees of the Company; and

     (o) within seven (7) days of the date hereof, the Company shall have caused Silicon Valley Bank to deliver an amendment to their Warrant to Purchase Stock, issued September 25, 1998, which amendment shall be in the form of Section 5.2(o) of the Disclosure Schedule.

   5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

     (a) the representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a Closing Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement (it being agreed that any materiality qualifications in particular representations and warranties shall be disregarded in determining whether any such inaccuracies would have a Closing Material Adverse Effect for purposes of this Section 5.3(a));

     (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

     (c) no action, suit or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Closing Material Adverse Effect on the Buyer, and no such judgment, order, decree, stipulation or injunction shall be in effect;

     (d) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 5.1 and clauses (a) through (c) of this Section 5.3 is satisfied in all respects;

     (e) the Company shall have received from Hale and Dorr LLP, counsel to the Buyer and the Transitory Subsidiary, an opinion in the form attached hereto as Exhibit I addressed to the Company and dated as of the Closing Date;

     (f) the Buyer, the Indemnification Representative and Escrow Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit A and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

     (g) the Merger Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance; and

     (h) the Company shall have received an opinion from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, in the form attached hereto as Exhibit J dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Testa, Hurwitz & Thibeault, LLP, shall require delivery of and rely upon the representations letters delivered by the Buyer and the Company substantially in the forms of Exhibit G and Exhibit H hereto.

                                   ARTICLE VI

                                INDEMNIFICATION

   6.1 Indemnification by the Company Stockholders. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 (the "Indemnifying Stockholders") shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

   (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Certificate delivered pursuant to Section 5.2(f);

   (b) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company; or

   (c) any liability arising out of the matters set forth in Section 2.12(a) of the Disclosure Schedule.

   6.2 Indemnification by the Buyer. The Buyer shall indemnify the Indemnifying Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Stockholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

   6.3 Limitations.

   (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of each of the Indemnifying Stockholders and the Buyer for Damages under this Article VI shall not exceed the fair market value of the Escrow Property (as defined in the Escrow Agreement), as determined in accordance with the Escrow Agreement (or in the case of the aggregate liability of the Buyer, cash equal to the fair market value of the Escrow Property), and (ii) neither the Indemnifying Stockholders nor the Buyer shall be liable under this Article VI unless and until the aggregate Damages for which they or it would otherwise be liable exceed $500,000 (at which point the Indemnifying Stockholders or the Buyer, as the case may be, shall become liable for the aggregate Damages in excess of $500,000); provided that the limitation set forth in clause (ii) above shall not apply to a claim made by the Buyer pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, or 2.3 or a claim made by the Indemnifying Stockholders pursuant to Section 6.2 relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2 and 3.3. For purposes solely of this
Article VI, all representations and warranties of the Company in Article II and of the Buyer in Article III shall be construed as if the term "material" and any reference to "Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

   (b) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties (as defined below) under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement. The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders under this Agreement.

   (c) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

   6.4 Indemnification Claims.

   (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI. Notwithstanding the foregoing, the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. In addition, notwithstanding anything in this Agreement to the contrary, the Buyer shall control the defense of any claim that the Buyer certifies in writing to the Indemnifying Party that the Buyer reasonably believes that the amount of Damages relating to such claim and all other pending claims may exceed the Value (as defined below) in the Escrow Property. If the Indemnifying Party does not so assume control of such defense (or does not have the right to such control), the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

   (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is the Buyer, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

   (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.4(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the five consecutive trading days ending on the Closing Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such five-day period), multiplied by the number of such Escrow Shares.

   (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.4(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).


   (e) Notwithstanding the other provisions of this Section 6.4, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party,
(ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI). If the Indemnified Party exercised its rights pursuant to this Section 6.4(e), it shall advise the Indemnifying Party prior to exercising such right and in good faith seek to solicit the views of the Indemnifying Party with respect to any such matters. Notwithstanding anything in Section 6.1, the payment or satisfaction of any obligation pursuant to this Section 6.4(e) shall not itself evidence the existence or amount of Damages.

   (f) For purposes of this Section 6.4 and the last two sentences of Section 6.5, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section
6.4 or Section 6.5) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.4 or Section 6.5) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

   6.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall, absent fraud, expire on the date one year following the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

   7.1 Registration of Shares.

   (a) For the benefit of the holders of the Company Shares that are unable to have registered shares of Buyer Common Stock included in the S-4 Registration Statement as contemplated by Section 5.2(i) (the "Resale Company Stockholders"), the Buyer agrees to use its best efforts to file with the SEC, on or before 30 days following the Closing Date, a registration statement on Form S-3 covering the resale to the public by the Resale Company Stockholders of the Merger Shares (the "Stockholder Registration Statement"). The Buyer shall use its best efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof and to remain effective until the second anniversary of the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement (the "Registered Shares") have been sold pursuant thereto (the "Effective Period").

   (b) (i) The Buyer shall promptly notify the Resale Company Stockholders of the issuance by the SEC of any stop order suspending the effectiveness of the Stockholder Registration Statement or the initiation of any proceedings for that purpose. The Buyer shall use its best efforts to obtain the withdrawal of any such stop order. In the event of any stop order suspending the effectiveness of the Stockholder Registration Statement, the Buyer shall be required to keep the Stockholder Registration Statement effective until the earlier of (A) such time as all Stockholder Registered Shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Stockholder Registration Statement or (B) the period required by Section 7.1(a) above plus an extended period equal to the number of days during which any such suspension was in effect.

   (ii) Notwithstanding anything to the contrary set forth in this Agreement, the Buyer's obligations under this Article VII to file the Stockholder Registration Statement and to use its best efforts to cause the Stockholder Registration Statement to become and remain effective (and the right of the Resale Company Stockholders to use the prospectus contained therein) shall be suspended for two periods not to exceed 90 days each in any twelve month period in the event and during such period as the Buyer determines that the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any other event) would require additional disclosure of material information by the Buyer in the Stockholder Registration Statement the confidentiality of which the Buyer has a business purpose to preserve or which fact or event would render the Buyer unable to comply with SEC requirements (in either case, a "Suspension Event"). The suspension of the Buyer's obligations in accordance with the preceding sentence shall not exist for any longer period of time than such suspension exists for other similarly restricted stockholders of the Buyer. The Buyer shall notify the Resale Company Stockholders promptly in writing of the existence of any Suspension Event. In the case of any Suspension Event occurring prior to and delaying the filing of the Stockholder Registration Statement, the Buyer shall file the Stockholder Registration Statement as soon as practicable after the conclusion of the Suspension Event. In the case of any Suspension Event occurring after effectiveness of the Stockholder Registration Statement, the Buyer shall still be required to keep the Stockholder Registration Statement effective until the earlier of (i) such time as all of the Registered Shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Stockholder Registration Statement or (ii) the period required by Section 7.1(a) above.

   (iii) Following the effectiveness of the Stockholder Registration Statement, each of the Resale Company Stockholders agrees that it will not effect any sales of the Registered Shares offered thereby at any time after it has received notice from the Buyer to suspend sales as a result of a stop order or the occurrence or existence of any Suspension Event. The Resale Company Stockholders may recommence effecting sales of the Registered Shares offered thereby following further notice to such effect from the Buyer, which notice shall be give by the Buyer promptly after the withdrawal of any stop order or the conclusion of any such Suspensions Event.

   (iv) Upon the effectiveness of the Stockholder Registration Statement, the Buyer shall, as promptly as practicable, furnish to each of the Resale Company Stockholders such number of conformed copies of the

Stockholder Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the Stockholder Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Resale Company Stockholders may reasonably request in order to facilitate the public sale or other disposition of the Registered Shares owned by the Resale Company Stockholders.

   (v) The Buyer shall use its reasonable efforts to register or qualify all Registered Shares covered by the Stockholder Registration Statement under such other securities laws or "blue sky" laws of such jurisdictions as the Resale Company Stockholders shall reasonably request, to keep such registrations or qualifications in effect for so long as the Stockholder Registration Statement remains in effect and to take any other action which may be reasonably necessary or advisable to enable the Resale Company Stockholders to consummate the disposition in such jurisdictions of the Registered Shares owned by such Resale Company Stockholders; provided, however, that the Buyer shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subparagraph
(v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

   7.2 Registration Procedures.

   (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Resale Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act. Subject to Section 7.1 hereof, the Buyer shall prepare and file with the SEC such amendments and supplements to the Stockholder Registration Statement and the prospectus used in connection such Stockholder Registration Statement as may be reasonably necessary to keep such Stockholder Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registered Shares until the earlier of (i) such time as all such Registered Shares have been disposed of or (ii) the expiration of the Effective Period. The Buyer shall furnish to each Resale Company Stockholder a copy of any amendment or supplement to such Stockholder Registration Statement or prospectus prior to filing the same with the SEC, and shall not file any such amendment or supplement to which any such requesting Resale Company Stockholder shall reasonably have objected to in writing prior to the filing thereof on the grounds that such amendment or supplement contains a material inaccuracy with respect to the description of such Resale Company Stockholder.

   (b) If the Buyer has delivered preliminary or final prospectuses to the Resale Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in Section 7.2(a) hereof, the Buyer shall promptly notify the Resale Company Stockholders and, if requested by the Buyer, the Resale Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Resale Company Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Resale Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

   (c) The Buyer shall furnish to each requesting Resale Company Stockholder such number of conformed copies of the Stockholder Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Stockholder Registration Statement (including each preliminary prospectus) and such number of documents, if any, incorporated by reference in such Stockholder Registration Statement or prospectus, as such requesting Resale Company Stockholder may reasonably request.

   (d) The Buyer shall use its best efforts to register or qualify the Registered Shares under the securities or "blue sky" laws of such states as the Resale Company Stockholders shall reasonably request; provided, however, that the Buyer shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

    (e) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer and fees and expenses of one counsel selected by the Resale Company Stockholders up to $7,500, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any additional counsel retained by Resale Company Stockholders.

   7.3 Requirements of Resale Company Stockholders. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

      (a) the Resale Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Resale Company Stockholder and the proposed sale of Merger Shares by such Resale Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

      (b) such Resale Company Stockholder shall have provided to the Buyer its written agreement:

        (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Resale Company Stockholder furnished pursuant to this Section 7.3; and

         (ii) to promptly report to the Buyer sales made pursuant to the Stockholder Registration Statement.

   7.4 Indemnification. The Buyer agrees to indemnify and hold harmless each Resale Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Resale Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to the Buyer by or on behalf of a Resale Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.4.

   7.5 Rule 144. The Buyer shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), regarding the availability of current public information to the extent required to enable each Resale Company Stockholder to sell Merger Shares without registration under the Securities Act pursuant to the resale provision of Rule 144 (or any similar rule or regulation). Upon the request of a Resale Company Stockholder, the Buyer will deliver to such Resale Company Stockholder a written statement as to whether it has complied with such requirements and, upon a Resale Company Stockholder's compliance with the applicable provision of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Merger Shares properly requested by such Resale Company Stockholder, in accordance with the terms and conditions of Rule 144.

   7.6 Assignment of Rights. A Resale Company Stockholder may not assign any of his or her rights under this Article VII except in connection with the transfer of some or all of his or her Merger Shares to a child or spouse, or trust for their benefit, or to a partner, stockholder, member or affiliate of such Resale Company Stockholder, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

                                  ARTICLE VIII

                                  TERMINATION

   8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time as provided below:

      (a) the Parties may terminate this Agreement by mutual written consent;

      (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

      (c) the Buyer may terminate this Agreement by giving written notice to the Company prior to 5:00 p.m., Boston time, on January 7, 2000 (the "Final Date"), if the Closing shall not have occurred on or before the Final Date by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

      (d) the Company may terminate this Agreement by giving written notice to the Buyer prior to 5:00 p.m., Boston time, on the Final Date, if the Closing shall not have occurred on or before the Final Date by reason of the failure of any condition precedent under Section 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement);

      (e) any Party may terminate this Agreement by giving written notice to the other Parties if the Buyer does not receive the approval of its stockholders to consummate the merger as provided in Section 4.3(d) at the meeting called for such purpose (including any adjournments thereof); or

      (f) in the event that after the execution of this Agreement and before the Final Date (i) (A) the Buyer enters into an agreement or letter of intent with a third-party to sell the Buyer to such third-party (through a merger or otherwise) and as a result (I) the Board of Directors withdraws or withholds its recommendation to stockholders to vote in favor of the issuance of shares in connection with the Merger and (II) the vote of the stockholders of Buyer is not obtained or (B) a tender offer is made for the purchase of at least 80% of the outstanding securities of the Buyer by a person or group that recommends to the stockholders of the Buyer to vote against the issuance of shares in connection with the Merger or otherwise conditions such offer on the Merger not being consummated and such tender offer is successful or (C) over 30% of the outstanding securities of the Buyer are purchased by a third-party, such third-party votes against the issuance of shares of the Buyer in connection with the Merger at the Buyer's meeting of stockholders called for such purpose and the vote of the stockholders of Buyer is not obtained and (ii) all of the other conditions to closing of the Buyer set forth in Sections 5.2(b), (c), (d) and (e) of this Agreement have been satisfied and the Company is not otherwise in breach of this Agreement, or in the event that after the execution of this Agreement and before the Final Date the Company terminates this Agreement which it shall have the right to do under any of the circumstances described above, then upon the closing of such sale, tender offer or other transaction by Buyer, the Buyer shall pay cash to the Company in the amount of $5,000,000. In such event the Buyer shall have no further liability to the Company.

     8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                   ARTICLE IX

                                  DEFINITIONS

   For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                     Section
------------                     -------
ADR Procedure                    6.4(d)
ADR Service                      6.4(d)
Affiliate Agreement              4.9
Affiliates                       2.14(a)(ix)
Agreed Amount                    6.4(c)
Annual Financial Statements      2.7
Bank Agreements                  2.4(b)
Best efforts                     1.11(c)
Buyer                            Introduction
Buyer Common Stock               1.5(a)
Buyer Reports                    3.5
CERCLA                           2.21(g)
Certificate                      1.7(a)
Certificate of Merger            1.1
Claimed Amount                   6.4(b)
Claim Notice                     6.4(b)
Closing                          1.2
Closing Date                     1.2
Closing Material Adverse Effect  2.1
Code                             1.11(a)
Common Shares                    1.5(a)
Common Conversion Ratio          1.5(c)
Company                          Introduction
Company Insiders                 4.16
Company Intellectual Property    2.19(a)
Company Plans                    2.13(a)
Company Shares                   1.5(b)
Company Stockholders             1.5(c)
Company Voting Agreement         4.12
Controlling Party                6.4(a)
Customer Deliverables            2.19(a)
Damages                          6.1
Deductible Obligations           1.5(c)
Designated Stockholders          4.13
Disclosure Schedule              Article II
Disclosure Statement             4.3(a)
Dispute                          6.4(c)
Dissenting Shares                1.6(a)
Effective Period                 7.1(a)
Effective Time                   1.1
Employee Benefit Plan            2.13(a)
Enforceability Exceptions        2.2
Environmental Law                2.21(g)
ERISA                            2.13(a)

Defined Term                        Section
------------                        -------
Escrow Agreement                    1.3
Escrow Agent                        1.3
Escrow Shares                       1.5(c)
Exchange Act                        2.4(a)
Expected Claim Notice               6.5
Final Date                          8.1(c)
Financial Statements                2.7
GAAP                                2.7
Governmental Entity                 2.4(a)
HSR Act                             2.4(a)
Indemnification Representative      1.3
Indemnified Executives              4.10(b)
Indemnified Party                   6.4(a)
Indemnifying Party                  6.4(a)
Indemnifying Stockholders           6.1
Initial Shares                      1.5(c)
Intellectual Property               2.19(a)
Interim Financial Statements        2.7
Internal Systems                    2.19(a)
Lien                                2.5
Material Adverse Effect             2.1
Materials of Environmental Concern  2.21(h)
Merger                              1.1
Merger Shares                       1.5(c)
Non-controlling Party               6.4(a)
Options                             1.11(a)
Ordinary Course of Business         2.8(a)
Party                               Introduction
Permit                              2.15
Person                              2.4(b)
Preferred Conversion Ratio          1.5(c)
Preferred Shares                    1.5(d)
Prospectus/Proxy Statement          4.3(a)
Purchase Price                      1.5(c)
Quarterly Report on Form 10-Q       3.2
RCRA                                2.21(g)
Registered Shares                   7.1(a)
Requisite Stockholder Approval      2.2
Resale Company Stockholders         7.1(a)
Response                            6.4(c)
S-4 Registration Statement          4.3(a)
SEC                                 3.2
Section 16 Information              4.16
Securities Act                      1.11(c)
Series A Preferred Stock            1.5(b)
Series B Preferred Stock            1.5(b)
Series C Preferred Stock            1.5(b)
Series D Preferred Stock            1.5(b)
Software                            2.19(e)
Stockholder Registration Statement  7.1(a)
Surviving Corporation               1.1

Defined Term           Section
------------           -------
Suspension Event       7.1(b)(ii)
Taxes                  2.12(a)
Tax Returns            2.12(a)
Termination Date       6.5
Transitory Subsidiary  Introduction
Value                  6.4(c)
Warrants               1.11(d)
Year 2000 Compliant    2.19(i)

                                   ARTICLE X

                                 MISCELLANEOUS

   10.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall consult with the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure); provided further that following the Effective Time, the Buyer may issue any press release or make public disclosure relating to the subject matter of this Agreement without the consent of the other Parties.

   10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Consideration, Article VI concerning indemnification and Article VII concerning registration rights are intended for the benefit of the Company Stockholders and (b) the provisions of
Section 4.11 concerning indemnification are intended for the benefit of the individuals specified therein.

   10.3 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents referred to herein, constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

   10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

   10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

   10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

   If to the Company:                      Copy to:

   FutureTense, Inc.                       Testa, Hurwitz & Thibeault, LLP
   43 Nagog Park                           125 High Street
   Acton, MA 01720                         Boston, MA 02110
   Attn: Mr. Ronald Matros and             Attn: Mark J. Macenka, Esq.
    Mr. Paul Hallee

   If to the Buyer:                        Copy to:

   Open Market, Inc.                       Hale and Dorr LLP
   One Wayside Road                        60 State Street
   Burlington, MA 01803                    Boston, MA 02109
   Attn: Mr. Gary Eichhorn and             Attn: Jeffrey N. Carp, Esq.
         Mr. Paul Esdale

   If to the Transitory Subsidiary:        Copy to:

   OM/SA Acquisition Corporation           Hale and Dorr LLP
   c/o Open Market, Inc.                   60 State Street
   One Wayside Road                        Boston, MA 02109
   Burlington, MA 01803                    Attn: Jeffrey N. Carp, Esq.
   Attn: Mr. Gary Eichhorn and
         Mr. Paul Esdale

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

   10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts without giving effect to any choice of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

   10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

   10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

   10.11 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 10.12), in addition to any other remedy to which it may be entitled, at law or in equity.

   10.12 Submission to Jurisdiction. Each of the Parties (a) submits to the nonexclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, and (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

   10.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

   10.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 [Remainder of page intentionally left blank.]

   IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          Open Market, Inc.

                                             /s/ Gary Eichhorn
                                          By: _________________________________
                                             Gary Eichhorn
                                             President and Chief Executive
                                             Officer

                                          OM/SA Acquisition Corporation

                                             /s/ Gary Eichhorn
                                          By: _________________________________
                                             Gary Eichhorn
                                             President and Chief Executive
                                             Officer

                                          FutureTense, Inc.

                                             /s/ Ronald Matros
                                          By: _________________________________
                                             Ronald Matros
                                             President and Chief Executive
                                             Officer

                                                                         ANNEX B

July 13, 1999

Confidential

Board of Directors
Open Market, Inc.
1 Wayside Road
Burlington, MA 01803

Gentlemen:

   Open Market, Inc. ("Open Market") and FutureTense, Inc. ("FutureTense") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which FutureTense will be merged with and into a wholly-owned subsidiary of Open Market (the "Merger"). Under the terms of the proposed Merger, the holders of FutureTense common stock, preferred stock, stock options and warrants will receive, in the aggregate, not more than, 9.6 million shares (including options) of Open Market's common stock (the "Consideration"). The Consideration will be increased in accordance with the Agreement by the aggregate exercise price of options and warrants assumed by Open Market in the Merger and will be reduced by the Deductible Obligations, as defined in the Agreement. The Merger is expected to be considered by the Shareholders of Open Market at a special meeting and consummated shortly thereafter.

   You have asked us whether or not, in our opinion, the proposed Consideration to be paid by Open Market pursuant to the Merger is fair, from a financial point of view, to Open Market.

   In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed Open Market's Annual Reports, Forms 10-K and related financial information for the two fiscal years ended December 31, 1998 and Open Market's Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

  (2) Reviewed certain information, including financial forecasts for fiscal years 1999 and 2000, relating to the business, earnings, cash flow, assets and prospects of FutureTense and Open Market, furnished to us by FutureTense and Open Market, respectively;

  (3) Conducted discussions with members of senior management of FutureTense and Open Market concerning their respective businesses and prospects;

  (4) Reviewed the historical market prices and trading activity for Open Market's common stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

  (5) Compared the financial position and results of operations of FutureTense and Open Market with that of certain companies which we deemed to be relevant;

  (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

  (7) Considered the pro forma effect of the Merger on Open Market's capitalization ratios and earnings, revenue and cash flow per share;

  (8) Reviewed a draft of the Agreement and Plan of Merger dated July 11, 1999; and

  (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have relied on the accuracy and completeness of all information publicly available, supplied or otherwise communicated to us by FutureTense and Open Market, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Open Market and FutureTense as to the future performance of Open Market and FutureTense, respectively. We have also relied upon assurances of the management of Open Market and FutureTense that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not been engaged to make, and have not made, any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Open Market or FutureTense nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that (i) the Merger will be a tax-free reorganization and (ii) any material liabilities (contingent or otherwise, known or unknown) of Open Market and FutureTense are as set forth in the consolidated financial statements of Open Market and FutureTense, respectively. Our opinion is based on economic, monetary and market conditions existing on the date hereof. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the shareholders of FutureTense may trade at any time.

   This opinion is directed to the Board of Directors of Open Market and does not constitute a recommendation to any shareholder of Open Market as to how any such shareholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of Open Market as alternatives to the Merger or the decision of the Board of Directors of Open Market to proceed with the Merger.

   In the ordinary course of business, PaineWebber Incorporated may trade in the securities of Open Market for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

   PaineWebber Incorporated is currently acting as financial advisor to Open Market in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking and other financial services to Open Market and have received fees for rendering these services.

   On the basis of, and subject to the foregoing, we are of the opinion that the proposed Consideration to be paid by Open Market in the Merger is fair, from a financial point of view, to Open Market.

   This opinion has been prepared for the information of the Board of Directors of Open Market in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the work "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

   Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   The Registrant's By-laws generally allow indemnification of officers and directors to the fullest extent permitted by law.

   The Registrant has agreed that it will, and will cause OM/SA Acquisition Corporation to indemnify each present and former director and officer of FutureTense to the fullest extent permitted by law.

   The Registrant has obtained directors' and officers' liability insurance coverage from National Union Fire Insurance Company (Primary Policy); Lloyds of London (First Excess Policy); and Old Republic Insurance Company (Second Excess Policy). The policy covers up to $15,000,000 for each claim during each policy year subject to a retention of $175,000 per claim under Securities laws and $100,000 per claim for all other claims.

   Pursuant to Section 4.10 of the Merger Agreement, the Registrant, for a period of six years after the effective time of the Merger, has agreed to cause OM/SA Acquisition Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons currently covered by FutureTense's director and officer liability insurance policy with coverage in amount and scope at least as favorable to such persons as FutureTense's existing coverage with certain limitations. See "The Merger Agreement--Director and Officer Indemnification."

Item 21. Exhibits and Financial Statement Schedules.

(a)      Exhibits
2.1(1)   Agreement and Plan of Merger, dated as of July 14, 1999, by and among the Registrant, OM/SA
         Acquisition Corporation and FutureTense, Inc.
2.2*     Form of Escrow Agreement to be entered into by and among the Registrant, Jarrett Collins, as representative of the stockholders of FutureTense, Inc., and State Street Bank & Trust Company.
3.1      Amended and Restated Certificate of Incorporation of the Registrant, as amended to date.
3.2(2)   Amended and Restated By-laws of the Registrant, as amended to date.
4.1(2)   Specimen certificate for shares of common stock, $.001 par value per share, of the Registrant.
4.2(3)   Form of Rights Certificate.
4.3(3)   Rights Agreement, dated as of January 26, 1998, between the Registrant and BankBoston N.A., as Rights Agent.
4.4(4)   Amendment No. 1, dated February 17, 1999, to Rights Agreement, dated as of January 26, 1998, between the Registrant and BankBoston N.A., as Rights Agent.
5.1      Opinion of Hale and Dorr LLP.
8.1      Opinion of Hale and Dorr LLP as to tax matters.
8.2      Opinion of Testa, Hurwitz & Thibeault LLP as to tax matters.
21.1(5)  Subsidiaries of the Registrant.
23.1     Consent of Hale and Dorr LLP (included in Exhibits 5.1 and 8.1).
23.2     Consent of Arthur Andersen LLP.
23.3     Consent of PricewaterhouseCoopers LLP.
23.4     Consent of Testa, Hurwitz & Thibeault LLP (included in Exhibit 8.2).
24.1*    Power of Attorney with respect to the Registrant.
99.1(6)  Consent of PaineWebber Incorporated.
99.2     Form of Proxy Card of the Registrant.
99.3*    Form of Proxy Card of FutureTense, Inc.

--------

* Previously filed.
(1) Attached as Annex A to the Joint Proxy Statement/Prospectus.
(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-03340).
(3) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 26, 1998.
(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated February 17, 1999.
(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
(6) Attached as Annex B to the Joint Proxy Statement/Prospectus.

(b) Financial Statement Schedules

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.

Item 22. Undertakings.

   A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statements.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The Registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. The Registrant hereby undertakes as follows:

      (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   E. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This included information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

   F. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts on the 2nd day of September, 1999.

                                          Open Market, Inc.

                                          By:     /s/ Gary B. Eichhorn
                                             ----------------------------------
                                                      Gary B. Eichhorn
                                                 President and Chief Executive
                                                 Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                      Title                      Date
     ---------                      -----                      ----
/s/ Gary B. Eichhorn  President, Chief Executive Officer September 2, 1999
____________________  and Director
  Gary B. Eichhorn

/s/ Betty J. Savage   Vice President and Chief           September 2, 1999
____________________  Financial Officer
  Betty J. Savage     (Principal Financial Officer)

/s/ Annmarie Russell  Director of Finance                September 2, 1999
____________________  (Principal Accounting Officer)
  Annmarie Russell

   Gulrez Arshad*     Director                           September 2, 1999
____________________
   Gulrez Arshad

Thomas H. Bruggere*   Director                           September 2, 1999
____________________
 Thomas H. Bruggere
   Shikhar Ghosh*     Director                           September 2, 1999
____________________
   Shikhar Ghosh

 William S. Kaiser*   Director                           September 2, 1999
____________________
 William S. Kaiser

  Eugene F. Quinn*    Director                           September 2, 1999
____________________
  Eugene F. Quinn

*By:  /s/ Gary B. Eichhorn
  ------------------------------

       Gary B. Eichhorn

       Attorney-in-Fact

      September 2, 1999

                                 EXHIBIT INDEX

 2.1(1)  Agreement and Plan of Merger, dated as of July 14, 1999, by and among the Registrant, OM/SA
         Acquisition Corporation and FutureTense, Inc.
 2.2*    Form of Escrow Agreement to be entered into by and among the
         Registrant, Jarrett Collins, as representative of the stockholders of
         FutureTense, Inc., and State Street Bank & Trust Company.
 3.1     Amended and Restated Certificate of Incorporation of the Registrant,
         as amended to date.
 3.2(2)  Amended and Restated By-laws of the Registrant, as amended to date.
 4.1(2)  Specimen certificate for shares of common stock, $.001 par value per share, of the Registrant.
 4.2(3)  Form of Rights Certificate.
 4.3(3)  Rights Agreement, dated as of January 26, 1998, between the Registrant and BankBoston N.A., as
         Rights Agent.
 4.4(4)  Amendment No. 1, dated February 17, 1999, to the Rights Agreement dated as of January 26, 1998,
         between the Registrant and BankBoston N.A., as Rights Agent.
 5.1     Opinion of Hale and Dorr LLP.
 8.1     Opinion of Hale and Dorr LLP as to tax matters.
 8.2     Opinion of Testa, Hurwitz & Thibeault LLP as to tax matters.
 21.(5)  Subsidiaries of the Registrant.
 23.1    Consent of Hale and Dorr LLP (included in Exhibits 5.1 and 8.1).
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of PricewaterhouseCoopers LLP.
 23.4    Consent of Testa, Hurwitz & Thibeault LLP (included in Exhibit 8.2).
 24.1*   Power of Attorney with respect to the Registrant.
 99.1(6) Consent of PaineWebber Incorporated.
 99.2    Form of Proxy Card of the Registrant.
 99.3*   Form of Proxy Card of FutureTense, Inc.

--------

*  Previously filed.
(1)Attached as Annex A to the Joint Proxy Statement/Prospectus.
(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-03340).
(3)Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 26, 1998.
(4)Incorporated by reference from the Registrant's Current Report on Form 8-K dated February 17, 1999
(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
(6)Attached as Annex B to the Joint Proxy Statement/Prospectus.